           As filed with the Securities and Exchange Commission on May 26, 1999

                                                      Registration No. 333-73455
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                        PRE-EFFECTIVE AMENDMENT NO. 4 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                      STUDENT LOAN FUNDING 1998 - A/B TRUST
                                    (Issuer)

                            STUDENT LOAN FUNDING LLC
                                   (Depositor)
             (Exact name of registrant as specified in its charter)

        Delaware                              6159                31-1599686
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                        ONE WEST FOURTH STREET, SUITE 210
                             CINCINNATI, OHIO 45202
                                 (513) 763-4415
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           MICHAEL H. SHAUT, PRESIDENT
                        ONE WEST FOURTH STREET, SUITE 210
                             CINCINNATI, OHIO 45202
                    (513) 352-4300   (513) 763-4340 (TELECOPY)

       (Name, address, including zip code and telephone number, including area code, of agent for service)

COPIES TO: ROBERT A. SELAK              AND TO: PAUL F. SEFCOVIC
           THOMPSON HINE & FLORY LLP            SQUIRE, SANDERS & DEMPSEY L.L.P.
           312 WALNUT STREET, SUITE 1400        41 SOUTH HIGH STREET, SUITE 1300
           CINCINNATI, OHIO 45202               COLUMBUS, OHIO 43215
           (513) 352-6700                       (614) 365-2700
           (513) 241-4771 (TELECOPY)            (614) 365-2499 (TELECOPY)



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                            ------------------------
     If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

                         CALCULATION OF REGISTRATION FEE

                                                                                                               Amount of
Title of Each Class of Securities  Amount to be        Proposed Maximum            Proposed Maximum          Registration
         Being Registered          Registered(1)   Offering Price Per Unit     Aggregate Offering Price        Fee(2)(3)
-----------------------------------------------------------------------------------------------------------------------------
Series 1998A1-3 Notes              $385,000,000              100%                    $385,000,000              $107,030
-----------------------------------------------------------------------------------------------------------------------------
Series 1998A1-4 Notes               $93,300,000              100%                     $93,300,000               $25,937
-----------------------------------------------------------------------------------------------------------------------------
Series 1998A1-5 Notes               $90,000,000              100%                     $90,000,000               $25,020
-----------------------------------------------------------------------------------------------------------------------------
Series 1998A1-6 Notes               $90,000,000              100%                     $90,000,000               $25,020
-----------------------------------------------------------------------------------------------------------------------------
Series 1998B1-3 Notes               $54,500,000              100%                     $54,500,000               $15,151
-----------------------------------------------------------------------------------------------------------------------------

(1)  Equals the aggregate principal amount of the securities being registered.
(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being offered.
(3)  Previously paid.

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON THIS DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE UNDER SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THIS DATE AS THE SEC, ACTING UNDER SAID SECTION 8(A), MAY DETERMINE.

                                   Prospectus

                      STUDENT LOAN FUNDING 1998 - A/B TRUST
                                    (ISSUER)

                                OFFER TO EXCHANGE


$365,036,478.23 Senior Asset-Backed Notes, Series 1998A1-3 (LIBOR Floating
Rate)

$93,300,000 Senior Asset-Backed Callable Notes, Series 1998A1-4 (Auction Rate)

$90,000,000 Senior Asset-Backed Callable Notes, Series 1998A1-5 (Auction Rate)

$90,000,000 Senior Asset-Backed Callable Notes, Series 1998A1-6 (Auction Rate)

$54,500,000 Subordinate Asset-Backed Notes, Series 1998B1-3 (Fixed Rate)



      for similarly titled notes issued by the issuer on December 22, 1998.


--------------------------------------------------------------------------------

         The notes are payable solely from the financed student loans and other assets of the trust.

         The principal amount of the notes, at March 31, 1999, exceeds the sum of principal and accrued interest on the financed student loans and other assets pledged to secure the notes by approximately $13,598,000.

         In some cases, holders of auction rate notes may be required to tender their notes for purchase.


--------------------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 18 OF THIS PROSPECTUS FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE DECIDING TO PARTICIPATE IN THE EXCHANGE OFFER OR TO PURCHASE NOTES IN RESALES BY BROKER-DEALERS.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW NOTES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------


                    The dealer manager for the exchange offer is:

                            SALOMON SMITH BARNEY INC.

--------------------------------------------------------------------------------

                  The date of this prospectus is May 26, 1999.

                                TABLE OF CONTENTS

Prospectus Summary.................................................................................5
Risk Factors......................................................................................19
Where You Can Find More Information...............................................................30
The Issuer....................................................................................... 30
      The Trust.................................................................................. 30
      Co-owner Trustee............................................................................32
      Owner Trustee...............................................................................32
      The Administrator and Master Servicer.......................................................32
The Depositor.....................................................................................34
Use of Proceeds...................................................................................38
The Exchange Offer............................................................................... 38
      Purpose of the Exchange Offer.............................................................. 38
      Effect of the Exchange Offer................................................................39
      Terms of the Exchange Offer.................................................................39
      Expiration Date; Extensions; Amendments.....................................................40
      Procedures for Tendering....................................................................41
      Acceptance of Old Notes for Exchange; Delivery of New Notes.................................43
      Guaranteed Delivery Procedures..............................................................44
      Withdrawal of Tenders.......................................................................44
      Conditions to the Exchange Offer............................................................45
The Financed Student Loans........................................................................47
Transfer and Sale Agreement.......................................................................53
      Conveyance of Financed Student Loans; Representations and Warranties........................53
Maturity and Prepayment Considerations............................................................55
Description of the FFEL Program...................................................................58
      Loan Terms..................................................................................62
      Contracts with Guarantee Agencies...........................................................71
Servicing.........................................................................................76
      Master Servicer.............................................................................81
The Guarantee Agencies........................................................................... 84
      Guarantee Agency Information................................................................99
Description of the New Notes.....................................................................100
      Interest...................................................................................103
      Determination of LIBOR.....................................................................104
      Determination of the Auction Rate..........................................................104
      Auction Procedures.........................................................................108
      Specific Limitations on Determinations of Auction Rate.....................................108
      Auction Period Adjustment..................................................................108
      Auction Period Conversion of and Mandatory Tender of the Auction Rate Notes................108
      Principal..................................................................................109
      Book-entry Registration....................................................................109
Redemption...................................................................................... 115
Security for the Notes.......................................................................... 117
      The Trust................................................................................. 117
      Subordination of the Series B-3 Notes..................................................... 118
      Reserve Fund.............................................................................. 118
      Interest Rate Exchange Agreements......................................................... 119
The Indenture................................................................................... 119
      Indenture Trustee......................................................................... 119
      Eligible Lender Trustee................................................................... 120
      Reports to Holders........................................................................ 120
      Acquisition Fund.......................................................................... 122
      Student Loan Portfolio Fund............................................................... 123
      Collection Fund........................................................................... 123
      Reserve Fund.............................................................................. 129


      Events of Default......................................................................... 132
      Amendment and Supplemental Indentures..................................................... 137
Federal Income Tax Consequences................................................................. 141
      Characterization of the Notes as Indebtedness............................................. 142
      Characterization of the Trust..............................................................144
      Original Issue Discount................................................................... 147
      Market Discount........................................................................... 149
      Gain or Loss or Disposition................................................................150
      Backup Withholding, Foreign Holders, and Other Tax Matters................................ 151
State Tax Considerations........................................................................ 151
ERISA Considerations.............................................................................151
Legal Matters................................................................................... 151
Rating.......................................................................................... 152
Plan of Distribution............................................................................ 152


                            ------------------------


         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

         THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF THE DATE ON THE FRONT COVER. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

                               PROSPECTUS SUMMARY


THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION ABOUT THE EXCHANGE OFFER AND THE NEW NOTES AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU FIND IMPORTANT IN MAKING YOUR DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. THIS PROSPECTUS CONTAINS MORE DETAILED TERMS ABOUT THE EXCHANGE OFFER AND THE NEW NOTES BEING OFFERED TO YOU, AS WELL AS SELECTED BUSINESS INFORMATION AND FINANCIAL DATA. YOU ARE STRONGLY ENCOURAGED TO READ THIS ENTIRE PROSPECTUS BEFORE DECIDING WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.




                               THE EXCHANGE OFFER

You are entitled to exchange your old notes for new notes that have been registered under the Securities Act. The new notes will have the same terms as the old notes that you currently hold, except that the new notes will be registered under the 1933 securities act and will not have registration rights. The new notes will be backed by the same pool of financed student loans as the old notes. Following the exchange offer, any old notes held by you that are not exchanged will continue to have the existing restrictions on their transfer, and we will have no further obligation to register your old notes under the 1933 securities act.

Student Loan Funding LLC entered into a registration rights agreement with the initial purchasers of the old notes. Student Loan Funding LLC, as the depositor, formed the issuer as a common law trust. Subsequently, the depositor sold the financed student loans, eligible investments and some accounts to the issuer and the issuer assumed all of the depositor's obligations under the indenture, the registration rights agreement and the old notes. Under the registration rights agreement, the issuer as the successor to the depositor's obligations, is required to deliver this prospectus to you and to file a registration statement with the SEC to register the new notes. You should read the discussion under the heading "The Exchange Offer" for more detailed information about the exchange offer and resales of the new notes. You should also read the discussion under the headings "Prospectus Summary - Summary of Terms of the New Notes" for further information regarding the new notes.

                         SUMMARY OF THE EXCHANGE OFFER

THE DEPOSITOR . . . . . . . . . . . . . . .Student Loan Funding LLC

THE ISSUER . . . . . . . . . . . . . . . . Student Loan Funding 1998-A/B Trust

SECURITIES OFFERED . . . . . . . . . . . . $365,031,478.23 in principal amount of Senior Asset-Backed Notes, Series
                                           1998A1-3 (LIBOR Floating Rate)

                                           $93,300,000 in principal amount of
                                           Senior Asset-Backed Callable Notes,
                                           Series 1998A1-4 (Auction Rate)

                                           $90,000,000 in principal amount of
                                           Senior Asset-Backed Callable Notes,
                                           Series 1998A1-5 (Auction Rate)

                                           $90,000,000 in principal amount of
                                           Senior Asset-Backed Callable Notes,
                                           Series 1998A1-6 (Auction Rate)

                                           $54,500,000 in principal amount of
                                           Subordinate Asset-Backed Notes,
                                           Series 1998B1-3 (Fixed Rate)

                                           All of the financed student loans are
                                           FFELP loans guaranteed by guarantee
                                           agencies. The guarantee agencies that
                                           collectively guarantee more than 99%
                                           of the aggregate loan balances of the
                                           initial pool of financed student
                                           loans are the following:

                                             -  Florida Department of Education,
                                                Office of Student Financial
                                                Assistance

                                             -  Georgia Higher Education
                                                Assistance Corporation

                                             -  United Student Aid Funds, Inc.

                                             -  Kentucky Higher Education
                                                Assistance Authority

                                             -  Great Lakes Higher Education
                                                Guaranty Corporation

REGISTRATION RIGHTS AGREEMENT . . . . . . .Student Loan Funding LLC sold the old notes to the initial purchasers on
                                           December 18, 1998 in a private
                                           placement under exemptions from
                                           registration available under the 1933
                                           securities act. In connection with
                                           the private placement, Student Loan
                                           Funding LLC entered into the
                                           registration rights agreement with
                                           the initial purchasers and the issuer
                                           subsequently assumed Student Loan
                                           Funding LLC's obligations under the
                                           registration rights agreement. Under
                                           the registration rights agreement, we
                                           are required to file this
                                           registration statement in connection
                                           with the exchange offer.

                                           After the exchange offer is complete,
                                           you will no longer be entitled to
                                           exchange your old notes for new
                                           notes.

THE EXCHANGE OFFER . . . . . . . . . . . . We are offering to exchange new notes in principal amount equal to the
                                           principal amount of the old notes
                                           held by you. In order to be
                                           exchanged, your old notes must be
                                           properly tendered and accepted. All
                                           old notes that are validly tendered
                                           and not validly withdrawn will be
                                           exchanged. We will issue new notes on
                                           or promptly after the expiration of
                                           the exchange offer.

ABILITY TO RESELL NEW NOTES . . . . . . . .The issuer has obtained an opinion of its counsel that you may offer or
                                           sell your new notes without
                                           compliance with the registration
                                           and prospectus delivery requirements
                                           of the 1933 securities act if:

                                           -    you acquire the new notes in the
                                                ordinary course of your
                                                business;

                                           -    you are not participating, do
                                                not intend to participate and
                                                have no arrangement or
                                                understanding with any person to
                                                participate in the distribution
                                                of new notes; and

                                           -    you are not our affiliate.

                                           The exchange offer is not being made
                                           to:

                                           -    holders of old notes in any
                                                jurisdiction in which the
                                                exchange offer or its acceptance
                                                would not comply with the
                                                applicable securities or blue
                                                sky laws of that jurisdiction;
                                                or

                                           -    holders of old notes who are our
                                                affiliates.

CONSEQUENCES OF FAILURE TO EXCHANGE        If you do not exchange your old notes
YOUR NOTES. . . . . . . . . . . . . . . . .for new notes, the restrictions on transfer provided in the old notes
                                           and in the indenture governing the
                                           old notes will continue to apply to
                                           your old notes.

EXPIRATION DATE . . . . . . . . . . . . . .The exchange offer will expire at
                                           5:00 p.m., New York City time, on
                                           June 28, 1999, unless it is extended.
                                           The expiration date is the latest
                                           date and time to which we extend the
                                           exchange offer.

WITHDRAWAL RIGHTS . . . . . . . . . . . . .You may withdraw the tender of your old notes at any time prior to 5:00
                                           p.m., New York City time, on the
                                           expiration date.



FEDERAL TAX CONSIDERATIONS. . . . . . . . .Thompson Hine & Flory LLP has
                                           rendered an opinion, included as
                                           Exhibit 8.1 to the registration
                                           statement of which this prospectus is
                                           a part, regarding the following items
                                           that constitute all material federal
                                           income tax consequences of
                                           participating in the offering:

                                           -    there will be no federal income
                                                tax consequences to you if you
                                                exchange your old notes for new
                                                notes in the exchange offer, and

                                           -    the new notes will be
                                                characterized as debt
                                                for federal income tax purposes.

                                           By acceptance of your new notes, you
                                           will be deemed to have agreed to
                                           treat your new notes as debt
                                           instruments for purposes of federal
                                           and state income tax, franchise tax
                                           and any other tax measured in whole
                                           or in part by income.

                                           For additional information regarding
                                           federal income tax considerations,
                                           you should read the discussion under
                                           the heading "Federal Income Tax
                                           Consequences."

USE OF PROCEEDS . . . . . . . . . . . . . .We will not receive any proceeds from the issuance of the new notes in the
                                           exchange offer. We will pay all
                                           expenses incident to the exchange
                                           offer.

EXCHANGE AGENT . . . . . . . . . . . . . . Firstar Bank, N.A. is serving as the exchange agent for the exchange
                                           offer. The exchange agent's address,
                                           telephone number and facsimile number
                                           is:
                                           Firstar Bank, N.A.
                                           425 Walnut Street
                                           Cincinnati, Ohio 45202
                                           Attention:  Brian J. Gardner
                                           Phone Number: (513) 762-8870
                                           Facsimile: (513) 632-5511

DEALER MANAGER . . . . . . . . . . . . . . Salomon Smith Barney Inc. is serving as the dealer manager for the
                                           exchange offer.


                        SUMMARY OF TERMS OF THE NEW NOTES

The new notes to be issued to you in the exchange offer will evidence the same obligations of the trust as the old notes you currently hold. You should be aware that the indenture that currently governs your old notes will be the same indenture that will govern the new notes, except that there will be no restrictions on your ability to transfer the new notes.


THE DEPOSITOR . . . . . . . . . . . . . .  Student Loan Funding LLC organized the trust and acquired the pool of
                                           student loans that secure the new
                                           notes.

THE ISSUER . . . . . . . . . . . . . . . . Student Loan Funding 1998-A/B Trust
                                           assumed the obligations under the old
                                           notes and will issue and exchange the
                                           new notes for the outstanding old
                                           notes.

SECURITY FOR THE NOTES. . . . . . . . . . .The notes are secured by the financed student loans. At March 31, 1999,
                                           $90,732,249 (13.87%) of the financed
                                           student loans were more than 30 days
                                           delinquent. At March 31, 1999,
                                           $794,184 (0.12%) of the financed
                                           student loans had defaulted and had
                                           claims filed with their guarantor.
                                           The notes are also secured by the
                                           reserve fund and other funds held
                                           under the indenture. No other party
                                           is providing any other security or
                                           credit enhancement for the note

THE SERVICER . . . . . . . . . . . . . . . Student Loan Funding Resources, Inc.,
                                           as the master servicer, will arrange
                                           for the servicing of the student
                                           loans under a master servicing
                                           agreement. The master servicer will
                                           arrange for one or more other
                                           institutions to service the student
                                           loans on a day-to-day basis.
                                           Currently, the servicers servicing
                                           the financed student loans are the
                                           following:

                                           -   InTuition, Inc.
                                           -   USA Group Loan Services, Inc.
                                           -   Great Lakes Higher Education Loan
                                               Servicing
                                           -   UNIPAC Servicing Corporation

                                           InTuition, Inc. services
                                           approximately 88% of the financed
                                           student loans.

The Trustees . . . . . . . . . . . . . . . The institutional bank trustees are as follows:

                                           -    Firstar Bank, N.A., a national
                                                banking association, is the
                                                eligible lender trustee. One or
                                                more additional eligible lender
                                                trustees may be added or
                                                substituted for Firstar Bank,
                                                N.A. from time to time;

                                           -    First Union Trust Company,
                                                National Association, is the
                                                owner trustee for purposes of
                                                the trust's beneficial ownership
                                                of the student loans;

                                           -    Firstar Bank, N.A., is the
                                                co-owner trustee for purposes of
                                                the trust's beneficial ownership
                                                of the student loans; and

                                           -    Firstar Bank, N.A., a national
                                                banking association, is the
                                                indenture trustee.

ISSUE DATE . . . . . . . . . . . . . . . . Issuance of the new notes is scheduled for June 28, 1999.



INTEREST. . . . . . . . . . . . . . . . . .We will pay you interest as described below on the new notes in the same
                                           manner as we have paid interest on
                                           the old notes, from available funds.

               --------------------------------------------------

                          PAYMENT DATE            INTEREST RATE          MAXIMUM RATE

Series A-3 Notes        Last business day        One-month LIBOR       Lesser of 17% or
                        of each month            plus 0.38%            the net loan rate

Series A-4 Notes        Business day             Auction rate          Lesser of 17% or
Series A-5 Notes        following each                                 the net loan rate
Series A-6 Notes        auction period

Series B-3 Notes        Last business            6.25%
                        day of each
                        month

               --------------------------------------------------


                                           EXAMPLE: On March 29, 1999, LIBOR was
                                           4.93875% and the interest rate on the
                                           Series A-3 Notes for the period from
                                           March 31, 1999 to April 29, 1999 was
                                           5.31875%.

                                           The net loan rate is an annualized
                                           percentage rate and for a monthly
                                           interest period equals the weighted
                                           average interest rate of the student
                                           loans as of the first day of the
                                           applicable collection period, minus
                                           the program operating expenses.
                                           Program operating expenses means all
                                           reasonable and proper expenses,
                                           including both operating expenses and
                                           capital expenditures incurred or to
                                           be incurred in connection with the
                                           program of financing the financed
                                           student loans under the indenture.



Principal . . . . . . . . . . . . . . . . .We will pay principal as described below on the new notes in the same
                                           manner as we have paid principal on
                                           the old notes, from available funds.


               --------------------------------------------------

                                                  PRIORITY OF                   AMOUNT OF
                         PAYMENT DATE             PAYMENT                       PAYMENT

Series A-3 Notes      Last business day                                         Equal to the reduction in
                      day of each month                                         the student loan principal
                                                                                balance, minus, for each
                                                                                monthly payment date after
                                                                                June 30, 2003, the amount of
                                                                                principal paid on the date on
                                                                                the Series B-3 Notes

Series A-4 Notes      Business day following      After the Series A-3 Notes    Equal to the reduction in
                      each auction period         have been paid in full        the student loan principal
                                                                                balance, minus, for each
                                                                                monthly payment date after
                                                                                June 30, 2003, the amount of
                                                                                principal paid on the date on
                                                                                the Series B-3 Notes

Series A-5 Notes     Business day following       After the Series A-3 Notes    Equal to the reduction in
                     each auction period          and the Series A-4 Notes      the student loan principal
                                                  have been paid in full        balance minus, for each
                                                                                monthly payment date after
                                                                                June 30, 2003, the amount of
                                                                                principal paid on the date
                                                                                on the Series B-3 Notes

Series A-6 Notes      Business day following      After the Series A-3 Notes,   Equal to the reduction in the
                      each auction period         the Series A-4 Notes and the  student loan principal balance
                                                  Series A-5 Notes have been    minus, for each monthly
                                                  paid in full                  payment date after June 30,
                                                                                2003, the amount of principal
                                                                                paid on  the date on the
                                                                                Series B-3 Notes

                                                  PRIORITY OF                     AMOUNT OF
                      PAYMENT DATE                PAYMENT                         PAYMENT

Series B-3 Notes      Last business day of        After the Series A-3 Notes,     Equal to the reduction in the
                      each month                  the Series A-4 Notes, the       student loan principal
                                                  Series A-5 Notes and the        balance
                                                  Series A-6 Notes have been
                                                  paid in full

                                                  After June 30, 2003, principal
                                                  payments on the Series B-3
                                                  Notes will equal the lesser
                                                  of:

                                                  -   An amount generally equal
                                                  to the reduction in the student
                                                  loan principal balance and

                                                  -   The greatest amount
                                                  that would result in a senior
                                                  parity percentage of not less
                                                  than 109% and a parity
                                                  percentage of not less than
                                                  101% after the payment of
                                                  principal on the Series B-3
                                                  Notes.

               --------------------------------------------------

                                           If an event of default occurs,
                                           principal will be paid pro rata on
                                           the Series A-3 Notes, the Series A-4
                                           Notes, the Series A-5 Notes and the
                                           Series A-6 Notes.

ACCELERATED PRINCIPAL                      The notes entitled to principal
                                           payments also will receive on each
                                           monthly payment date or auction
                                           period payment date, as applicable,
                                           parity percentage payments of
                                           principal until the parity percentage
                                           equals 101%.

PARITY PERCENTAGE. . . . . . . . . . . . . The parity percentage basically is determined by dividing:

                                           -    The principal amount (including
                                                capitalized interest) of the
                                                student loans plus accrued
                                                interest, interest subsidies and
                                                special allowance payments, and
                                                all amounts in the acquisition
                                                fund, the collection fund and
                                                the reserve fund, by

                                           -    The principal balance of all
                                                notes plus accrued and unpaid
                                                interest and expenses.

SENIOR PARITY PERCENTAGE. . . . . . . . .  The senior parity percentage basically is determined by dividing:

                                           -    The principal amount (including
                                                capitalized interest) of the
                                                student loans plus accrued
                                                interest, interest subsidies and
                                                special allowance payments, and
                                                all amounts in the acquisition
                                                fund, the collection fund and
                                                the reserve fund, by

                                           -    The principal balance of all
                                                Series 1998A Notes plus accrued
                                                and unpaid interest and expenses
                                                relating to all notes.
FINAL MATURITY. . . . . . . . . . . . . . .
                                           The final payment of principal and
                                           interest will be made no later than
                                           these dates:

                                           -    December 1, 2006 on the Series
                                                A-3 Notes
                                           -    December 1, 2019 on the Series
                                                A-4 Notes
                                           -    December 1, 2019 on the Series
                                                A-5 Notes
                                           -    December 1, 2019 on the Series
                                                A-6 Notes
                                           -    December 1, 2019 on the Series
                                                B-3 Notes



                                           The financed student loans include
                                           loans that mature prior to the final
                                           maturity of each series of the notes.
                                           For this and other reasons, the
                                           actual maturity of each series may
                                           occur sooner.

PRIORITY OF PAYMENTS. . . . . . . . . . .
                                          On each payment date, we will apply
                                          funds available after paying expenses
                                          in the following priority.

                                           o    FIRST, to pay interest on the
                                                Series A-3 Notes, the Series A-4
                                                Notes, the Series A-5 Notes and
                                                the Series A-6 Notes and to pay
                                                any related interest rate
                                                exchange payment;

                                           o    SECOND, to pay interest on the
                                                Series B-3 Notes and any related
                                                interest rate exchange payment;

                                           o    THIRD, to pay principal on the
                                                Series A-3 Notes and, subject to
                                                limitations, to pay principal
                                                after June 30, 2003 on the
                                                Series B-3 Notes;

                                           o    FOURTH, after the principal
                                                balance of the Series A-3 Notes
                                                has been paid, to pay principal
                                                on the Series A-4 Notes and,
                                                subject to limitations, to pay
                                                principal occurring after June
                                                30, 2003 on the Series B-3
                                                Notes;

                                           o    FIFTH, after the principal
                                                balance of the Series A-3 Notes
                                                and Series A-4 Notes has been
                                                paid, to pay principal on the
                                                Series A-5 Notes and, subject to
                                                limitations, to pay principal
                                                after June 30, 2003 on the
                                                Series B-3 Notes;

                                           o    SIXTH, after the principal
                                                balance of the Series A-3 Notes,
                                                the Series A-4 Notes and the
                                                Series A-5 Notes has been paid,
                                                to pay principal on the Series
                                                A-6 and, subject to limitations,
                                                to pay principal after June 30,
                                                2003 on the Series B-3 Notes;

                                           o    SEVENTH, after the principal
                                                balance of the Series A-3 Notes,
                                                the Series A-4 Notes, the Series
                                                A-5 Notes and the Series A-6
                                                Notes has been paid, to pay
                                                principal on the Series B-3
                                                Notes;

                                           o    EIGHTH, to the reserve fund the
                                                amount, if any, necessary to
                                                attain the specified reserve
                                                fund balance;

                                           o    NINTH, if the parity percentage
                                                is not at least 101%, to pay
                                                principal until the parity
                                                percentage equals 101%:

                                                  first on the Series A-3 Notes
                                                  until the principal balance
                                                  has been paid, then

                                                  on the Series A-4 Notes until
                                                  the principal balance has been
                                                  paid, then

                                                  on the Series A-5 Notes until
                                                  the principal balance has been
                                                  paid, then

                                                  on the Series A-6 Notes until
                                                  the principal balance has been
                                                  paid, and then,

                                                  on the Series B-3 Notes;

                                           o    TENTH, to pay carryover
                                                interest, if any:

                                                  first, on the Series A-3
                                                  Notes, then

                                                  on the Series A-4 Notes, then

                                                  on the Series A-5 Notes, and
                                                  then

                                                  on the Series A-6 Notes;

                                           o    ELEVENTH, the amount, if any,
                                                owed an exchange counterparty in
                                                respect of an early termination
                                                or as a result of a default by
                                                the issuer; and

                                           o    TWELFTH, any remainder will be
                                                transferred to the excess
                                                surplus account established
                                                under the indenture.

                                           The above payment order will be
                                           modified if, after giving effect to
                                           the payments on any payment date,
                                           either:

                                           o    The aggregate principal amount
                                                of the Series A-3 Notes, the
                                                Series A-4 Notes, the Series A-5
                                                Notes and the Series A-6 Notes
                                                would exceed the sum of the
                                                principal amount of the student
                                                loans (including capitalized
                                                interest) and amounts in the
                                                indenture funds and accounts as
                                                of the end of the preceding
                                                collection period, or

                                           o    a payment event of default has
                                                occurred under the indenture,
                                                but prior to the acceleration of
                                                maturity of the notes.

                                           As long as either of the above
                                           conditions exist, the Series B-3
                                           Notes will not receive any payments.
                                           As long as any Series A-3 Notes,
                                           Series A-4 Notes, Series A-5 Notes or
                                           Series A-6 Notes remain outstanding,
                                           any deferral of payments on the
                                           Series B-3 Notes will not constitute
                                           an event of default under the
                                           indenture unless the deferral exists
                                           on the maturity date for the Series
                                           B-3 Notes. Where an event of default
                                           has occurred, we will allocate pro
                                           rata, without preference or priority
                                           of any kind principal distributions
                                           on the Series A-3 Notes, the Series
                                           A-4 Notes, the Series A-5 Notes and
                                           the Series A-6 Notes.

RESERVE FUND. . . . . . . . . . . . . . .  In any case, we will make principal payments on the Series A-4 Notes, the
                                           Series A-5 Notes and the Series A-6
                                           Notes only in multiples of $50,000.

                                           The indenture trustee made an initial
                                           deposit of $10,917,000 from the
                                           proceeds of the original sale of the
                                           old notes into a reserve fund for the
                                           notes. This amount is the reserve
                                           fund's specified reserve fund balance
                                           which is subject to reduction as the
                                           principal balance of the notes is
                                           paid. To the extent necessary, the
                                           initial deposit will be supplemented
                                           on each monthly payment date with all
                                           amounts remaining after making all
                                           required prior distributions on that
                                           date until the specified reserve fund
                                           balance is attained.

REDEMPTION. . . . . . . . . . . . . . . .  On or after May 31, 2007, if the
AUCTION OF THE FINANCED STUDENT LOANS      principal balance of the student
                                           loans (including capitalized
                                           interest) is equal to or less than
                                           10% of the initial principal amount
                                           of the student loans in the trust,
                                           the indenture trustee will offer the
                                           student loans for sale. If the
                                           indenture trustee receives at least
                                           two bids (which may include bids from
                                           the issuer or its affiliates), the
                                           indenture trustee will accept the
                                           higher bid if it will pay transaction
                                           costs and all amounts due to the
                                           holders, including carryover
                                           interest, after application of funds
                                           on deposit in the reserve fund. If
                                           the bid proceeds are not sufficient
                                           to pay transaction costs and all
                                           amounts due to the holders, the
                                           indenture trustee may, but shall be
                                           under no obligation to, solicit bids
                                           for the sale of student loans on
                                           future payment dates. The proceeds of
                                           any sale will be used to redeem any
                                           outstanding notes at par plus accrued
                                           interest on the next applicable
                                           payment date. The indenture trustee
                                           can give no assurance as to whether
                                           it will be successful in soliciting
                                           acceptable bids to purchase the
                                           student loans on any auction date.

OPTIONAL REDEMPTION. . . . . . . . . . .   All outstanding series of notes will
                                           be subject to redemption in whole on
                                           any applicable payment date in the
                                           event the depositor exercises its
                                           option to repurchase all remaining
                                           student loans, and cause the early
                                           retirement of the notes, on any
                                           payment date on or after the monthly
                                           payment date on which the pool
                                           balance is equal to 10% or less of
                                           the initial pool balance, at a price
                                           at least equal to, for each student
                                           loan, the outstanding principal
                                           balance of the student loan as of the
                                           end of the preceding collection
                                           period, together with all accrued
                                           interest and unamortized premiums, if
                                           any, and sufficient to pay
                                           transaction costs and all amounts due
                                           to the holders, including carryover
                                           interest, after application of funds
                                           on deposit in the reserve fund. An
                                           optional purchase of the student
                                           loans will result in the prepayment
                                           of all outstanding notes.

                                           In addition, on and after the payment
                                           date that the Series A-3 Notes have
                                           been paid in full, the Series A-4
                                           Notes, the Series A-5 Notes and the
                                           Series A-6 Notes will be subject to
                                           redemption in whole or in part on any
                                           applicable auction period payment
                                           date at the option of the issuer,
                                           with 15 days' notice given by the
                                           indenture trustee, at a redemption
                                           price equal to their principal
                                           amount, plus all accrued interest
                                           including carryover interest,
                                           provided that after any redemption,
                                           the parity percentage must be no less
                                           than 101% and other conditions must
                                           be satisfied.

ERISA CONSIDERATIONS. . . . . . . . . .    The new notes are expected to be
                                           treated as debt obligations without
                                           significant equity features for
                                           purposes of the regulations of the
                                           Department of Labor set forth in 29
                                           C.F.R. 2510.3-101.

REGISTRATION, CLEARING AND SETTLEMENT . .  Your new notes will be held through
                                           DTC in the United States or through
                                           Cedel Bank, societe anonyme or the
                                           Euroclear System in Europe. You will
                                           not receive a definitive note
                                           representing your interest, except in
                                           limited circumstances.

                                           The Series 1998A1-3 Notes will be
                                           offered in minimum denominations of
                                           $50,000 and integral multiples of
                                           $1,000 in excess of $50,000, reduced
                                           by the amount of principal payments
                                           made before the exchange offer, if
                                           any.

                                           The Series 1998A1-4 Notes, the Series
                                           1998A1-5 Notes and the Series
                                           1998A1-6 Notes will be offered in
                                           minimum denominations of $50,000 and
                                           any integral multiple of $50,000.

                                           The Series 1998B1-3 Notes will be
                                           offered in minimum denominations of
                                           $50,000 and integral multiples of
                                           $1,000 in excess of $50,000.

RATING. . . . . . . . . . . . . . . . . .  It is a condition to the issuance of the new notes that they be rated by
                                           the following rating agencies as
                                           follows:

                                                                      Moody's     Fitch
                                                                      -------     -----
                                           Series 1998A1-3 Notes       Aaa         AAA
                                           Series 1998A1-4 Notes       Aaa         AAA
                                           Series 1998A1-5 Notes       Aaa         AAA
                                           Series 1998A1-6 Notes       Aaa         AAA
                                           Series 1998B1-3 Notes        A2           A


                                           These ratings are the same ratings
                                           that currently apply to the related
                                           series of old notes.

                                  RISK FACTORS

You should carefully consider the following factors together with the other matters set forth in this prospectus before deciding whether to exchange your old notes for new notes in the exchange offer.


YOU ARE RESTRICTED FROM       If you do not exchange old notes for new notes in this exchange offer,
TRANSFERRING YOUR OLD NOTES   you will be restricted from transferring your old notes in the future.  In
IF YOU FAIL TO EXCHANGE       general, outside of the exchange offer, you may not offer or sell your
THEM FOR NEW NOTES            old notes unless they have been registered under the federal and state securities laws or you offer or sell them in a transaction that is exempt from these laws. We do not currently intend to register your old notes except in connection with this exchange offer.

LIMITED TRADING MARKET MAY    The new notes will constitute a new issue of securities without any
NOT BE SUFFICIENTLY LIQUID    established trading market. The initial purchasers may assist in resales
TO ALLOW YOU TO RESELL YOUR   of the new notes but they are not required to do so. A secondary
NEW NOTES                     market for any series of new notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently active or liquid to allow you to resell any of your new notes.

THE TRUST WILL HAVE LIMITED   The trust will not have any significant assets or sources of funds
ASSETS WHICH COULD            except for the student loans and related assets.  Your new notes are
ADVERSELY AFFECT ITS ABILITY  secured by and payable solely from the assets of the trust and will not
TO PAY PRINCIPAL AND INTEREST be insured or guaranteed by the depositor, the administrator, the
ON YOUR NEW NOTES             master servicer, the guarantee agencies, the eligible lender trustee, any of their affiliates, or the Department of Education. You must rely for repayment on proceeds realized from the student loans and other assets in the trust. See "Security for the Notes" and "The Indenture - Collection
                              Fund."

FAILURE BY LOAN HOLDERS OR    The Higher Education Act requires loan holders and servicers to
SERVICERS TO COMPLY WITH      follow specified procedures to ensure that the FFELP Loans are
STUDENT LOAN ORIGINATION AND  properly originated and serviced. Failure to follow these procedures
SERVICING PROCEDURES COULD    may result in:
ADVERSELY AFFECT ABILITY TO
PAY PRINCIPAL ON INTEREST ON  -    LOSS OF REINSURANCE PAYMENTS, INTEREST SUBSIDIES AND SPECIAL
YOUR NEW NOTES                     ALLOWANCE PAYMENTS. The Department of Education's refusal to make reinsurance payments to the guarantee agencies or to make interest subsidy payments and special allowance payments to the eligible lender trustee with respect to the FFELP Loans; and

                               -   LOSS OF GUARANTEE PAYMENTS.  The guarantee agencies' inability or refusal to make guarantee payments with respect to the FFELP
                                   Loans.

                              The loss of any of these payments may adversely affect the ability to pay principal and interest on your new notes.



HOLDERS OF SERIES B-3 NOTES   Your Series B-3 Notes and any exchange counterparties under an
COULD  SUFFER LOSSES DUE TO   interest rate exchange agreement relating to your Series B-3 Notes are
SUBORDINATION OF THE SERIES   subordinated to the Series 1998A Notes and any exchange
B-3 NOTES TO THE SERIES       counterparties under an interest rate exchange agreement relating to
1998A NOTES                   the Series 1998A Notes. In some circumstances payment of interest on and any interest rate exchange payments relating to your Series B-3
                              Notes may be deferred and payment of principal of the Series B-3 Notes may be suspended until all Series 1998A Notes have been paid in full.
                              Consequently, as holders of Series B-3 Notes, you will bear losses on the student loans before these losses are borne by the holders of the Series
                              1998A Notes. In addition, as holders of the Series B-3 Notes, you may be limited in the legal remedies that are available to you until the holders of the Series 1998A Notes and any exchange counterparties under an interest rate exchange agreement on a parity with the Series 1998A Notes are paid in full.

OFFSET BY GUARANTEE AGENCIES  If the Department of Education or a guarantee agency determines that
OR A REDUCTION IN THE AMOUNT  the eligible lender trustee owes a liability to the Department of
OF AVAILABLE FUNDS BY THE     Education or the guarantee agency on any FFELP Loan for which the
DEPARTMENT OF EDUCATION       eligible lender trustee is or was legal titleholder, including FFELP
COULD ADVERSELY AFFECT THE    loans held under the indenture or other indentures, the Department of
ABILITY TO PAY PRINCIPAL AND  Education or the guarantee agency might seek to collect that liability
INTEREST ON NEW NOTES         by offsetting against payments due the eligible lender trustee under the trust.  The offsetting or shortfall of payments due to the eligible lender trustee with respect to the trust could adversely affect the amount of available funds for any collection period and the ability to pay interest and principal on your new notes.

                              Indentures of the depositor, the administrator and their affiliates prior to September, 1998 do not contain provisions for cross-indemnification with respect to the payments and offsets. The indenture for your new notes and other indentures of the depositor, the administrator and their affiliates entered into after September, 1998 will contain cross-indemnification provisions. Although these indentures will include these provisions, there can be no assurance that the amount of funds available to the trust with respect to the right of indemnification may be adequate to compensate the trust and you for any previous reductions in the available funds for a collection period. Also, the fact that prior indentures did not contain these provisions could adversely affect the amount of available funds for any collection period to the extent any shortfall or offset affects the trust and the trust cannot be adequately compensated.

A DECLINE IN THE FINANCIAL    The FFELP Loans are not secured by any collateral of the borrowers.
HEALTH OF GUARANTEE AGENCIES  Payments of principal and interest are guaranteed by guarantee
COULD ADVERSELY AFFECT THE    agencies to the extent described in this prospectus. Excessive
ABILITY TO PAY PRINCIPAL AND  borrower defaults could impair a guarantee agency's ability to meet its
INTEREST ON YOUR NEW NOTES    guarantee obligations. In addition, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the FFEL Program.
                              The financial health of a guarantee agency could affect the timing and amount of available funds for any collection period and the ability to pay principal of and interest on the new notes. Although a holder of FFELP
                              Loans could submit claims for payment directly to the Department of
                              Education if the Department determines that a guarantee agency is unable to meet its insurance obligations, there is no assurance that the Department of Education would ever make that determination or that it would pay claims in a timely manner. The eligible lender trustee may receive claim payments directly from the Department of Education under Section 432(o) of the
                              Higher Education Act if that determination is made.

A DECLINE IN THE FINANCIAL    If any interest rate exchange agreement relating to the notes is ever
HEALTH OF  ANY EXCHANGE       executed, any time that the exchange rate being paid by an exchange
COUNTERPARTY OR ANY           counterparty is greater than the exchange rate being paid by the issuer,
PROVIDER OF AN EXCHANGE       the ability to make principal and interest payments on your notes will
COUNTERPARTY GUARANTEE        be adversely affected by  the exchange counterparty's ability or the
COULD REDUCE THE FUNDS        ability of any provider of an exchange counterparty guarantee to meet
AVAILABLE TO PAY YOUR         its net payment obligation to the indenture trustee.  In addition, under
NEW NOTES                     some circumstances, the failure by the issuer to make an exchange payment (other than an early termination payment) under the interest rate exchange agreement may constitute an event of default under the indenture.

CHANGES TO FFEL PROGRAM         The Higher Education Act and other relevant federal or state laws may
COULD ADVERSELY AFFECT THE      be amended or modified in the future. In particular, the level of
ABILITY TO PAY PRINCIPAL AND    guarantee payments may be adjusted from time to time which may
INTEREST ON YOUR NEW NOTES      effect the ability to pay principal and interest on your notes. The issuer cannot predict whether any changes will be adopted or, if adopted, what impact these changes may have on the trust or your notes.

INCREASED COMPETITION FROM      The Federal Direct Student Loan Program has been established under
THE FEDERAL DIRECT STUDENT      the Higher Education Act. This program could result in reductions in
LOAN PROGRAM COULD              the volume of loans made under the FFEL Program. If so, the
ADVERSELY AFFECT THE ABILITY    depositor, the administrator, the master servicer and the servicers may
TO PAY PRINCIPAL AND INTEREST   experience increased costs due to reduced economies of scale.  These
ON YOUR NEW NOTES               cost increases could reduce the ability of the master servicer or the servicers to satisfy their obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP Loans. The competition currently existing in the secondary market for loans made under the FFEL Program could be reduced, resulting in fewer potential buyers of the FFELP Loans and lower prices available in the secondary market for those loans. All of these possibilities could effect the ability to pay principal and interest on your notes.

                                The Department of Education also has implemented a direct
                                consolidation loan program, which may reduce the volume of loans made under the FFEL Program and is expected to result in
                                prepayments of student loans.


REINVESTMENT RISK AND           Student loans may be prepaid by borrowers at any time without
PREPAYMENTS BY BORROWERS        penalty. The rate of prepayments cannot be predicted and may be
ARE UNPREDICTABLE AND MAY       influenced by economic and other factors, such as interest rates, the
REDUCE YOUR YIELD ON YOUR       availability of other financing and the general job market. In addition,
NEW NOTES                       under some circumstances, the depositor will be obligated to repurchase student loans from the trust under the transfer and sale agreement as a result of breaches of the depositor's representations and warranties.

                                To the extent borrowers elect to borrow money through consolidation loans, you will receive as a prepayment of principal the aggregate principal amount of the loan.

                                If loan prepayments result in a series of notes being prepaid before its expected maturity date, you may not be able to reinvest your funds at the same yield as the yield on the notes. The issuer cannot predict the prepayment rate of any notes, and reinvestment risks resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders of the notes. Generally, the effect of these prepayments initially will be to increase the rate of payment on each series of notes on which principal is then being paid. Reinvestment risk resulting from prepayments is expected to be borne first by the holders of senior series of notes, and then by the holders of more subordinated series of notes.


UNCERTAINTY OF THE MATURITY     Scheduled payments on the student loans and the maturities of the
OF YOUR INVESTMENT MAY          student loans may be extended without your consent, which may
CREATE REINVESTMENT RISK        lengthen the weighted average life of your investment. Prepayments of principal on the student loans, parity percentage payments and other factors may shorten the life of your investment. See "Maturity and
                                Prepayment Considerations."


BORROWERS OF STUDENT LOANS      Collections on the student loans during a collection period may vary
ARE SUBJECT TO A VARIETY OF     greatly in both timing and amount from the payments actually due on
FACTORS THAT MAY ADVERSELY      the student loan for that collection period for a variety of economic,
AFFECT THEIR REPAYMENT          social and other factors.
ABILITY

                                Failures by borrowers to pay timely the principal and interest on the student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any collection period and the trust's ability to pay principal and interest on your new notes. The effect of these factors, including the effect on the timing and amount of available funds for any collection period and the ability to pay principal and interest on your new notes is impossible to predict.


THE INTEREST RATES ON THE       The maximum rate of interest on the Series 1998A Notes will be
NOTES ARE SUBJECT TO            limited by the net loan rate for each series which will equal the
LIMITATIONS WHICH MAY           weighted average effective interest rate of the student loans, less the
CREATE AN INTEREST SHORTFALL    program operating expenses. For a payment date on which the net loan
ON YOUR NEW NOTES WHICH         rate applies, the shortfall resulting from the difference between the
MAY NOT BE RECOVERED            amount of interest which would otherwise be borne by the Series 1998A
                                Notes at the applicable variable rate, auction rate or fixed rate and the amount of interest at the net loan rate will be paid on succeeding payment dates to the extent of available funds and may never be paid.

THE INTEREST RATES ON STUDENT   The interest rate on the financial student loans underlying your notes
LOANS AND OTHER INVESTMENTS     may be lower than the interest rate on your notes. A shortfall may
MAY BE INSUFFICIENT TO COVER    occur which would effect the issuer's ability to pay principal and
INTEREST ON THE NOTES DUE TO    interest on your notes.
RATE-INDEX DIFFERENCES
                                The interest rates on your notes (except the Series B-3 Notes) are variable and will fluctuate from one interest period to another in response to changes in benchmark rates or general market conditions. The issuer can make no representation as to what these rates may be in the future.

                                As a result of these differences between the indices used to determine the interest rates on student loans and the interest rates on the notes, there could be periods of time when the interest rates on student loans are inadequate to cover the interest due on the notes and expenses required under the indenture. To the extent that the interest rates on student loans decrease or do not increase as fast as the interest rates on the notes, the interest rates with respect to the notes may be limited to the net loan rate or may be deferred to future periods. There can be no assurance that sufficient funds will be available in future periods to make up for any shortfalls in the current payments of interest on the notes. Further, if there is a decline in the interest rates on student loans, the amount of funds representing interest deposited in to the trust may be reduced and, even if there is a similar reduction in the interest rates applicable to any series of notes, there may not necessarily be a similar reduction in the other amounts required to be paid out of these funds (such as administrative expenses). In addition, proceeds of and revenues relating to the notes in the funds and accounts under the indenture will be used to acquire investment agreements at fluctuating interest rates. Although the issuer expects to structure the investment agreements to minimize the risk resulting from differences in the fluctuation of the interest rates on the investment agreements and your notes, there can be no assurance that it will be successful.


IF PRINCIPAL BALANCE OF NOTES   The principal amount of the notes exceeds the principal amount of all
EXCEEDS THE POOL BALANCE        assets in the trust. Payment of principal and interest on the notes is
THE TRUST MAY NOT HAVE          dependent on collections on the financed student loans, particularly
SUFFICIENT FUNDS TO REPAY       collection of interest on the financed student loans. If the yield on
YOUR NEW NOTES                  the student loans does not generally exceed the interest rate on the notes and program operating expenses, the trust may not have sufficient funds to repay your notes.
                                If an event of default occurs and the assets of the trust are liquidated, the student loans would have to be sold at a premium for the holders of the Series B-3 Notes and possibly the holders of the Series 1998A Notes to avoid a loss. Neither the issuer, the depositor nor the administrator can predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

IF THE INDENTURE TRUSTEE        Generally, during an event of default, the indenture trustee is
HAS DIFFICULTY LIQUIDATING      authorized to sell the student loans. However, the indenture trustee
FINANCED STUDENT LOANS          may not find a purchaser for the student loans. Also, the market value
YOU MAY SUFFER A LOSS           of the student loans might not equal the principal amount of notes plus accrued interest. In either event, there may not be sufficient funds to pay principal and interest on the notes and you may suffer a loss.

THE INSUFFICIENCY OF FUNDS      The principal amount required to be paid on the notes on any payment
FOR PRINCIPAL DISTRIBUTIONS IS  date under the indenture generally is limited to amounts available for
NOT AN EVENT OF DEFAULT AND     payment. Therefore, failure to pay principal will not result in the
YOU WOULD NOT HAVE ANY          occurrence of an event of default until the legal final maturity of the
REMEDIES                        notes.

BANKRUPTCY OF DEPOSITOR,        If the depositor becomes bankrupt, and the
ISSUER OR STUDENT LOAN          assets and liabilities of the trust are
FUNDING RESOURCES, INC.         included in the depositor's bankruptcy estate,
COULD RESULT IN ACCELERATED     the United States Bankruptcy Code could
PREPAYMENT ON THE NOTES,        materially limit or prevent the enforcement of
REDUCTIONS OF PAYMENT OR        the issuer's obligations, including, without
DELAYS IN PAYMENT               limitation, its obligations under the notes.
                                The depositor's trustee in bankruptcy (or the
                                depositor itself as debtor-in-possession) may
                                seek to accelerate payment on the notes and
                                liquidate the assets in the trust. If the
                                principal on your notes is declared due and
                                payable, you may lose the right to future
                                payments and face the reinvestment risks
                                mentioned above.

                                The depositor has structured the issuer as a common law trust under Delaware law, rather than as a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the United States Bankruptcy Code, a bankruptcy filing by or against the issuer could result in delays in payments on your new notes or reductions in the amounts of these payments.
                                The depositor is organized to prevent any voluntary or involuntary application for relief by Resources under the United States
                                Bankruptcy Code or other insolvency laws, as the case may be, resulting in the consolidation of the assets and liabilities of the depositor with those of Resources.
                                If a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of Resources in a bankruptcy or other proceeding under any insolvency law, then any "true sale" to the depositor would not be effective to remove the student loans and other assets from the bankruptcy estate of Resources and you could experience delays in payments on your notes or reductions in the amount of these payments. See
                                "Risk Factors - If Sale of the Student Loans
                                From the Depositor to the Issuer Is Not a True
                                Sale Delays or Reductions in Payments to You
                                Could Result."

CHANGES IN INCENTIVE AND        Under borrower incentive programs, the
REPAYMENT TERMS FOR             depositor may terminate or change the
BORROWERS RESULT IN YIELD       terms of the incentives with respect to any or
UNCERTAINTIES FOR YOU           all of a borrower's loans. The issuer cannot
                                predict which borrowers will qualify or decide
                                to participate in these programs. The effect of
                                these incentive programs may be to reduce the
                                yield on the student loans. If the yield on
                                student loans is reduced it could adversely
                                affect the ability to pay principal and
                                interest on your new notes.

CONSUMER PROTECTION LAWS        Consumer protection laws impose
MAY INCREASE COSTS AND          substantial requirements on lenders and
UNCERTAINTIES OF YOUR           servicers. Some state laws impose finance
INVESTMENT                      charge ceilings and other restrictions on
                                transactions and require contract disclosures.
                                These state laws are generally preempted by the
                                Higher Education Act for FFELP Loans. However,
                                the form of promissory notes required by the
                                Department of Education for FFELP Loans
                                provides that holders of the promissory notes
                                evidencing loans made to borrowers attending
                                for-profit schools are subject to any claims
                                and legal defenses that the borrower may have
                                against the school.

BOOK-ENTRY REGISTRATION MAY     Your notes may be represented by one or more
LIMIT INVESTORS' ABILITY        certificates registered in the name of Cede &
TO PARTICIPATE DIRECTLY         Co., the nominee for DTC, and will not be
AS A HOLDER                     registered in your name. If so, you will only
                                be able to exercise your rights indirectly
                                through DTC and its participating
                                organizations.

CREDIT RATINGS ADDRESS          A rating agency will rate each series of
ONLY A LIMITED SCOPE            notes in one of its four highest rating
OF INVESTOR CONCERNS            categories. A rating is not a recommendation to
                                buy, hold or sell notes or a comment concerning
                                the market price or suitability for any
                                investor. A rating only addresses the
                                likelihood of the ultimate payment of principal
                                and stated interest and does not address the
                                likelihood of prepayments on the notes or the
                                likelihood of the payment of carryover
                                interest. A rating may not remain in effect for
                                the life of the notes. Any reduction or
                                withdrawal of a rating may have an adverse
                                effect on the liquidity and market price of the
                                notes.

IF A SALE OF THE STUDENT LOANS     The depositor has taken steps in structuring
FROM THE DEPOSITOR TO THE          its purchase of student loans from affiliates
ISSUER IS NOT A TRUE SALE          to increase the likelihood that each purchase
DELAYS OR REDUCTIONS IN            will be deemed a "true sale."
PAYMENTS TO YOU COULD RESULT

                                   If any transfer by an affiliate to the
                                   depositor of student loans is deemed by a court to be a secured financing rather than a "true sale," other persons may have an interest in the loans superior to the interest of the issuer, the depositor, or the eligible lender trustee, as applicable. Also, if an affiliate became a debtor under the United States Bankruptcy Code and a creditor, or trustee in bankruptcy or the affiliate itself took the position that its transfer of student loans to the depositor was a secured financing instead of a "true sale," then delays in payments on your notes could occur or (should the court rule in favor of the creditor, trustee or affiliate) reductions in the amount of payments to you could result.

                                   In addition, the issuer and the eligible
                                   lender trustee will treat the transfer of the
                                   student loans from the depositor to the
                                   eligible lender trustee as a "true sale" and
                                   will take all actions that are required so
                                   that the issuer, or the eligible lender
                                   trustee on behalf of the issuer, will be
                                   treated as the legal owner of the student
                                   loans. Despite our efforts, if the depositor
                                   or the issuer were to become a debtor in a
                                   bankruptcy case and a creditor or trustee in
                                   the bankruptcy of the debtor or the debtor
                                   itself were to take the position that the
                                   transfer should instead be treated as a
                                   secured financing, then delays in payments on
                                   the new notes could occur. If the court ruled
                                   in favor of any trustee, debtor or creditor,
                                   reductions in the amount of payments on the
                                   new notes could occur.
DELAY IN RECEIPT OF GUARANTEE      If there is a default on any of the financed
PAYMENTS ON DEFAULTED STUDENT      student loans, a claim for default cannot be
LOANS COULD REDUCE AMOUNT OF       submitted by the indenture trustee to a
FUNDS TO PAY PRINCIPAL AND         guarantee agency for either 180 or 270 days
INTEREST ON YOUR NEW NOTES         depending on when the student loan
                                   originated. It may be up to 60 days after
                                   submission of the claim before the indenture
                                   trustee receives payment from the guarantee
                                   agency. This delay may decrease the issuer's
                                   funds available to pay principal and interest
                                   on your notes.

REGIONAL GEOGRAPHIC                Approximately 78% of the borrowers of the
CONCENTRATION INCREASES RISK       financed student loans are concentrated in
OF BORROWING DEFAULTS DUE TO       Ohio, Florida, Georgia and Kentucky. A
REGIONAL ECONOMIC                  regional economic downturn in any of these
CONSIDERATIONS                     areas could increase the likelihood of
                                   borrower defaults on financed student loans.
                                   Any borrower default may decrease the ability
                                   to pay principal and interest on your notes.

ABILITY OF MAJORITY HOLDERS TO     Under the indenture, holders of a majority in
WAIVE DEFAULTS UNDER THE           principal amount of notes may amend or
INDENTURE MAY ADVERSELY AFFECT     supplement provisions of the indenture and
YOU                                the notes and waive defaults, events of
                                   defaults and compliance provisions without
                                   the consent of the other holders. You have no
                                   recourse if the majority votes and you
                                   disagree with the majority vote on these
                                   matters. The majority of holders may vote in
                                   a manner which impairs the ability to pay
                                   principal and interest on your notes.

DEPOSITOR MAY NOT HAVE             The depositor is obligated to repurchase
RESOURCES TO MEET ITS              student loans if it breaches any of its
OBLIGATIONS TO PURCHASE            representations, warranties or obligations
FINANCED STUDENT LOANS FOR ITS     and that breach results in a loss of
BREACH OF A REPRESENTATION OR      insurance or guarantee payments. The
WARRANTY                           depositor may not have the financial
                                   resources to repurchase any student loan. The failure of the depositor to repurchase a student loan is a breach of the transfer and sale agreement, enforceable by the trust or by the indenture trustee, but is not an event of default under the indenture.

INABILITY OF SELLER TO             The eligible lender trustee on behalf of the
MEET ITS REPURCHASE                issuer, as the successor to the depositor
OBLIGATIONS MAY ADVERSELY          under the transfer and sale agreement, has
AFFECT THE ABILITY TO PAY          the right, under the related student loan
PRINCIPAL AND INTEREST ON YOUR     purchase agreement or the transfer and sale
NEW NOTES                          agreement, as applicable, to cause any
                                   seller, including the depositor as a seller under the transfer and sale agreement, to repurchase any student loan in the event of a breach of the representations, warranties or covenants of the seller with respect to the student loan. There can be no assurance, however, that any seller will have the financial resources to do so. The failure of the seller to so repurchase a student loan would constitute a breach of the related student loan purchase agreement but would not constitute an event of default under the indenture.


PROBLEMS CAUSED BY YEAR 2000       If computer programs and information systems
ISSUES COULD RESULT IN             used by the administrator, the master
REDUCTIONS OR DELAYS IN            servicer or third parties on which the issuer
PAYMENT WHICH MAY ADVERSELY        depends for its programming and financial
AFFECT THE ABILITY TO PAY          operations or with which it conducts business
PRINCIPAL AND INTEREST ON YOUR     (including without limitation, guarantee
NEW NOTES                          agencies, the Department of Education, the
                                   trustee, the eligible lender trustee, DTC and others providing services to the master servicer, the administrator or these parties), are not year 2000 compliant, the administrator's, the master servicer's and the parties' ability to provide services required in connection with the administration of the administrator's student loan program and the payment of the principal of and interests on your notes may be adversely affected. See "The Depositor - Year
                                   2000."


PROBLEMS CAUSED BY YEAR 2000       If computer programs and information systems
ISSUES WITH THE DEPARTMENT OF      used by the Department of Education are not
EDUCATION COULD RESULT IN          year 2000 compliant, the master servicer, the
REDUCTIONS OR DELAYS IN            servicers and the guarantee agencies ability
PAYMENT WHICH MAY ADVERSELY        to provide services required in connection
AFFECT THE ABILITY TO PAY          with administration of student loan programs
PRINCIPAL AND INTEREST ON YOUR     and the payment of reimbursement payments to
NEW NOTES                          guarantee agencies and of special allowance
                                   payments and interest subsidy payments and the payment of principal and interest on your notes may be adversely affected.

All terms that are unique to our industry and this transaction are defined in "Appendix A - Glossary" of this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     The issuer has filed with the SEC a registration statement on Form S-4 under the Securities Act and the rules and regulations thereunder covering the new notes being offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, as portions have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the issuer and the new notes offered by this prospectus, reference is made to the registration statement which is on file at the offices of the SEC and may be obtained on payment of the fee prescribed by the SEC or may be examined without charge at the offices of the SEC. Statements contained in this prospectus as to the contents of any documents referred to are not necessarily complete, and, in each instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

     The issuer is not currently subject to the information reporting requirements of the 1934 securities exchange act. The issuer will become subject to these requirements on the effectiveness of the registration statement, and in accordance therewith will file reports and other information with the SEC. The registration statement and periodic reports and other information filed by the issuer with the SEC can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., or at its regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov.

                                   THE ISSUER

THE TRUST

Student Loan Funding 1998-A/B Trust is a common law trust formed under the laws of the State of Delaware. The trust will not engage in any activity other than:

     (1) acquiring, holding, selling and managing the financed student loans and the other assets of the trust and proceeds from the financed student loans,

     (2)  issuing one or more classes of its certificates and notes,

     (3)  making payments on its certificates and notes and

     (4) engaging in other activities related to the activities listed in (1) through (3) above.

The trust was formed and initially capitalized with nominal equity represented by a trust certificate held by the depositor.

The old notes were issued by the depositor under an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A., as trustee. The proceeds from the sale of the old notes were used by the eligible lender trustee, on behalf of the depositor, to acquire the initial financed student loans. The trust purchased the financed student loans from the depositor by assuming the obligations of the depositor under the old notes and the indenture.

The assumption by the trust was completed on April 20, 1999. The trust will enter into the Second Amended and Restated Indenture of Trust and the Second Amended and Restated Terms Supplement, each to be dated as of June 1, 1999 between itself and Firstar Bank, N.A. under which the new notes will be issued.

The assets of the trust include:

     (1)  the pool of financed student loans;

     (2) all funds related to the financed student loans collected after the applicable cut-off date; and

     (3) all moneys and investments on deposit in the collection account, note payment account, expense account, reserve account and excess surplus account.

All of the accounts in (3) above are held in the name of the indenture trustee. To facilitate servicing and to minimize administrative burden and expense, the related servicer will be appointed custodian of the promissory notes representing the financed FFELP loans by the eligible lender trustee.

Under the trust agreement, the co-owner trustee, on behalf of the trust, will not engage in any activity other than:

     (1) assigning, granting, transferring, pledging, mortgaging and conveying its right, title and interest in the assets of the trust to the indenture trustee for the benefit of the holders of the notes:

     (2) to holding, managing and distributing to the holder any portion of the assets of the trust released from the lien of, and remitted to, the co-owner trustee for deposit in the trust under the indenture;

     (3)  issuing and exchanging the new notes for the outstanding old notes;

     (4)  making payments on the notes of the issuer; and

     (5) engaging in other activities that are related to the activities listed in (1) through (4) above.

The depositor structured the issuer as a common law trust as opposed to a business trust. Business trusts generally are eligible for relief under the United States Bankruptcy Code or other insolvency laws. Common law trusts may not be eligible to be debtors under the insolvency laws if their activities are insufficient to allow them to be characterized as business trusts. The depositor has restricted the activities of the issuer in the trust agreement so that it would not be characterized as a business trust eligible to be a debtor under the insolvency laws. If a court were to conclude that the issuer was a business trust and, therefore, eligible to be a debtor under the insolvency laws, a bankruptcy filing by or against the issuer could result in delays in payments on your new notes or reductions in the amounts of these payments.

The trust's principal offices are located in the offices of the co-owner trustee, c/o Firstar Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45202.

The new notes are obligations of the trust only and are payable solely from the assets of the trust under the indenture. See "Security for the Notes -- The Trust Assets."

CO-OWNER TRUSTEE

Firstar Bank, N.A., a national banking corporation, will serve as co-owner trustee of the trust. Its address is 425 Walnut Street, Cincinnati, Ohio 45202. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

OWNER TRUSTEE

First Union Trust Company, National Association, a national banking corporation, will serve as owner trustee of the trust. Its address is One Rodney Square, Suite 100, 920 King Street, Wilmington, Delaware 19801. The trust, the depositor, the administrator or their affiliates may maintain other banking relationships with First Union Trust Company and its affiliates from time to time.

THE ADMINISTRATOR AND MASTER SERVICER

Student Loan Funding Resources, Inc., an Ohio corporation, offers a broad range of educational related financial services, including student loan secondary market services for lenders, education information outreach, and technical and other assistance to colleges and universities. Resources is a wholly-owned subsidiary of the Thomas L. Conlan Education Foundation (formerly known as The Student Loan Funding Corporation), an Ohio nonprofit corporation. The principal executive offices of Resources are located at One West Fourth Street, Suite 200, Cincinnati, Ohio 45202. Its telephone number is (513) 352-0222.

Resources will undertake some responsibilities of the co-owner trustee, on behalf of the issuer, under the indenture. Under an Administration Agreement between Resources and the co-owner trustee, on behalf of the issuer, Resources, as administrator, will provide management and administrative services to the issuer. The administrator will receive an administration fee as compensation for the performance of its obligations and as reimbursement for its expenses related to its duties as administrator.

Under a master servicing agreement between Resources, as master servicer, and the co-owner trustee, on behalf of the issuer, Resources will provide for the servicing of the financed student loans. The master servicer will receive a master servicing fee as compensation for the performance of the obligations and the reimbursement for its expenses related to its duties as master servicer. However, the notes are neither obligations of nor guaranteed or insured by Resources in its capacity as the administrator or the master servicer.

Directors of Resources

Resources is governed by a board of directors that is currently authorized to have seven members. The following table sets forth information with respect to the directors of Resources:

      STUDENT LOAN FUNDING RESOURCES, INC. BOARD OF DIRECTORS INFORMATION

                           Joined     Term      Board Positions                                     Occupation
       Director    Age     Board     Ending       and Offices         Principal Address          (past five years)
Susan E. Arnold    45      1998       2002                      One Procter & Gamble Plaza   Vice President & General Manager,
                                                                Cincinnati, Ohio  45201      Procter & Gamble North America

Ronald D. Brown    45      1998       2000                      4701 Marburg Avenue          Senior Vice President & CFO, Milacron,
                                                                Cincinnati, Ohio  45209      Inc.

                           Joined     Term    Board Positions                                        Occupation
       Director     Age    Board     Ending     and Offices         Principal Address             (past five years)
Lawrence A. Leser   63     1998       2001    Chairman         P.O. Box 5380                  Chairman,
                                                               Cincinnati, Ohio  45201        The E.W. Scripps Company
                                                                                              Chairman & CEO (1994-96)

                                                                                              Serves as Director of:
                                                                                              The E.W. Scripps Company, Union
                                                                                              Central Life Insurance Company & AK
                                                                                              Steel Holding Company

William S.
Newcomb, Jr.       55     1998       2001     Vice Chairman    52 East Gay Street             Partner,
                                                               Columbus, Ohio  43215          Vorys, Sater, Seymour & Pease LLP

Michael H. Shaut   48     1999       2002     President & CEO  One West 4(th) St., Su. 200    Previously:  President, Education
                                                               Cincinnati, Ohio  45202        Planning Services, Inc.

                                                                                              Previously:
                                                                                              Executive Vice President and Chief
                                                                                              Operating Officer,
                                                                                              The Student Loan Funding
                                                                                              Corporation

Patricia Mann
Smitson            53     Ex-     Ex-Officio  Secretary        312 Walnut Street, Suite 1400  Partner, Thompson Hine & Flory LLP
                        Officio                                Cincinnati, Ohio 45202

Walker J. Wallace  55     1998       2001                      1017 Choctawhatchee Dr.        Retired, Vice President, Procter &
                                                               Niceville, FL  32578           Gamble

OFFICERS OF RESOURCES

The following is information with respect to the key officers of Resources:

Michael H. Shaut, 48, is President and Chief Executive Officer of Resources.
Mr. Shaut assumed that position on May 18, 1999. Mr. Shaut has 19 years of diversified financial services industry experience including student and consumer lending and corporate development. From December, 1995 though June, 1997, Mr. Shaut was Executive Vice President and Chief Operating Officer of the Foundation (then known as The Student Loan Funding Corporation). Mr. Shaut holds a Bachelor of Arts degree from Colgate University and a Juris Doctorate from Georgetown University Law Center. Mr. Shaut is a member of the Bar Associations of the States of Arizona, Ohio, Pennsylvania, Virginia and the District of Columbia.

Stephen T. MacConnell, 52, is Senior Vice President of Legal Services and Human Resources of Resources. Prior to serving Resources, Mr. MacConnell was a named partner for 21 years in a prominent Cincinnati law firm. Mr. MacConnell is a trustee and/or officer of several national and local legal and nonprofit organizations and is currently the immediate past president of the Cincinnati Bar Association. He received his Juris Doctorate from the University of Cincinnati and Bachelor of Arts from Miami University (Ohio). Through May, 1998, Mr. MacConnell was Senior Vice President of Legal Services and Human Resources for The Student Loan Funding Corporation.

James H. Eickhoff, Jr., 37, is Senior Vice President of Business Development and Marketing Services of Resources. Mr. Eickhoff has 14 years of sales and marketing leadership experience within the health care and education fields. He has served on several state and national committees promoting literacy and school-to-work initiatives. He has a Bachelor of Arts from Hope College, Holland, Michigan.

Perry D. Moore, 36, is Vice President and Interim Chief Financial Officer of Resources. Mr. Moore has over 10 years of financial management experience. He has also been employed by a major public accounting firm where he participated in the audits of numerous financial institutions including The Student Loan Funding Corporation. Mr. Moore has over 7 years experience in the student loan industry in the areas of accounting, finance, product development and operations. He holds a bachelor's degree in Accounting from Bowling Green State University and is a member of the American Institute of Certified Public Accountants, Ohio Society of Certified Public Accountants and Institute of Management Accountants.

YEAR 2000

For information describing the level of the trust's, the depositor's and the administrator's readiness for year 2000, see "The Depositor - Year 2000."

                                 THE DEPOSITOR

Student Loan Funding LLC, a Delaware limited liability company organized as a bankruptcy remote special purpose entity, is the depositor. The members of the depositor are Resources (99% ownership) and SLF Enterprises, Inc.
(1% ownership), an Ohio corporation and wholly-owned subsidiary of Resources.

The depositor is governed by a five-member management committee, which consists of the following individuals: Christopher P. Chapman, Mark A. Ferrucci, Kim Lutthans, Perry D. Moore and Michael H. Shaut. Mr. Chapman, Mr. Moore and Mr. Shaut are officers and employees of Resources and Ms. Lutthans and Mr. Ferrucci are independent members of the management committee. The depositor has no full-time employees. The principal executive offices of the depositor are located at One West Fourth Street, Suite 210, Cincinnati, Ohio 45202. The telephone number of the offices is (513) 352-0570.

On June 1, 1998, the Foundation, in connection with an election under Section 150(d)(3) the Internal Revenue Code of 1986, transferred to Resources substantially all of the assets and liabilities of Foundation, and Resources subsequently transferred substantially all of the transferred assets and liabilities to the depositor. As a result of these transfers and assumptions, the depositor became the sole obligor on approximately $1.9 billion of debt that was previously debt of the Foundation, which is all non-recourse debt of the depositor, and Foundation and Resources have no liability on that debt. Until June 1, 1998, the Foundation was a tax-exempt charitable organization under
Section 501(C)(3) of the Internal Revenue Code and a "qualified scholarship funding corporation" within the meaning of Section 150(d) of the Internal Revenue Code engaged in acting as a secondary market for student loans originated under the Higher Education Act. On May 28, 1998, the Foundation made the tax election under Section 150(d)(3) of the Internal Revenue Code to terminate its status as a qualified scholarship funding corporation while continuing to qualify as a tax-exempt charitable organization under Section 501(C)(3) of the Internal Revenue Code.

Under the depositor's limited liability company agreement, the depositor will not engage in any activity other than

(1) acquiring, holding, selling and managing student loans and other assets (consisting of moneys and investment securities on deposit in the funds and accounts under its indentures and the depositor's rights under particular contracts) in any of the trusts established by the depositor,

(2) issuing one or more series of notes or other debt obligations under one or more indentures of the depositor,

(3) making payments on the notes or other debt obligations of the depositor, and

(4)  engaging in other activities that are related to those activities.

DEPOSITOR AS BANKRUPTCY REMOTE ENTITY

Resources structured the depositor to prevent any voluntary or involuntary application for relief by Resources under insolvency laws from resulting in consolidation of the assets and liabilities of the depositor with those of Resources. The depositor was created as a separate, special purpose subsidiary under a limited liability company agreement containing limitations (including restrictions on the nature of the depositor's business and a restriction on the depositor's ability to commence a voluntary proceeding under insolvency laws without the unanimous affirmative vote of its management committee, including the independent members). There can be no assurance that the activities of the depositor will not result in a court concluding that the assets and the liabilities of the depositor should be consolidated with those of Resources in a proceeding under any insolvency laws.


The depositor has received the advice of counsel to the effect that subject to specific facts, assumptions and qualifications, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the depositor and to require the consolidation of the assets and liabilities of the depositor with the assets and liabilities of Resources in the event of the application of any insolvency laws to Resources. Among other things, it is assumed by counsel that the depositor will follow specific procedures in the conduct of its affairs, including:

-    maintaining records and books of accounts separate from those of Resources,

-    refraining from commingling its assets with those of Resources, and

- refraining from holding itself out as having agreed to pay, or being liable for, the debts of Resources.


The depositor intends to follow these and other procedures related to maintaining its separate identity.

There can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of Resources. If a court were to reach that conclusion, or a filing were made under any insolvency laws by or against the depositor, or if an attempt were made to litigate any of the above issues, delays in distributions on the notes could occur or reductions in the amounts of these distributions could result.

After the occurrence of any of event of bankruptcy or insolvency of the depositor, the financed student loans and other assets of the trust may be liquidated. The proceeds from that liquidation would be treated as collections on these assets and deposited in trust under the indenture. There can be no assurance that the proceeds from the liquidation of these assets and amounts (if any) on deposit in the funds and accounts held under the indenture would be sufficient to pay the notes in full.

RELATIONSHIP WITH INTUITION HOLDINGS, INC. AND INTUITION, INC.

On November 30, 1998, Resources completed a transaction wherein Resources acquired a 50% ownership interest in InTuition Holdings, Inc. and has the right to appoint two members of the board of directors (which consists of four members) of InTuition Holdings, Inc. As of September 30, 1998, InTuition Holdings, Inc. had $4.1 million in assets, $3.1 million in liabilities and $1.0 million in shareholders' equity. InTuition, Inc. is wholly owned by InTuition Holdings, Inc. Approximately 88% of the financed student loans in the initial pool balance were acquired from InTuition Holdings, Inc. with recourse for breach of representations, warranties and covenants with respect to the financed student loans solely to InTuition Holdings, Inc. In some circumstances and subject to limitations, InTuition Holdings, Inc. has the right to cause the seller of specific loans to InTuition Holdings, Inc. to repurchase these student loans in the event of a breach of the representations, warranties or covenants of the seller with respect to these student loans under the purchase agreement between InTuition Holdings, Inc. and the seller. See "Risk Factors -- Inability of Seller to Meet its Repurchase Obligations May Adversely Affect Your Notes" and "Servicing -- InTuition, Inc."

YEAR 2000

The "year 2000" issue refers to a wide variety of potential computer program and electronic processing and functionality issues that may arise from the inability to properly process date-sensitive information relating to the year 2000, later years and to a lesser degree, the year 1999. As a result of computer programs and other electronic devices historically being programmed using two digits rather than four to define the applicable year, time-sensitive software may not properly recognize a year that begins with "20" instead of the familiar "19," which could result in system failure or miscalculations. The inability or failure to adequately address year 2000 issues by any of the parties below (including by any party on which any of the parties rely) could have a material adverse impact on the timely receipt and amount of collections on the financed student loans. If the collections were to be so affected, the timing and amount of payments on the notes could be adversely affected.


The issuer is wholly dependent on the administrator's information systems. Currently, the administrator is in the process of migration to a new loan acquisitions system. Migration is expected to be complete by November 30, 1999. If by June 1, 1999, the administrator determines that the migration will not be completed by November 30, a contingency plan will be executed whereby the existing system will be remediated on or before July 31, 1999. The administrator is conducting a review of its own information systems and expects to have completed all critical modifications to those systems by July 31, 1999, allowing time in 1999 for any system refinements that may be needed. The administrator has also developed high level contingency plans for its mission-critical applications and will refine these plans in 1999. Nevertheless, it is not clear whether adequate contingency plans can be developed for all possible problems.

Costs of the administrator's year 2000 efforts are not expected to have a material adverse impact on operation of the Program or the timely payment of the notes. The administrator spent approximately $43,000 in 1998 and expects to spend approximately an additional $40,000 in 1999 on the project.

If the administrator's actual costs or timing for its own year 2000 remediation efforts differ materially from its present estimates, or if there are unexpected increases in the cost of the operation of the student loan program due to year 2000 issues, then the operation of the student loan program could be adversely affected, and the timing and amount of payments on the notes could be adversely affected.

THIRD PARTY YEAR 2000 ISSUES

The administrator has made inquiries of the indenture trustee, the eligible lender trustee, each of the servicers and each of the guarantee agencies that guarantee more than 10% of the initial financed student loans, and each of these parties has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems.

The administrator made follow-up inquiries to material servicers to reasonably assure the adequacy of Year 2000 testing and contingency plans. The administrator visited key servicers as necessary to review these test plans, test results and contingency plans. There can be no assurance that the computer systems of these entities or other companies on which

- the issuer, the depositor, the administrator, the master servicer, the indenture trustee, the eligible lender trustee, any servicer or any guarantee agency relies will be compliant on a timely basis, or that a failure to resolve year 2000 issues by any of these parties or another party on which any of these parties rely, or a remediation or conversion that is incompatible with the administrator's, the master servicer's, indenture trustee's, eligible lender trustee's, any guarantee agency's or any servicer's computer systems, will not have a material adverse effect on the issuer, the depositor, the administrator, the indenture trustee, the eligible lender trustee, a guarantee agency or a servicer.

Also, to the extent any additional eligible lender trustee, guarantee agency or servicer is added for financed student loans in the trust, or a replacement or successor to the initial indenture trustee is necessary, the relative state of preparedness or unpreparedness of these entities with regard to year 2000 issues may have an adverse impact on the issuer, the depositor or the administrator and the timing and amount of payments on the notes. The administrator will continue to monitor the progress of the master servicer, the indenture trustee, the eligible lender trustee, each of the servicers and each of the guarantee agencies in addressing their respective year 2000 issues. For information regarding the efforts of DTC in addressing year 2000 issues, see "Description of the New Notes -- Book-entry Registration."

The administrator maintains other material third party vendor relationships with human resources, finance and facilities providers. The administrator made inquiries of those vendors whose failure of Year 2000 readiness would constitute a potential material impact on its business. These inquiries have confirmed that our vendors have taken, or are taking reasonable necessary steps toward resolution of Year 2000 issues, if any, which may materially affect the administrator. The administrator will continue to monitor the process of third party vendors and has developed or is developing reasonable contingency plans to address any material Year 2000 failures or deficiencies.

The administrator has also made inquiries to the Department of Education, and the Department of Education has confirmed to the administrator that it is reviewing its own information systems and is taking the necessary steps to make any necessary modifications to those systems. The Department of Education has undertaken a year 2000 compliance project to address year 2000 issues. Information regarding the Department of Education's year 2000 efforts can be obtained at the Department of Education's site on the world wide web at http://www.ed.gov. This website indicates that the Department of Education has completed the five phases recommended by the General Accounting office for all its mission critical systems. In addition, the Department of Education's Year 2000 Progress Report Card has been upgraded to a grade of "A-" by the U.S. House of Representatives Committee on Government Reform and Oversight. Any failure by the Department of Education to resolve any year 2000 issues or any adverse effect on the Department of Education caused by a party on which the Department of Education relies as a result of year 2000 issues may have a material adverse effect on the FFEL program and the timely receipt of payments on financed FFELP loans, such as interest subsidy payments and special allowance payments.

Even if the depositor or the administrator does not incur significant direct costs in modifying its own information systems, there can be no assurance that the failure or delay of the indenture trustee, any eligible lender trustee, any servicer, any guarantee agency, the Department of Education or any other third parties (including any party on which any of these parties rely or any auction agent, calculation agent, exchange counterparty, market agent, broker-dealer, provider of credit enhancement or remarketing agent under the indenture or any other indenture of the depositor) in addressing year 2000 issues or the costs involved in this process will not have a material adverse impact on the timely receipt and amount of collections on the financed student loans. If the collections were to be so affected, the timing and amounts of payments on the notes could be adversely affected.

                                USE OF PROCEEDS

We will not receive any proceeds from the exchange offer.

The net proceeds to depositor from the sale of the $727,800,000 of old notes were $727,397,583 after deducting discounts and paying offering expenses. The depositor used the proceeds from the offering of the old notes in the following amounts:


                                                                  Percentage of
               Fund or Account               Amount               Proceeds
               ---------------               ------               --------


              acquisition fund          $708,205,483              97.36%
              reserve fund                10,917,000               1.50%
              collection account           5,000,000               0.69%
              expense account              3,275,100               0.45%
                                           ---------               ----
              Total Uses                $727,397,583             100.00%


We paid the initial purchasers a fee of $2,602,595 from moneys in the expense account.


                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

The depositor sold the old notes in a private offering on December 22, 1998, to Salomon Smith Barney Inc., Fifth Third/The Ohio Company and NationsBanc Montgomery Securities LLC, the initial purchasers, under a purchase agreement dated December 18, 1998 among the depositor and the initial purchasers. The initial purchasers subsequently resold the old notes to institutional investors.

Under the registration rights agreement that the depositor and the initial purchasers entered into in connection with the private offering of the old notes and that was subsequently assumed by the issuer, we are required to file the registration statement of which this prospectus is a part. The assumption by the trust was completed on April 20, 1999. The registration statement provides for a registered exchange offer of new notes identical in all material respects to the old notes, except that the new notes will be issued by the trust, will be freely transferable and will not have any covenants regarding exchange and registration rights. Under the registration rights agreement, we are required to use our best efforts to:

     - cause the registration statement to be declared effective no later May 31, 1999; and

     - consummate the exchange offer as promptly as practicable, but no later than June 30, 1999.

We are also required to keep the exchange offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the old notes.

For a more complete understanding of your exchange and registration rights, you should refer to the registration rights agreement, which is included as an exhibit to the registration statement of which this prospectus is a part.

EFFECT OF THE EXCHANGE OFFER

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, Thompson Hine & Flory LLP, counsel to the issuer, has rendered an opinion that you may offer for resale, resell and otherwise transfer the new notes issued to you under the exchange offer in exchange for your old notes without compliance with the registration and prospectus delivery provisions of the 1933 securities act, so long as by tendering old notes in exchange for new notes and by executing the letter of transmittal that accompanies this prospectus you represent that:

     - you are not our "affiliate" (as defined in Rule 405 of the 1933 securities act);

     - you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes; and

     - you are acquiring the new notes in the ordinary course of your business.

In addition, each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." In the registration agreement, depositor has agreed that it will allow exchanging dealers (and any other persons subject to similar prospectus delivery requirements) to use this prospectus in connection with a resale.

To the extent old notes are tendered and accepted in the exchange offer, the principal amount of outstanding old notes will decrease with a resulting decrease in the liquidity in the market for the old notes. Old notes that are still outstanding following the consummation of the exchange offer will continue to be subject to transfer restrictions.

TERMS OF THE EXCHANGE OFFER

On the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. As of the date of this prospectus, a total of $692,836,478.23 principal amount of the old notes is outstanding. We will issue and exchange new notes of each series in principal amounts equal to the principal amounts of outstanding old notes of each series accepted in the exchange offer. You may tender some or all of your old notes under the exchange offer.

You only may tender and exchange your old notes for a corresponding series of new notes, such that you may tender and exchange:

- Series 1998A-3 Notes for Series 1998A1-3 Notes;

     -    Series 1998A-4 Notes for Series 1998A1-4 Notes;

     -    Series 1998A-5 Notes for Series 1998A1-5 Notes;

     -    Series 1998A-6 Notes for Series 1998A1-6 Notes; and

     -    Series 1998B-3 Notes for Series 1998B1-3 Notes.

The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that:

     -    the new notes will be issued by the trust;

     - the offering of the new notes has been registered under the 1933 securities act;

     -    the new notes will not be subject to transfer restrictions; and

     - the new notes will be issued free of any covenants regarding exchange and registration rights.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture under which the old notes were, and the new notes will be, issued.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of old notes on or about May 27, 1999. The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered. However, the exchange offer is subject to conditions, which we may waive, and to the terms and provisions of the registration agreement. See "--Conditions to the Exchange Offer."

You do not have any appraisal or dissenters' rights under law or the indenture in connection with the exchange offer. During the exchange offer, we will comply with the applicable requirements of the 1934 Securities Exchange Act and the rules and regulations of the SEC established under the 1934 Securities Exchange Act.

If we do not accept for exchange any tendered old notes because of an invalid tender, the occurrence of other events set forth in this prospectus or for another reason, certificates for any unaccepted old notes will be returned, without expense to you, as promptly as practicable after the expiration date of the exchange offer.

If you tender old notes in the exchange offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes under the exchange offer. We will pay all charges and expenses, other than specific applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The expiration date is 5:00 p.m., New York City time, on June 28, 1999, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

We have the right to delay accepting any old notes, to extend the exchange offer or, if any of the conditions set forth under the heading "--Conditions to the Exchange Offer" have been satisfied, to terminate the exchange offer, by giving oral or written notice of the delay, extension or termination to the exchange agent. We also have the right to amend the terms of the exchange offer. If we delay acceptance of any old notes, or terminate or amend the exchange offer, we will make a public announcement to that effect as promptly as practicable. If we believe that we have made a material amendment of the terms of the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law. We will notify the exchange agent of any extension of the exchange offer in writing or orally (which we will promptly confirm in writing). Unless otherwise required by applicable law or regulation, we will make a public announcement of any extension of the expiration date before 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We have no obligation to publish, advise or otherwise communicate any public announcement, other than by making a timely press release.

INTEREST ON THE NEW NOTES

Interest on the new notes will accrue from the last interest payment date on which we paid interest on the old notes surrendered in exchange for them. See "Description of the New Notes--Interest."

PROCEDURES FOR TENDERING

Each holder of old notes wishing to accept the exchange offer must:

     (1) complete, sign and date the letter of transmittal, or a facsimile of it;

     (2) have the signatures on it guaranteed if required by the letter of transmittal; and

     (3) mail or otherwise deliver the letter of transmittal or the facsimile, together with the old notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer (unless the tender is being effected under the procedure for book-entry transfer described below).

Any financial institution that is a participant in the book-entry transfer facility system of The Depository Trust Company may make book-entry delivery of the old notes by causing DTC to transfer the old notes into the exchange agent's account and to deliver an agent's message (as described below) on or prior to the expiration date of the exchange offer under DTC's procedures for the transfer and delivery. If delivery of old notes is made through book-entry transfer into the exchange agent's account at DTC and an agent's message is not delivered, the letter of transmittal (or facsimile of it), with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the exchange agent at its addresses set forth under the heading"-- Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. DELIVERY OF DOCUMENTS TO DTC UNDER ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

The term agent's message means a message that states that DTC has received an express acknowledgment from the tendering DTC participant that the DTC participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against the DTC participant. The agent's message is transmitted by DTC to, and received by, the exchange agent and forms a part of the confirmation of the book-entry tender of old notes into the exchange agent's account at DTC.

A holder's tender (as set forth above) of old notes will constitute an agreement between the holder and us under the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

You must deliver all documents to the exchange agent at its address set forth in this prospectus under "--Exchange Agent." Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for the holders.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, you should allow enough time to assure timely delivery. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO US.

Only a person in whose name old notes are registered on the register maintained by the trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by DTC who desires to deliver the old notes by book-entry transfer at DTC may tender the old notes in the exchange offer.

Any beneficial holder whose old notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial holder wishes to tender on his own behalf, he must, prior to completing and executing the letter of transmittal and delivering his old notes, obtain a properly completed bond power from the registered holder. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by:

     - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     - a commercial bank or trust company having an office or correspondent in the United States; or

     - an eligible guarantor institution within the meaning of Rule 17Ad-15 under the 1934 securities exchange act,

unless the old notes tendered under the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     -    for the account of an eligible guarantor institution.

If a person other than the registered holder of any old notes signs the letter of transmittal, the old notes must be endorsed or accompanied by appropriate bond powers that authorize that person to tender the old notes on behalf of the registered holder, and, in either case, signed as the name of the registered holder or holders appears on the old notes.

If a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other acting as a fiduciary or representative signs the letter of transmittal or any old notes or bond powers, that person should so indicate when signing, and, unless we waive the requirement, must submit with the letter of transmittal evidence satisfactory to us of their authority to so act.

The validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes that, in the opinion of our counsel, it would be unlawful for us to accept. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within this time as we shall determine. Neither we, the exchange agent nor any other person is under any duty to give notification of defects or irregularities with respect to tenders of old notes. Also, neither we, the exchange agent nor any other person has any liability for failure to give this notification. Tenders of old notes will not be deemed to have been made until any irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the exchange agent to the tendering holder of the old notes unless otherwise provided in the letter of transmittal as soon as practicable following the expiration date of the exchange offer.

In addition, we reserve the right in our sole discretion to:

     - purchase or make offers for any old notes that remain outstanding after the expiration date of the exchange offer, or (as set forth under the heading "--Conditions to the Exchange Offer") to terminate the exchange offer; and
     - to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or other ways.

The terms of any of these purchases or offers may differ from the terms of the exchange offer.

By tendering, you represent to us that, among other things:

     - the new notes acquired under the exchange offer in exchange for your old notes are being obtained in the ordinary course of your business;
     - you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

     - you are not an "affiliate" of depositor within the meaning of Rule 405 under the 1933 securities act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

On satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "--Conditions to the Exchange Offer." For each old note that we accept for exchange, the holder of the old note will receive a new note having a principal amount equal to that of the surrendered old note.

For purposes of the exchange offer, we will have accepted properly tendered old notes for exchange when, as and if we give oral or written notice to that effect to the exchange agent, with written confirmation of any oral notice to be given promptly afterwards.

In all cases, we will issue new notes for old notes that we accept for exchange under the exchange offer only after timely receipt by the exchange agent of:

     -    certificates for the old notes,
     -    a properly completed and duly executed letter of transmittal, and
     - all other required documents or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC.

If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desired to exchange, we will return these unaccepted or non-exchanged old notes without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC under the book-entry procedures described below, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility) as promptly as practicable after the expiration date of the exchange offer.

BOOK-ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC under DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, either:

   - the letter of transmittal (or a facsimile of it or an agent's message in lieu of it), with any required signature guarantees and any other required documents, must always be transmitted to and received by the exchange agent at one of the addresses set forth under the heading"--Exchange Agent" on or prior to the expiration date of the exchange offer, or

   - the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their old notes and who cannot deliver their old notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date of the exchange offer, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

   -     the tender is made through an eligible guarantor institution;

   - prior to the expiration date of the exchange offer, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery): (1) setting forth the name and address of the holder of the old notes, the certificate number or numbers of the old notes and the principal amount of old notes tendered, (2) stating that the tender is being made, and (3) guaranteeing that, within three business days after the expiration date of the exchange offer, the letter of transmittal (or facsimile of it), together with the certificate(s) representing the old notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

   - the properly completed and executed letter of transmittal (or facsimile of it), together with the certificate(s) representing all tendered old notes in proper form for transfer (or confirmation of a book-entry transfer into the exchange agent's account at DTC of old notes delivered electronically) and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date of the exchange offer.

On request to the exchange agent, a notice of guaranteed delivery will sent to holders who wish to tender their old notes according to the delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided in this prospectus, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a facsimile transmission or letter notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. A notice of withdrawal must:

   - specify the name of the person having deposited the old notes to be withdrawn;

   - include a statement that the note depositor is withdrawing its election to have old notes exchanged and identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of the old notes);

   - be signed by the note depositor in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer that will permit the trustee with respect to the old notes to register the transfer of the old notes into the name of the note depositor withdrawing the tender; and

   - specify the name in which any the old notes are to be registered, if different from that of the note depositor.

If you have tendered old notes under the procedures for book-entry transfer set forth under the headings "--Procedures for Tendering" and "--Book-entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of old notes, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written, telegraphic, telex or facsimile transmission.

The validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, and our determination will be final and binding on all parties. Any old notes withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the old notes that have been withdrawn are validly re-tendered. Properly withdrawn old notes may be re-tendered by following one of the procedures set forth under the heading "--Procedures for Tendering," at any time prior to the expiration date of the exchange offer.

CONDITIONS TO THE EXCHANGE OFFER

The exchange offer is not subject to any conditions, other than that:

   - the exchange offer does not violate any applicable law or interpretation of the staff of the SEC; and

   - there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer.

We cannot assure you that this condition will not occur. Holders of old notes will have specific rights under the registration rights agreement if we fail to consummate the exchange offer. If we determine that we may terminate the exchange offer, as set forth above, we may:

   - refuse to accept any old notes and return any old notes that have been tendered to their holders;

   - extend the exchange offer and retain all old notes tendered before the expiration date of the exchange offer, subject to the rights of holders of tendered old notes to withdraw their tendered old notes; or

   - waive the termination event with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

If a waiver constitutes a material change in the exchange offer, we will disclose the change by means of a supplement to this prospectus that will be distributed to each registered holder of old notes, and we will extend the exchange offer for a period of five to ten business days, depending on the significance of the waiver and the manner of disclosure to the registered holders of the old notes, if the exchange offer would otherwise expire during this period.

Dealer Manager

Salomon Smith Barney Inc., as dealer manager, has agreed to solicit exchanges of the old notes. The depositor will pay the dealer manager specified expenses payable as of the completion of the exchange offer. Additional solicitation may be made by telecopier, by telephone, or in person by officers and regular employees of the depositor and its affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

The depositor has agreed to indemnify the dealer manager against some liabilities, including civil liabilities under the 1933 securities act, and to contribute to payments that the dealer manager may be required to make in respect the securities act.

The dealer manager engages in transactions with, and from time to time has performed services for, the depositor.

EXCHANGE AGENT

Firstar Bank, N.A., the trustee under the indenture, has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and inquiries for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

         By mail:                               By hand or overnight delivery:

         Corporate Trust Department             Corporate Trust Department
         425 Walnut Street                      425 Walnut Street
         Mail Location 5155                     6th Floor
         Cincinnati, Ohio 45202                 Cincinnati, Ohio 45202
         Attention: Brian J. Gardner            Attention: Brian J. Gardner


             (if by mail, registered or certified mail recommended)

                         facsimile transmission number:
                        (for eligible institutions only)

                                 (513) 632-5511

                              confirm by telephone:

                                 (513) 762-8870

Delivery of the letter of transmittal to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

FEES AND EXPENSES

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay the cash expenses to be incurred in connection with soliciting tenders under the exchange offer. These expenses include fees and expenses of the exchange agent and the indenture trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders will be responsible for the payment of any applicable transfer tax if they instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder.

ACCOUNTING TREATMENT

The new notes will be recorded at the same carrying value as the old notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer and the unamortized expenses relating to the issuance of the old notes will be amortized over the term of the new notes.


                           THE FINANCED STUDENT LOANS

The notes are secured by and payable solely from the assets of the trust. The trust includes:

(1) a pool of financed student loans and moneys payable with respect to these loans after their respective dates of acquisition or origination from moneys under the indenture;

(2) money and investment securities in the funds and accounts held by the indenture trustee under the indenture; and

(3) all rights of the issuer and the eligible lender trustee in and to specific contracts. See "Security for the Notes -- The Trust."

Financed in the case of financed student loans refers to student loans made or acquired through the eligible lender trustee, with the proceeds of the old notes or moneys in the acquisition fund or the collection account. Financed also refers to the exchange of financed student loans under the indenture, and included in the student loan portfolio fund. The pool of financed student loans includes the student loans to be financed by the issuer or the eligible lender trustee of the issuer.

As a result of variation in the effective rates of interest applicable, the distribution by weighted average interest rate, may be different from the tables below. The information set forth below with respect to the original and remaining terms to maturity of financed student loans may vary significantly from the actual term to maturity of any of the financed student loans as a result of deferral and forbearance periods being granted.

The financed student loans were acquired on or about December 31, 1998 at their principal balance as of their purchase date. The financed student loans are FFELP loans that at the time of acquisition met the following criteria:

(1) originated in the United States or its territories or possessions under the FFEL program to or on behalf of a student who has graduated or is expected to graduate from an accredited institution of higher education within the meaning of the Higher Education Act,

(2) bear interest at the maximum interest rate permitted under the Higher Education Act, or a lesser rate of interest as is approved by the rating agencies under the indenture;

(3) contain terms required by the FFEL program, the guarantee agreements and other applicable requirements, and

(4) is not more than 120 days past due as of the date that financed student loan is acquired. See "Description of the FFEL Program" and "The Guarantee Agencies."

The following is a summary of the delinquency status of the financed student loans as of March 31, 1999.

                                                               Percent of Initial Financed
                                                    Aggregate         Student Loans
                                                   Outstanding        by Outstanding
          Days Delinquent                       Principal Balance    Principal Balance
          ---------------                       -----------------    -----------------
0 - 30 ................................           $563,349,557             86.13%
31 - 60 ...............................             32,733,891              5.01
61 - 90 ...............................             18,799,141              2.87
91 - 120 ..............................             22,697,079              3.47
121 and above .........................             16,502,138              2.52
                                                    ----------              ----

          Total .......................           $654,081,806               100%


For this purpose, delinquency refers to the number of days for which any part of a payment is past due. All of the financed student loans in the trust are FFELP loans.

Each financed student loan is required to be guaranteed as to principal and interest by a guarantee agency and reinsured by the Department of Education as provided under the Higher Education Act. Each financed student loan is eligible for special allowance payments, those that are subsidized Stafford loans are eligible for interest subsidy payments paid by the Department of Education. See "Description of the FFEL Program."

Additional student loans that may be financed after the closing date include specific financed student loans substituted for other financed student loans in the trust meeting specific specified characteristics. See "The Indenture-- Student Loan Portfolio Fund" and "The Indenture-- Collection Fund."

Although characteristics of additional financed student loans are expected to be similar to the initial loans, the aggregate characteristics of the entire pool will vary from them, because additional financed student loans may be financed after the closing date. The aggregate characteristics include the composition of the financed student loans, the borrowers of the financed student loans and the distribution by interest and by principal balance described by the tables below.

Each of the financed student loans provides for the amortization of the outstanding principal balance of that financed student loan over a series of regular payments. Each regular payment consists of an installment of interest. The interest installment is calculated on the basis of the outstanding principal balance of that financed student loan multiplied by the applicable interest rate and further multiplied by the period elapsed since the preceding payment of interest was made. As payments are received in respect of that financed student loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment, and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made, will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable grace periods, deferment periods or forbearance periods, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that financed student loan.

A total of approximately $680,000,000 of financed student loans were acquired. The tables below describe characteristics of the initial financed student loans as of March 31, 1999.

                COMPOSITION OF THE INITIAL FINANCED STUDENT LOANS


Aggregate Outstanding Principal Balance                                       $654,081,806
Aggregate Outstanding Accrued Interest                                        $  5,293,278
Number of Borrowers                                                                 73,687
Average Outstanding Principal Balance Per Borrower                            $      8,876
Number of Loans                                                                    205,667
Average Outstanding Principal Balance Per Loan                                $      3,180
Weighted Average Annual Borrower Interest Rate                                        8.33%
Weighted Average Remaining Term (months) (does not include the months
remaining for the In-School, Grace, Deferment or Forbearance periods)(1)               108
Weighted Average Remaining Term (months) (including the months
   remaining for the In-School, Grace, Deferment or Forbearance periods)(1)            109


------------

(1)Refers to the payment status of the borrower of each financed student loan as of March 31, 1999: the borrower may still be attending school, may be in a grace period after completing school and prior to repayment commencing, may be currently required to repay that loan or may have temporarily ceased repaying that loan through a deferral or a forbearance period. See "Description of the FFEL Program."

         DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY LOAN TYPE


                                                                                    Percent of
                                                                                     Loans by
                                                                     Outstanding    Outstanding
                                                        Number of     Principal      Principal
Loan Type                                                 Loans        Balance        Balance
---------                                                 -----        -------        -------
Stafford-Subsidized                                        45,431   $133,844,830       20.46%
Stafford-Unsubsidized                                     153,782    478,927,034       73.22
Consolidation                                                 696     16,230,557        2.48
PLUS                                                        2,619     11,560,539        1.77
SLS                                                         3,139     13,518,845        2.07
                                                          -------   ------------      ------

         Total                                            205,667   $654,081,806      100.00%



  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY MINIMUM GUARANTEE LEVEL


                                                                                    Percent of
                                                                                     Loans by
                                                                    Outstanding     Outstanding
                                                         Number of   Principal       Principal
Minimum Guarantee Level                                    Loans      Balance         Balance
-----------------------                                    -----      -------         -------

FFELP Loan Guaranteed 100%                                 94,273   $270,606,537       41.37%
FFELP Loan Guaranteed 98%                                 111,394    383,475,268       58.63
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%


     DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTEE AGENCY


                                                                                    Percent of
                                                                                     Loans by
                                                                   Outstanding      Outstanding
                                                         Number of   Principal       Principal
Guarantee Agency                                           Loans      Balance         Balance
----------------                                           -----      -------         -------

Florida Department of Education, Office of Student        128,819   $393,724,755       60.20%
  Financial Assistance
Georgia Higher Education Assistance Corporation            14,394     44,695,738        6.83
United Student Aid Funds, Inc.                             31,659    139,594,151       21.34
Kentucky Higher Education Assistance Authority             18,803     41,438,957        6.34
Great Lakes Higher Education Guaranty Corporation          10,650     24,987,155        3.82
Other Guarantee Agencies                                    1,342      9,641,050        1.47
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081.086      100.00%


  DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY BORROWER INTEREST RATE


                                                                                    Percent of
                                                                                     Loans by
                                                                     Outstanding    Outstanding
                                                          Number of   Principal      Principal
Interest Rate (1)                                           Loans      Balance        Balance
-----------------                                           -----      -------        -------

Less than 7.50%                                             1,575   $  3,685,723        0.56%
7.50% to 7.99%                                              2,252      6,396,610        0.98
8.00% to 8.49%                                            173,081    506,185,361       77.39
8.50% to 8.99%                                             25,127     95,121,099       14.54
9.00% to 9.49%                                              3,248     41,843,853        6.40
9.50% or greater                                              384        849,162        0.13
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%



(1) Determined using the interest rates applicable to the initial financed student loans as of March 31, 1999. However, because some of the initial financed student loans bear interest at variable rates, the existing interest rates are not indicative of future interest rates on the financed student loans. See "Description of the FFEL Program."

               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                   BY RANGE OF OUTSTANDING PRINCIPAL BALANCES



                                                                                    Percent of
                                                                                     Loans by
                                                                     Outstanding    Outstanding
                                                         Number of    Principal      Principal
Principal Balance                                          Loans       Balance        Balance
-----------------                                          -----       -------        -------

Less than $500                                             13,134   $  3,735,490        0.57%
$500-$999.99                                               20,410     15,479,574        2.37
$1,000-$1,999.99                                           46,224     68,374,285       10.45
$2,000-$2,999.99                                           50,031    119,730,367       18.31
$3,000-$3,999.99                                           24,664     83,201,016       13.68
$4,000-$5,999.99                                           28,917    138,729,564       21.21
$6,000-$7,999.99                                            8,797     56,341,809        8.61
$8,000-$9,999.99                                            5,982     50,096,525        7.66
$10,000-$14,999.99                                          4,693     50,368,484        7.70
$15,000-$19,999.99                                          1,251     18,127,451        2.77
$20,000 or greater                                          1,564     43,670,667        6.67
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%


               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                           BY BORROWER PAYMENT STATUS


                                                                                   Percent of
                                                                                    Loans by
                                                                     Outstanding   Outstanding
                                                         Number of    Principal     Principal
Borrower Payment Status                                    Loans       Balance       Balance
-----------------------                                    -----       -------       -------

In School                                                   5,187   $ 14,856,181        2.27%
Grace                                                       3,953     11,029,437        1.69
Repayment                                                 137,108    413,714,224       63.25
Deferment                                                  28,710     93,224,498       14.25
Forbearance                                                30,475    120,463,282       18.42
Claim                                                         234        794,184        0.12
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%



               DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS
                     BY REMAINING TERM TO SCHEDULED MATURITY


                                                                                   Percent of
                                                                                    Loans by
Remaining Months                                                     Outstanding   Outstanding
Until Scheduled                                          Number of    Principal     Principal
Maturity                                                   Loans       Balance       Balance
--------                                                   -----       -------       -------

1   to  12                                                  5,935   $  3,260,671        0.50%
13  to  24                                                  9,231     10,485,667        1.60
25  to  36                                                 17,262     29,295,045        4.48
37  to  48                                                 28,015     67,461,528       10.31
49  to  60                                                 96,233    338,077,083       51.69
61  to  72                                                  5,051     12,680,581        1.94
73  to  84                                                  5,196     20,917,908        3.20
85  to  96                                                  5,386     21,632,009        3.31
97  to 108                                                  5,871     26,188,855        4.00
109 to 120                                                 27,451    123,158,273       18.82
121 to 180                                                     22        360,435        0.06
181 to 240                                                     10        330,423        0.05
241 to 300                                                      4        233,329        0.04
Over 300                                                        0              0        0.00
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%


          GEOGRAPHIC DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS


                                                                                    Percent of
                                                                                     Loans by
                                                                     Outstanding   Outstanding
                                                         Number of    Principal     Principal
Location (1)                                               Loans       Balance       Balance
------------                                               -----       -------       -------

Ohio                                                        9,999   $ 20,228,679        3.09%
Florida                                                   115,925    382,156,038       59.36
Georgia                                                    17,088     54,702,836        8.36
Kentucky                                                   14,660     32,327,979        4.94
Others (57)                                                47,995    164,666,274       24.25
                                                          -------   ------------      ------

     Total                                                205,667   $654,081,806      100.00%



(1) Based on the current permanent billing addresses of the borrowers of the initial financed student loans shown on the Servicer's records.

(2) Consist of locations that include 46 other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the financed student loans relating to which exceeds 2.00% of the initial pool balance.

To the extent that states with a large concentration of financed student loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of that borrowers to repay their financed student loans may be impacted to a larger extent than if that borrowers were dispersed more geographically.


       DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY SCHOOL TYPES


                                                                                   Percent of
                                                                                    Loans by
                                                                     Outstanding   Outstanding
                                                         Number of    Principal     Principal
School Type                                                Loans       Balance       Balance
-----------                                                -----       -------       -------

4 Year Institution                                        133,265   $408,774,525       62.96%
2 Year Institution                                         31,364     94,455,833       14.44
Graduate                                                   25,733     99,584,662       15.23
Proprietary                                                   844      2,649,950        0.41
Other/Unknown                                              14,461     45,492,763        6.96
                                                          -------   ------------      ------

    Total                                                 205,667   $654,081,806      100.00%


INCENTIVE PROGRAMS

Some of the financed student loans, known as reduced rate loans, are eligible for a reduction in interest rate that is less than the maximum rate permitted by the Higher Education Act. Reduced rate loans are Stafford loans and unsubsidized Stafford loans originated on or after July 1, 1996, wherein the applicable interest rate on that a reduced rate loan is reduced by 2.00% . The reduction in interest rate is effective on the receipt of the initial 48 consecutive monthly payments, with no missed or late payments, following commencement of repayment status, and continuing as long as no payments are missed on the reduced rate loans. In addition, after receipt of the initial 24 consecutive monthly payments following commencement of repayment status, a borrower is entitled to receive a credit to their principal balance of any origination fee paid by the borrower in excess of $250. The indenture provides that 15% of the financed student loans are eligible to become reduced rate loans.


                           TRANSFER AND SALE AGREEMENT

Under the transfer and sale agreement the depositor and its eligible lender trustee sold and transferred to the trust and its eligible lender trustee, without recourse, their entire right, title and interest in the financed student loans and all collections received and to be received after the effective date of the transfer and sale agreement. In consideration of this transfer and sale the trust assumed all payment obligations of the depositor on the notes.

CONVEYANCE OF FINANCED STUDENT LOANS; REPRESENTATIONS AND WARRANTIES.

Under the transfer and sale agreement the depositor sold its right, title and interest in the financed student loans to the trust. A court could decide that the financed student loans were not sold to the trust and continue to be the property of the depositor. If this happens, the transfer and sale agreement says that the transfer is a conveyance by the depositor of a valid and binding lien on and a security interest in the financed student loans to the trust.

The depositor made representations and warranties with respect to the financed student loans to the trust, including, among other things, that:

(1) it and its eligible lender trustee are the sole owners and holders of each financed student loan and have full right and authority to transfer the loans free and clear of all liens, pledges or encumbrances (except for the lien and security interest of the indenture trustee) and to the best of the depositor's knowledge, no counterclaim, offset, defense or right to rescission exists with respect to any financed student loan, with notice, lapse of time, or the occurrence or failure to occur of any act or event;

(2) the information provided by the depositor about to the financed student loans is true and correct in all material respects; and

(3) to the best of the depositor's knowledge, each financed student loan, complies in all material respects with the requirements of the Higher Education Act.

REPURCHASE OF FINANCED STUDENT LOANS

If the Secretary of Education or a guarantee agency refuses to honor all or part of a claim filed with respect to a financed student loan:

         (a) because of something that occurred after the depositor took title to that financed student loan but prior to the transfer to the trust, at the request of the trust, the depositor is obligated to repurchase that financed student loan, or

         (b) because something that occurred prior to the date on which the depositor took title to that financed student loan, the depositor is obligated to that financed student loan, but only after the depositor has had reasonable time to exercise its rights under the applicable purchase agreement to require the seller of that financed student loan to repurchase it.

IN EITHER CASE, THE REPURCHASE PRICE WILL BE THE SUM OF

(1) the same percentage of the then-outstanding principal balance of that financed student loan as the depositor originally paid;

(2) interest payable by the obligor accrued and unpaid with respect to that financed student loan including the date of repurchase;

(3) an amount equal to any special allowance payments or interest subsidy payments, if applicable, in respect of that financed student loan for this period as the financed student loan was held by or on behalf of the depositor to which the depositor was not entitled due to ineligibility of that financed student loan; and

(4) any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred by the trust or the appropriate successors or assigns in connection with that financed student loan and arising out of the reasons for the repurchase.

The depositor is required to repurchase that financed student loan after receiving notice form the co-owner trustee requesting repurchase by depositor and setting forth the reason therefor. Any financed student loan returned to the depositor which has been endorsed to the co-owner trustee shall be endorsed by the eligible lender trustee on behalf of the trust to the eligible lender trustee of the depositor on the form supplied by the eligible lender trustee on behalf of the trust.
AMENDMENT.

The parties may agree in writing to amend the transfer and sale agreement, with the consent of the indenture trustee, to add any provisions to or to change or eliminate any provisions of the transfer and sale agreement. The parties may amend it by modifying in any manner, the rights of holders of notes, provided that no amendment may:

(1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the financed student loans or distributions required for the benefit of the holders of notes; or

(2) reduce the percentage of the notes required to consent to any such amendment, without the consent of the holders of all the outstanding notes affected thereby.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

The rate of payment of principal of the notes and the yield on the notes will be affected by

(1) prepayments of the financed student loans that may occur as described below;

(2)      the sale by the issuer of financed student loans;

(3)      parity percentage payments; and

(4) deferrals or delays in payments on the financed student loans resulting from defaults, grace periods, deferment periods and, under some circumstances, forbearance periods.

All the financed student loans, including those resulting from consolidation loans, are prepayable in whole or in part by the borrowers at any time without penalty and may be prepaid as a result of:

(1)      borrower's default, death, disability or bankruptcy;

(2)      a closing of or false certification by the borrower's school;

(3) subsequent liquidation or collection of guarantee payments with respect the loans; and

(4) as a result of financed student loans being repurchased by depositor or the respective sellers as a result of a breach of a representation and warranty.

The rate of prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. As a rule, prepayments are more likely to occur if other financing alternatives are available to borrowers. However, because many of the financed student loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the financed student loans. To the extent borrowers of financed student loans elect to borrow consolidation loans, these financed student loans will be prepaid. See "Description of the FFEL Program -- Loan Terms -- Consolidation Loans."

The indenture trustee will offer for sale any financed student loans remaining in the trust on or after May 31, 2007, if the outstanding pool balance is equal to or less than 10% of the initial pool balance . The depositor has an option to repurchase all remaining financed student loans in the trust if, on any distribution date, the outstanding pool balance is equal to or less than 10% of the initial pool balance. The depositor has an option to redeem the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes on any auction period distribution date. See "Redemption."

Scheduled payments with respect to, and maturities of, the financed student loans may be extended under grace periods, deferment periods and, under some circumstances, forbearance periods. The rate of payment of principal of the notes and the yield on the notes may also be affected by the rate of defaults resulting in losses on financed student loans, by the severity of those losses, and by the timing of those losses, which may affect the ability of the guarantee agencies to make guarantee payments with respect to financed student loans.

The rate of prepayment on the financed student loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of financed student loans will be borne entirely by the holders. These reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time holders receive payments from the trust than these interest rates and these spreads would otherwise have been had such prepayments not been made or had these prepayments been made at a different time.

THE FOLLOWING INFORMATION IS GIVEN SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE FINANCED STUDENT LOANS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW AND IS

NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE FINANCED STUDENT LOANS IN THE TRUST.

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the notes will be primarily a function of the rate at which payments are made on the financed student loans in the trust. Payments on the financed student loans may be in the form of scheduled amortization of principal or prepayments, including guarantee payments. For this purpose, the term prepayments includes prepayments resulting from making consolidation loans, in full or in part as a result of:

(1)      borrower default, death, disability or bankruptcy;

(2)      a closing of or a false certification by the borrower's school;

(3)      subsequent liquidation of guarantee payments with respect the loans;
         and

(4) as a result of financed student loans being repurchased by the respective depositor or the sellers as a result of a breach of a representation and warranty.

All of the financed student loans are prepayable at any time without penalty by the borrower. See "Risk Factors."

The constant prepayment rate prepayment model represents an assumed constant rate of prepayment of financed student loans in the trust, outstanding as of the beginning of each quarter expressed as a percentage. There can be no assurance that the financed student loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

The weighted average lives in the following table were determined assuming that

(1) scheduled payments of principal on the financed student loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table;

(2) the initial principal balance of the financed student loans is $680,000,000 and the financed student loans have the characteristics described under the heading "The Financed Student Loans";

(3) payments are made on the Series A-3 Notes on the last business day of each month;

(4) payments are made on the auction rate notes on the business day following the expiration of each auction period commencing June 30, 2003. This determination is made on the assumption of an auction period of 28 days with no auction period adjustments or auction period conversions;

(5) payments are made on the Series B-3 Notes on the last business day each month commencing July 31, 2003;

(6)      the financed student loans in the trust are auctioned on May 31, 2007;
         and

(7)      the new notes are issued on the closing date.

No representation is made that these assumptions will be correct, including the assumption that the financed student loans in the trust will not experience delinquencies or unanticipated losses.

In making an investment decision with respect to the notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

   WEIGHTED AVERAGE LIFE OF THE NOTES AT THE RESPECTIVE CPRS SET FORTH BELOW:


                                                                         Weighted Average Life (years)

                                     0% CPR         3% CPR           5% CPR          7% CPR          9% CPR         15% CPR
                                     ------         ------           ------          ------          ------         -------

Series A-3 Notes                      2.92           2.41             2.15             1.95            1.78           1.39

Series B-3 Notes                      5.73           5.55             5.46             5.37            5.31           5.31



                         DESCRIPTION OF THE FFEL PROGRAM

The Higher Education Act sets forth provisions establishing the FFEL program, according to which state agencies or private nonprofit corporations administering student loan insurance programs are reimbursed for losses sustained in the operation of their programs, and holders of specific loans made under these programs are paid subsidies for owning these loans. These agencies and nonprofit corporations administering student loan insurance programs are known as guarantee agencies.

The Higher Education Act currently authorizes specific student loans to be covered under the FFEL program through June 30, 2003. Congress has extended similar authorization dates in prior versions of the Higher Education Act, but there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

Various amendments to the Higher Education Act have revised the FFEL program from time to time. These amendments include, but are not limited to:

   -     the Higher Education Amendments of 1998 (the 1998 Reauthorization
         Bill);

   -     the Intermodal Surface Transportation Efficiency Act of 1998;

   -     the 1997 Budget Reconciliation Act (P.L. 105-33);

   -     the Emergency Student Loan Consolidation Act of 1997;

   -     the Higher Education Technical Amendments Act of 1993;

   -     the Omnibus Budget Reconciliation Act of 1993 (the 1993 Amendments);

   - the Higher Education Amendments of 1992, which reauthorized the FFEL program;

   -     the Omnibus Budget Reconciliation Acts of 1990, 1989, 1987;

   -     the Higher Education Technical Amendments Act of 1987;

   - the Higher Education Amendments of 1986, which reauthorized the FFEL program;

   -     the Consolidated Omnibus Budget Reconciliation Act of 1985;

   -     the Postsecondary Student Assistance Amendments of 1981; and

   -     the Education Amendments of 1980.

Omnibus Budget Reconciliation Act of 1993. Under the 1993 Amendments, Congress made a number of changes that may adversely affect the financial condition of the guarantee agencies, as these changes reduce financial benefits previously enjoyed by guarantee agencies and give the Department of Education broad powers over guarantee agencies and their reserves. See "Contracts with Guarantee Agencies" and "The Guarantee Agencies" for a more detailed description of the impact of this legislation on guarantee agencies. The changes create a significant risk that the resources available to the guarantee agencies to meet their guarantee obligations will be significantly reduced.

In addition, this legislation sought to greatly expand the loan volume under the direct lending program of the Department of Education known as the Federal Direct Student Loan Program, to a target of approximately 60% of student loan demand in academic year 1998-1999. Only about 35% of the loan demand is currently being met under the direct lending program. The expansion of this program in the future could result in increasing reductions in the volume of loans made under the FFEL program.

Under the Federal Direct Student Loan Program, the Department of Education directly originates and holds student loans without the involvement of private lenders. If the Federal Direct Student Loan Program expands, the master servicer or the servicers may experience increased costs due to reduced economies of scale or other adverse effects on their business to the extent the volume of loans serviced by the servicers is reduced. Such consequences could occur from reductions in either:

   -     the volume of new loans made under the FFEL program or

   - the consolidation of existing loans under the Federal Direct Student Loan Program.

These cost increases could affect the ability of the master servicer or the servicers to satisfy their obligations to service the financed student loans or to purchase financed student loans in the event of breaches of the servicers' covenants. See "Servicing -- Servicer Covenants."

Volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted financed FFELP loans. Finally, the level of competition currently in existence in the secondary market for loans made under the FFEL program could be reduced, resulting in fewer potential buyers of the financed FFELP loans and lower prices available in the secondary market for those loans.

Emergency Student Loan Consolidation Act of 1997. On November 13, 1997, President Clinton signed into law the Emergency Student Loan Consolidation Act of 1997, which made significant changes to the Federal Consolidation Loan Program. These changes include:

(1) providing that federal direct student loans are eligible to be included in a consolidation loan;

(2) changing the borrower interest rate on new consolidation loans, previously a fixed rate based on the weighted average of the loans consolidated, rounded up to the nearest whole percent, to the annually variable rate applicable to Stafford loans (i.e., the bond equivalent rate at the last auction in May of 91-day Treasury Bills plus 3.10%, not to exceed 8.25%);

(3) providing that the portion of a consolidation loan that is comprised of subsidized Stafford loans retains its subsidy benefits during periods of deferment; and

(4) establishing prohibitions against various forms of discrimination in the making of consolidation loans.

Except for the last of the above changes, all of these provisions expired on September 30, 1998. The combination of the change to a variable rate and the 8.25% interest cap reduced the lender's yield in most cases below the rate that would have been applicable under the previous weighted average formula.

FY 1998 Budget. In the 1997 Budget Reconciliation Act (P.L. 105-33), several changes were made to the Higher Education Act that impact the FFEL program. These provisions include, among other things, requiring guarantee agencies to return $1 billion of their reserves to the U.S. Treasury by September 1, 2002, to be paid in annual installments, greater restrictions on use of reserves by guarantee agencies and a continuation of the administrative cost allowance payable to guarantee agencies (which is a fee paid to federal guarantors equal to 0.85% of new loans guaranteed). See "Contracts with Guarantee Agencies."

1998 Amendments. On May 22, 1998, Congress passed, and on June 9, 1998, the President signed into law, a temporary measure relating to the Higher Education Act and FFELP loans as part of the Intermodal Surface Transportation Efficiency Act of 1998, known as the 1998 Amendments, that revised interest rate changes under the FFEL program that were scheduled to become effective on July 1, 1998. For loans made during the period July 1, 1998 through September 30, 1998, the borrower interest rate for Stafford loans and unsubsidized Stafford loans is reduced to a rate of 91-day Treasury Bill rate plus 2.30% (1.70% during school, grace and deferment), subject to a maximum rate of 8.25%. As described below, the formula for special allowance payments on Stafford loans and unsubsidized Stafford loans is calculated to produce a yield to the loan holder of 91-day Treasury Bill rate plus 2.80% (2.20% during school, grace and deferment).

1998 Reauthorization Bill. On October 7, 1998, President Clinton signed into law the 1998 Reauthorization Bill, which enacted significant reforms in the FFEL program. The major provisions of the 1998 Reauthorization Bill include the following:

   - All references to a "transition" to full implementation of the Federal Direct Student Loan Program were deleted from the FFEL program statute.

   - Guarantee agency reserve funds were restructured so that guarantee agencies are provided with additional flexibility in choosing how to spend the funds they receive.

   - Additional recall of reserve funds by the Secretary of Education was mandated, amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, minimum reserve levels are protected from recall.

   - The administrative cost allowance was replaced by two new payments, a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.

   - The percentage of collections on defaulted student loans a guarantee agency is permitted to retain is reduced from 27% to 24% plus the complement of the reinsurance percentage applicable at the time a claim was paid to the lender of the student loan. This percentage will be further reduced to 23% beginning on October 1, 2003.

   - Federal reinsurance provided to guarantee agencies is reduced from 98% to 95% for student loans first disbursed on or after October 1, 1998.

 - The delinquency period required for a loan to be declared in default is increased from 180 days to 270 days for loans on which the first day of delinquency occurs on or after the date of enactment of the 1998 Reauthorization Bill.

   - Interest rates charged to borrowers on Stafford loans, and the yield for Stafford loans holders established by the 1998
         Amendments, were made permanent.

   - Consolidation loan interest rates were revised to equal the weighted average of the loans consolidated rounded up to the nearest one-eighth of 1%, capped at 8.25%. When the 91-day Treasury Bill rate plus 3.1% exceeds the borrower's interest rate, special allowance payments are made to make up the difference.

   - The lender-paid offset fee on consolidation loans of 1.05% is reduced to .62% for loans made under applications received on or after October 1, 1998 and on or before January 31, 1999.

   - The consolidation loan interest rate calculation was revised to reflect the rate of consolidation loans, and will be effective for loans on which applications are received on or after October 1, 1998 and before July 1, 2003.

   - Lenders are required to offer extended repayment schedules to new borrowers after the enactment of the 1998 Reauthorization Bill who accumulate after this date outstanding loans under the FFEL program totaling more than $30,000; under these extended schedules the repayment period may extend up to 25 years subject to minimum repayment amounts.

   - The Secretary of Education is authorized to enter into six voluntary flexible agreements with guarantee agencies under which various statutory and regulatory provisions can be waived.

   - Consolidation loan lending restrictions are revised to allow lenders who do not hold one of the borrower's underlying FFELP loans to issue a consolidation loan to a borrower whose underlying FFELP loans are held by multiple holders.

   - Inducement restrictions were revised to permit guarantee agencies and lenders to provide assistance to schools comparable to that provided to schools by the Secretary of Education under the Federal Direct Student Loan Program.

   - The Secretary of Education is now required to pay off student loan amounts owed by borrowers due to failure of the borrower's school to make a tuition refund allocable to the student loan.

   - Discharge of FFELP loans and some other student loans in bankruptcy is now limited to cases of undue hardship regardless of whether the student loan has been due for more than seven years prior to the bankruptcy filing.

The new recall of reserves and reduced reinsurance for guarantee agencies increase the risk that resources available to the guarantee agencies to meet their guarantee obligations will be significantly reduced.

There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the guarantee agencies or by the issuer or the eligible lender trustee with respect to financed FFELP loans.

This is only a summary of specific provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

LOAN TERMS

Four types of loans are currently available under the FFEL program:

   -     Stafford loans;

   -     Unsubsidized Stafford loans;

   -     PLUS loans; and

   -     Consolidation loans.

These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits, eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to these loan types.

The primary loan under the FFEL Program is the Stafford loan. Students who are not eligible for Stafford loans based on their economic circumstances may be able to obtain unsubsidized Stafford loans. Parents of students may be able to obtain PLUS loans. Consolidation loans are available to borrowers with existing loans made under the FFEL Program and specific other federal programs to consolidate repayment of these existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or unsubsidized Stafford loan limits.

Eligibility

General. A student is eligible for loans made under the FFEL Program only if he or she:

   - has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education, which includes some vocational schools;

   - is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution, which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to a credential;

   - has agreed to notify promptly the holder of the loan concerning any change of address;

   - if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing;

   - does not owe a refund on, and is not, except as specifically permitted under the Higher Education Act, in default under, any loan or grant made under the Higher Education Act;

   - has filed with the eligible institution a statement of educational purpose;

   -     meets the citizenship requirements; and

   - except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

Stafford Loans. Stafford loans generally are made only to student borrowers who meet specific needs tests. The educational institution must provide the lender with a statement evidencing a determination of need for a loan, and the amount of the need, calculated by subtracting from the estimated cost of attendance the sum of the expected family contribution with respect to the student plus the estimated financial assistance available to the student. The amounts of the expected family contribution, estimated available financial assistance, and estimated costs of attendance are to be computed under standards set forth in the Higher Education Act.

Unsubsidized Stafford Loans. A student borrower meeting the requirements set forth under General is eligible for an unsubsidized Stafford loan without regard to need. Unsubsidized Stafford loans were not available before October 1, 1992.

PLUS Loans. PLUS loans are made only to borrowers who are parents, legal guardians and, under some circumstances, spouses of remarried parents of dependent undergraduate students. For PLUS loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history, as determined under criteria established by the Department of Education. Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between PLUS loans and SLS Loans. Student borrowers were eligible for PLUS loans; however, parents of graduate and professional students were ineligible.

SLS Loans. Eligible borrowers for SLS Loans were limited to:

-  graduate or professional students;

-  independent undergraduate students; and

- under some circumstances, dependent undergraduate students, if that student's parents were unable to obtain a PLUS loan and were also unable to provide the student's expected family contribution.

Except as described in clause (c), eligibility was determined without regard to need.

Consolidation Loans. To be eligible for a consolidation loan a borrower must:

- have outstanding indebtedness on student loans made under the FFEL Program and/or other federal student loan programs; and

- be in repayment status or in a grace period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s).

A married couple, each of whom has outstanding loans under the FFEL program, and agrees to be jointly liable on a consolidation loan, for which the application is received on or after January 1, 1993, may be treated as an individual for purposes of obtaining a consolidation loan. For consolidation loans disbursed prior to July 1, 1994, the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993 PLUS loans could not be included in the consolidation loan. For consolidation loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of this indebtedness.

Interest Rates

The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending on when the loan was made or when the borrower first obtained a loan under the FFEL program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the depositor, have offered repayment incentives or other programs that involve reduced interest rates on specific loans made under the FFEL program.

Stafford Loans. A new borrower is one who does not have an outstanding balance on a previous loan made under the FFEL program. For a Stafford loan made before July 1, 1994, the applicable interest rate for a new borrower:

   (1) is 7% for a loan covering a period of instruction beginning before January 1, 1981;

   (2) is 9% for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

   (3) is 8% for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

   (4) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and after is adjusted annually, and for any 12-month period commencing on a July 1 is equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.25%, not to exceed 10%; or

   (5) for a loan made on or after October 1, 1992 is adjusted annually, and for any 12-month period commencing on a July 1 is equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1%, not to exceed 9%.

A repeat borrower is one who does have an outstanding balance on a previous loan made under the FFEP Program. For a Stafford loan made before July 1, 1994, the applicable interest rate for a repeat borrower is:

   (6) for a loan made prior to July 23, 1992, is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford loan, 8% , or

   (7) for a loan made on or after July 23, 1992, is adjusted annually, and for any twelve month period commencing on a July 1, is equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1% but not to exceed:

         (a) 7% in the case of a Stafford loan made to a borrower who has a loan described in clause (a) above;

         (b)   8% in the case of:

              (A) a Stafford loan made to a borrower who has a loan described in clause (3) above;

              (B) a Stafford loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above;

              (C) a Stafford loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford loan or an unsubsidized Stafford loan;

         (c)       9% in the case of:

              (A) a Stafford loan made to a borrower who has a loan described in clauses (2) or (5) above; or

              (B) a Stafford loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford loan or an unsubsidized Stafford loan; and

         (d) 10% in the case of a Stafford loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

The interest rate on all Stafford loans made on or after July 1, 1994 but before July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, but the rate shall not exceed 8.25%. For any Stafford loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25%.

For Stafford loans made on or after July 1, 1998 but before July 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the proceeding June 1, plus (x) 1.7% prior to the time the loan enters repayment and during any deferment periods, and (y) 2.3% during repayment, but not to exceed 8.25%.

Unsubsidized Stafford Loans. Unsubsidized Stafford loans are subject to the same interest rate provisions as Stafford loans.

PLUS Loans. The applicable interest rate on a PLUS loan:

   (1)   made on or after January 1, 1981, but before October 1, 1981, is 9%;

   (2)   made on or after October 1, 1981, but before November 1, 1982, is 14%;

   (3)   made on or after November 1, 1982, but before July 1, 1987, is 12%;

   (4) made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.25% , not to exceed 12%;

   (5) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week Treasury Bills auctioned at the final auction prior to the preceding June 1, plus 3.1%, not to exceed 10%;

   (6) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that this rate shall not exceed 9%; or

   (7) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day Treasury Bills auctioned at the final auction prior to the proceeding June 1, plus 3.1%, not to exceed 9%.

If requested by the borrower, an eligible lender may consolidate SLS or PLUS loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. This consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS loan. This includes an SLS or PLUS loan held by a different lender who has refused so to refinance this loan at a variable interest rate). If this happens, proceeds of the new loan are used to discharge the original loan.

SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS loans, except that the ceiling is 11% instead of 10%.

Consolidation Loans. The interest rate on a consolidation loan made prior to July 1, is the weighted average of the rates on the loans retired, rounded to the nearest whole percent, but not less than 9%. A consolidation loan made on or after July 1, 1994 and before November 13, 1997, bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. Consolidation loans made on or after November 13, 1997 and before October 1, 1998 bear interest at the annual variable rate for Stafford loans. Consolidation loans for which applications are received on or after October 1, 1998 bear interest at a rate equal to the weighted average rate of the loans consolidated rounded to the nearest one-eighth of 1%, but not to exceed 8.25%.

In addition, the portion, if any, of a consolidation loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. This portion is adjusted on July 1 of each year, but is the sum of the average of the Treasury Bill rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on consolidation loans. See "Fees-- Rebate Fees on Consolidation Loans."

Loan Limits

Every type of loan other than consolidation loans, is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford loans are also subject to limits based on the needs analysis as described above under "Eligibility-- Stafford Loans". Additional limits are described below.

Stafford and Unsubsidized Stafford Loans. Stafford and Unsubsidized Stafford loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who successfully completes the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which these programs are less than one year in length.




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

A graduate or professional student may borrow up to $8,500 in an academic year. The maximum aggregate amount of Stafford and unsubsidized Stafford loans (including that portion of a consolidation loan used to repay these loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

At the time that SLS loans were eliminated, the loan limits for unsubsidized Stafford loans to independent students, or dependent students whose parents cannot borrow a PLUS loan, were increased by amounts equal to the prior SLS loan limits.

Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second years, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford loans which a borrower could have outstanding, including that portion of a consolidation loan used to repay these loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

PLUS Loans. For PLUS loans made on or after July 1, 1993, the amounts of PLUS loans are limited only by the student's unmet need. Prior to that time PLUS loans were subject to limits similar to those to which SLS loans were then subject (see "SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS loan in an amount of up to $4,000. A student who had successfully completed the first and second years, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 for undergraduate students and $73,000 for graduate and professional students. Prior to the 1992 changes, SLS loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS loans per academic year minus the amount of all other FFEL program loans to that student for that academic year, up to a maximum amount of all FFEL program loans to that student of $12,500. In 1989, the amount of SLS loans for students enrolled in programs of less than an academic year in length were limited similarly to the limits of Stafford loans.

Repayment

Loans, other than consolidation loans, made under the FFEL program must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A consolidation loan must be repaid during a period not more than 30 years, agreed to by the borrower and lender, subject to maximum repayment periods which vary depending on the principal amount of the borrower's outstanding student loans. For consolidation loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The repayment period commences



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

         (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford loans for which the applicable rate of interest is 7%;

         (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford loans and unsubsidized Stafford loans (the six month or twelve month periods are the grace periods); and

         (c) on the date of final disbursement of the loan in the case of SLS, PLUS and consolidation loans, except that the borrower of an SLS loan who also has a Stafford or unsubsidized Stafford loan may defer repayment of the SLS loan to coincide with the commencement of repayment of the Stafford or unsubsidized Stafford loan.

During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree at any time before or during the repayment period, that repayment may be at a lesser rate. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

In addition, since 1992, lenders of consolidation loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS loans have been required to offer borrowers the option of repaying under graduated or income-sensitive repayment schedules. The depositor may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

No principal repayments need be made during some deferment periods prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available

(1) during a period not exceeding three years while the borrower is a member of the armed forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

(2) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;


(3) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

(4) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (2) and (3), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the code;

(5) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;


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

(6) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

(7) during a period not to exceed 24 months while the borrower is seeking and unable to find full-time employment;


(8) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL program), or is pursuing a course of study in a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

(9) during a period, not in excess of six months, while the borrower is on parental leave; and

(10) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987;

         (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and

         (B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

                  (a)           during any period that the borrower is pursuing
                           at least a half-time course of study at an eligible institution or a course of study in a graduate fellowship program or rehabilitation training program approved by the Secretary,

                  (b)           during a period not exceeding three years while
                           the borrower is seeking and unable to find full-time employment, and

                  (c)           during a period not in excess of three years for
                           any reason which the lender determines, under regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

Prior to the 1992 changes, only the deferment periods described above in clauses
(6) and (7) (with respect to the parent borrower) and the deferment period described in clause (8) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to PLUS loan borrowers, and only the deferment periods described above in clauses (6), (7) and (8) were available to consolidation loan borrowers. Prior to the 1986 changes, PLUS loan borrowers were not entitled to deferment periods. Deferment periods extend the ten-year maximum term.

The Higher Education Act also provides for forbearance periods during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act,


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

which includes the FFEL program, equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993.

In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

As described under the heading "-- Contracts with Guarantee Agencies-- Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of specific eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly o quarterly or capitalized (added to the principal balance) not more frequently than quarterly.

Disbursement

All loans, except consolidation loans, made under the FFEL program generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

Guarantee Fee. A guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of consolidation loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to consolidation loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no guarantee fee was authorized to be charged with respect to unsubsidized Stafford loans.

Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford or unsubsidized Stafford loan an origination fee in an amount not to exceed 3% of the principal amount of the loan, and is required to charge the borrower of a PLUS loan an origination fee in the amount of 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. For loans made prior to July 1, 1994, the maximum authorized fee for Stafford, PLUS and SLS loans was 5% and the required fee for unsubsidized Stafford loans was 6.5% of the principal amount of the loan.

Lender Origination Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education an origination fee equal to 0.5% of the initial principal amount of that loan.

Rebate Fee on Consolidation Loans. The holder of any consolidation loan is required to pay to the Secretary of Education a monthly fee at an annualized rate of 1.05% (.62% for applications received between October 1, 1998 and January 31, 1999) of the principal amount of, and accrued interest on, that consolidation loan.

Loan Guarantees

Under the FFEL program, guarantee agencies are required to guarantee the payment of not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by these



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

guarantees, see "The Guarantee Agencies." For loans made on or after October 1, 1993, the minimum percentage of the principal amount of loans which a guarantee agency must pay is 98% and the Department of Education has taken the position that a guarantee agency may not pay more than 98% of the principal amount of and accrued interest on that loan. The 1998 Reauthorization Bill further reduces the maximum reinsurance rate to guarantee agencies from 98% to 95% for loans made on or after October 1, 1998. Under some circumstances, guarantees may be assumed by the Secretary of Education or another guarantee agency. See "Contracts with Guarantee Agencies."

CONTRACTS WITH GUARANTEE AGENCIES


Under the FFEL program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with guarantee agencies. The FFEL program provides for reimbursements to guarantee agencies for default claims paid by guarantee agencies, support payments to guarantee agencies for administrative and other expenses, advances for a guarantee agency's reserve funds, and interest subsidy payments and special allowance payments to the holders of qualifying student loans made under the FFEL program.

The Secretary of Education has specific oversight powers over guarantee agencies. Guarantee agencies are required to maintain their reserves at levels based on the amount of outstanding loans that they have guaranteed. If a guarantee agency falls below the required level in two consecutive years, or its claims rate exceeds 5% in any year, or if the Secretary of Education determines that the agency's administrative or financial condition jeopardizes its ability to meet its obligations the Secretary of Education can require the guarantee agency to submit and implement a plan by which it will correct the problem(s). If a guarantee agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the guarantee agency is in danger of financial collapse, the Secretary of Education may terminate the guarantee agency's reimbursement contract. The circumstances under which the Secretary of Education may terminate these reimbursement contracts also includes a determination that this action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans. See "Direct Loans."

The Secretary of Education is authorized to assume the guarantee obligations of a guarantee agency. The Higher Education Act now provides that, if the Secretary of Education terminates a guarantee agency's agreements under the FFEL program, the Secretary of Education shall assume responsibility for all functions of the guarantee agency under its program. To that end, the Secretary of Education is authorized to, among other options, transfer the guarantees to another guarantee agency or assume the guarantees. It also provides that in the event the Secretary of Education has determined that a guarantee agency is unable to meet its guarantee obligations, holders of loans guaranteed by a guarantee agency may submit claims directly to the Secretary of Education for payment, unless the Secretary of Education has provided for the assumption of these guarantees by another guarantee agency.

Federal Reimbursement

A guarantee agency's right to receive federal reimbursements for various guarantee claims paid by a guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. See "The Guarantee Agencies-- Federal Agreements." Under the Higher Education Act and the federal reimbursement contracts, the Secretary of Education currently agrees to reimburse a guarantee agency for the amounts expended by the guarantee agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the guarantee agency s a result of the default of the borrower.

With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts so expended. For loans made on or after October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for a maximum of 98% of the amount expended with respect to guaranteed loans. The 1998 Reauthorization Bill further reduced the maximum reinsurance rate to guarantee agencies from 98% to 95% for loans


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

made on or after October 1, 1998. Depending on the claims rate experience of a guarantee agency, 100%, 98% or 95% reimbursement may be reduced as discussed in the formula described below.

The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, and in the case of a PLUS loan, the death of the student on behalf of whom the loan was borrowed. In the instance of school closures, reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the federal reimbursement contracts.

The formula for computing the percentage of federal reimbursement under the federal reimbursement contracts is not accumulated over a period of years, but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL program guaranteed by the guarantee agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a guarantee agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year, are to be paid by the Secretary of Education at 100%. The amount of payment is 98% for loans made on or after October 1, 1993 and 95% for loans made on or after October 1, 1998.

Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% or 88% for loans made on or after October 1, 1993, or 85% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then these payments for the balance of that fiscal year will be paid at 80%. This amount is 78% for loans made on or after October 1, 1993 and 75% for loans made on or after October 1,1998). The original principal amount of loans in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by the guarantee agency less:

(1)      guarantee payments on these loans;

(2) the original principal amount of these loans that have been fully repaid; and

(3) the original principal amount of these loans for which the first principal installment payment has not become due or the first installment need not be paid because of a deferment period.

Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining:

(1) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed; and


(2) an amount equal to 24% (23% beginning October 1, 2003) or 18-1/2% in the case of a payment from the proceeds of a consolidation loan of the payments for administrative costs.

The Secretary of Education may require the assignment to the Secretary of Education of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency. Prior to the 1998 changes, the percentage of collections which guarantee agencies could retain was 27%.

A guarantee agency may enter into an addendum to its interest subsidy agreement, which addendum provides for the guarantee agency to refer to the Secretary of Education specific defaulted guaranteed loans. Such loans are then reported to the IRS to offset any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.


Rehabilitation of Defaulted Loans

Under Section 428F of the Higher Education Act, each guarantee agency must enter into an agreement with the Secretary of Education under which the guarantee agency must sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency must repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of the loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of the repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on that loan. Once rehabilitated, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred.

Eligibility for Federal Reimbursement

To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act. These rules and regulations include borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

Under the Higher Education Act, a guaranteed loan must be delinquent for 180 days (or 270 days for loans on which the first day of delinquency occurs on or after October 7, 1998) if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the guarantee agency. The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim.

A lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan for the loan to be eligible for guarantee payments and reimbursement by the Secretary of Education. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform specific collection procedures that vary depending on the length of time a loan is delinquent.


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

Federal Interest Subsidy Payments

Interest subsidy payments are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies entered into the interest subsidy agreements as described in "The Guarantee Agencies -- Federal Agreements," whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting specific requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford loans, and consolidation loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments.

Consolidation loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford loans. However, consolidation loans for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, are eligible for interest subsidy payments on that portion of the consolidation loan that repays Stafford loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period. A borrower may elect to forego interest subsidy payments, in which case the borrower is required to make interest payments.

Federal Administrative Expense Allowances

Prior to the adoption of the 1993 Amendments, each guarantee agency was entitled to receive from the Secretary of Education an administrative cost allowance equal to 1% of the total principal amount of the loans other than consolidation loans guaranteed by the guarantee agency in any fiscal year, for the purposes of administrative costs of pre-claims assistance for default prevention and collection of defaulted guaranteed loans, administrative costs of promoting commercial lender participation, administrative costs of monitoring the enrollment and repayment status of students, and for other costs related to the guarantee agency's guarantee program. The 1993 Amendments repealed entitlement, effective October 1, 1993. The 1993 Amendments, however, authorized payments for transition support to guarantee agencies, in connection with the transition to direct lending. See "Direct Loans."

Budget legislation adopted since that time has provided for the payment to guarantee agencies of an administrative expense allowance equal to 0.85% of the agency's annual new guarantee volume, which has been extended through the fiscal year ending September 30, 2002. After the fiscal year ending September 30, 1997, these amounts are subject to decreasing aggregate limits.

Under the 1998 Reauthorization Bill, the administrative cost allowance was replaced by two new payments:

(1) a student loan processing fee equal to 65 basis points (40 basis points for loans made on or after October 1, 2003) paid at the time a loan is guaranteed, and

(2) an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans.


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

Federal Advances

Under agreements entered into between the guarantee agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of Education was authorized to advance moneys from time to time to the guarantee agencies for the purpose of establishing and strengthening the guarantee agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to guarantee agencies in various circumstances, on terms and conditions satisfactory to the Secretary of Education, including if the Secretary of Education is seeking to terminate the guarantee agency's reimbursement contract or assume the guarantee agency's functions, to assist the guarantee agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

FEDERAL SPECIAL ALLOWANCE PAYMENTS

The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called special allowance payments, to holders of qualifying student loans. The amount of the special allowance payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury Bills auctioned during the preceding quarter. This average is considered the Treasury Bill rate. The quarterly rate for special allowance payments for student loans made on or after October 1, 1981, and generally before November 16, 1986, is computed by subtracting the applicable interest rate on these loans from the Treasury Bill rate, adding 3.5% to the resulting per centum, and dividing the resulting per centum by four. For loans disbursed on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, 3.25% has been substituted for 3.5% in the above formula. For loans disbursed on or after October 1, 1992, 3.1% has been substituted for 3.5% in that formula. For Stafford and unsubsidized Stafford loans made on or after July 1, 1995, 2.5% has been substituted for 3.1% in that formula prior to the time these loans enter repayment and during any deferment periods. For Stafford and unsubsidized Stafford loans made on or after July 1, 1998, the 1998 amendments to the Higher Education Act substitute 2.2% for 3.1% in that formula prior to the time these loans enter repayment and during any deferment periods, and substitute 2.8% for 3.1% in that formula while these loans are in repayment.

For PLUS and SLS loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on these loans operates to reduce the rate that would otherwise apply based on the applicable formula. See "Loan Terms -- Interest Rates -- PLUS Loans" and "-- SLS Loans." Special allowance payments are paid with respect to PLUS loans made on or after July 1, 1994 only if the rate that would otherwise apply exceeds 10%, although the interest rate ceiling on these loans is 9%. Special allowance payments are made on consolidation loans whenever the bond equivalent rate of 91-day Treasury Bills plus 3.1% exceeds the borrower's interest rate. The portion, if any, of a consolidation loan that repaid a loan made under Title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to that holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge the borrower as an origination fee, as described above under "Loan Terms-- Fees-- Origination Fee". In addition, the amount of the lender origination fee described above under "Loan Terms-- Fees-- Lender Origination Fees" is collected by offset to special allowance payments and interest subsidy payments.


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EDUCATION LOANS GENERALLY NOT SUBJECT TO DISCHARGE IN BANKRUPTCY

Under the United States Bankruptcy Code, educational loans are not generally dischargeable. Title 11 of the United States Code at Section 523(a)(8) provides as follows:

         (a) A discharge under Section 727, 1141, 1228(a), 1228(b), or 1328(b)
of this title does not discharge an individual debtor from any debt--

              (8) for an educational benefit overpayment or loan made, insured, or guaranteed by a governmental unit or made under any program funded in whole or in part by a governmental unit or a nonprofit institution, or for an obligation to repay funds received as an educational benefit, scholarship or stipend unless excepting the debt from discharge under this paragraph will impose an undue hardship on the debtor and the debtor's dependents.

DIRECT LOANS

The 1993 Amendments authorized a program of direct loans, to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary of Education. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the Federal Direct Student Loan Program to constitute 5% of the total volume of loans made under the FFEL program and the Federal Direct Student Loan Program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the Federal Direct Student Loan Program after academic year 1998-1999. Based on available information, participation by schools in the Federal Direct Student Loan Program has not been sufficient to meet the goals for the 1995-1996, 1996-1997 or 1998-1999 academic years.

The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL program, though more flexible repayment provisions are available under the Federal Direct Student Loan program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program, or their parents, may still be eligible for participation in the FFEL program, though no borrower could obtain loans under both programs.

It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary of Education authorizes students attending participating schools to continue to be eligible for FFEL program loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL program.


                                   SERVICING

MASTER SERVICER

Resources, in its capacity as the master servicer, will arrange for the servicing of the financed student loans under the Master Servicing Agreement, dated as of March 15, 1999, between the depositor and the master servicer and attached as an exhibit to the registration statement of which this prospectus is part. The following is a summary of the servicing arrangements entered, or to be entered,


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

into with the master servicer and various approved servicers to arrange for the servicing of the financed student loans.

Under the terms of the master servicing agreement between the master servicer and the depositor, the master servicer has agreed to provide, arrange for and maintain the continuous servicing and administration of the financed student loans with one or more approved servicers. The master servicer has full authority to do anything it deems reasonably necessary in providing for, arranging and maintaining servicing relationships with servicers. The master servicer is obligated to assure that adequate arrangements exist at all times to provide for servicing of the financed student loans.

The master servicer and the depositor have entered or will enter into one or more servicing agreements under which the related servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the financed student loans.

The master servicer will not have any liability for any act, error or omission on the part of any servicer under a servicing agreement but will have liability for its own willful misfeasance, bad faith or negligence in the performance of its duties under the master servicing agreement. The master servicer will not be liable for servicing errors or interruptions as a result of Year 2000 failures.

The occurrence of any of the following will constitute default by the master servicer:

         (1) failure to observe or perform in any material respect any covenants or agreements set forth in the master servicing agreement, which shall materially affect the rights of holders and which continues for 60 days after written notice of the failure; or

         (2) judgment in bankruptcy, defaulting on debts, or making creditor assignment; or

         (3) appointing a custodian or similar official for the master servicer or any substantial part of its property.

The master servicer will be entitled to receive a fee as compensation for its services under the master servicing agreement. This fee is payable out of available funds as part of the program operating expenses. The master servicing agreement may be terminated by either party with at least 95 days' notice. This summary does not purport to be complete and is qualified by reference to all provisions of the master servicing agreement.

As provided in the master servicing agreement, the master servicer and the issuer have entered or will enter into servicing agreements with various approved servicers to service the financed student loans. The servicers will have actual possession of the notes evidencing, and other documents relating to, the financed student loans.

SERVICING PROCEDURES

Under each servicing agreement, the related servicer will agree to service, and perform all other related tasks with respect to, all or a portion of the financed student loans. Each servicer is obligated to perform all services and duties customary to the servicing of financed student loans, including all collection practices, and to do so with reasonable care and in compliance with all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.

The duties of the servicer include, but are not limited to, collecting and depositing all payments with respect to the financed student loans, including any guarantee payments, interest subsidy payments and special allowance payments; responding to inquiries from borrowers on the financed student loans; and investigating delinquencies and sending out statements, payment coupons and tax reporting information to borrowers. In addition, the servicer will keep ongoing records with respect to


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

these financed student loans and collections on these loans and will furnish monthly and annual statements to the related indenture trustee with respect to this information, under the customary standards and as otherwise required in the indenture.

A servicer's failure to properly service financed student loans or otherwise so comply may result in the refusal of the United States Department of Education to make reimbursement payments to a guarantee agency on these loans or in a guarantee agency's refusal to honor its guarantee or make a guarantee payment on these loans to the issuer and/or in the limitation, suspension or termination of the servicer's eligibility to contract to service financed student loans.

SERVICER COVENANTS

In each servicing agreement, the related servicer covenants that:

(1) it will duly satisfy or cause to be duly satisfied all obligations on its part to be fulfilled under or in connection with the financed student loans, maintain in effect all qualifications required to service the financed student loans and, if applicable, comply in all material respects with all requirements of law in connection with servicing the financed student loans; and

(2) it will not permit any rescission or cancellation of a financed student loan except as ordered by a court of competent jurisdiction or other government authority or as otherwise consented to by the issuer.

Following the discovery by or notice to the servicer of a breach of any obligations with respect to any financed student loan that results in the failure of a guarantee agency to make a guarantee payment, the servicer is obligated to purchase that financed student loan and reimburse the issuer for specific payments, all on the terms of the applicable servicing agreement. The servicer's purchase and reimbursement obligations are contractual obligations under the servicing agreement that may be enforced against the servicer, but the breach of contractual obligations will not constitute an event of default under the notes.

SERVICING COMPENSATION

Each servicer will be paid a servicing fee for the servicing of the financed student loans. The servicing fee is payable out of available funds as part of the program operating expenses.

The servicing fee is intended to compensate the servicers for performing the functions of a third party servicer of student loans as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of borrowers on the financed student loans, investigating delinquencies, pursuing, filing and collecting any guarantee payments, including litigation costs, accounting for collections and furnishing monthly and annual statements to the administrator. The servicing fee also will reimburse the servicers for taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the financed student loans.

Initially, InTuition, Inc., USA Group Loan Services, Inc., in part, through a subservicing agreement with InTuition, Inc., Great Lakes Higher Education Servicing Corporation and UNIPAC Service Corporation will be the servicers for financed student loans. Initially, InTuition, Inc. (including through its subservicing agreement with USA Group Loan Services, Inc.) is responsible for servicing approximately 88% of the financed student loans. The financed student loans will be serviced by servicers as may be selected by the master servicer from time to time, subject to the approval of the rating agencies, and servicers may be replaced or added from time to time by the master servicer.

Information relating to the particular servicers set forth herein, which is particularly within each servicer's knowledge, has been requested of and has been provided by the respective servicers. Such information and information included in the reports referred to herein have not been verified or independently



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


confirmed by the issuer, the administrator, the master servicer, the initial purchasers or their respective counsel, and comprises all information in respect of each servicer that the issuer obtained after a reasonable request and inquiry. With the exception of InTuition, Inc., no servicer is affiliated with the issuer, the administrator, the master servicer or any initial purchaser. See "The Issuer -- Relationship with InTuition Holdings, Inc. and InTuition, Inc."

INTUITION, INC.

InTuition, Inc. ("InTuition") was incorporated in 1991 as a Florida corporation. InTuition is a wholly owned subsidiary of InTuition Holdings, Inc., a Florida corporation, which is 50% owned by the administrator and 50% owned by parties unrelated to the administrator and the issuer. See "The Depositor--Relationship with InTuition Holdings, Inc. and InTuition, Inc." InTuition provides complete student loan servicing and administration to lending institutions and secondary markets nationwide. InTuition has approximately 182 employees, all of whom are in its Jacksonville, Florida office.

As of September 30, 1998, InTuition serviced 481,088 student loan accounts with an outstanding balance of $1.966 billion for 14 lenders and secondary markets nationwide. Approximately 10% of the portfolio serviced by InTuition is made up of loans to students at for-profit trade schools. As of September 30, 1998, 61% of the portfolio serviced by InTuition was in repayment status, 8% was in grace status and the remaining 31% was in interim status. InTuition is located at 6420 Southpoint Parkway, Jacksonville, Florida 32216. Telephone: (904) 281-7100.

Approximately 23% of the financed student loans serviced by InTuition are subserviced by USA Group Loan Services, Inc. under a subservicing arrangement between InTuition and USA Group Loan Services, Inc. Recourse by the issuer with respect to servicing errors on the financed student loans subserviced by USA Group Loan Services, Inc. is limited solely to InTuition under the servicing agreement between the issuer and InTuition.

InTuition has recently received an audit report stating that InTuition was in material compliance with the requirements specified under Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program. This compliance audit guide is issued, monitored and mandated by the Department of Education, Office of Inspector General, and is relative to InTuition's administration of the Federal Family Education Loan Program on behalf of its lender clients for the year ended December 31, 1998. Critical aspects of third party loan servicing are addressed and reviewed to be compliant with Federal Family Education Loan Program participation as a recognized servicer. The report identified one immaterial finding relating to treatment of loans rejected by the guaranty agency. It was noted that the findings only occurred when the date of the violation was prior to conversion to InTuition's current servicing system. No other findings were noted indicating InTuition's compliance with acceptable servicing standards.


InTuition understands the concerns and importance regarding the effectiveness of computer systems beyond December 31, 1999. InTuition has developed a plan to deal with year 2000 issues and has begun converting its computer systems to be year 2000 compliant. It is InTuition's intent to have all systems and processes year 2000 compliant on or before December 31, 1999 and is planning to be ready to perform normal business functions after January 1, 2000. No representations or warranty is made with ---- respect to whether any third parties are or will be year 2000 compliant. InTuition is unable to give any assurance at this time that all year 2000 related problems will be avoided.

USA GROUP LOAN SERVICES, INC.

USA Group Loan Services, Inc., now referred to as Loan Services, formerly known as Educational Loan Servicing Center, Inc., is a private, nonprofit, non-stock membership corporation which was organized in 1982 under and under the provisions of the General Corporation Law of the State of Delaware. Loan Services is an affiliate of USA Group, Inc., a nonprofit corporation which is also affiliated with USA Funds, a student loan guarantee agency and one of the issuer's guarantee agencies. As


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

of September 30, 1998 (Loan Services' fiscal year end), Loan Services provided loan servicing for in excess of 3,500,000 student and parent loans with outstanding balances of over $13.4 billion for approximately 150 different lenders and secondary market corporations. Loan Services' principal office is located in Indianapolis, Indiana, where, as of September 30, 1998, it had nearly 800 full-time employees.

Loan Services is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999 known as year 2000. Loan Services is dedicated to resolving the potential impact of the year 2000 on the ability of Loan Services' computerized information systems to accurately process information that may be date sensitive. Loan Services is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S Department of Education, which provide services to Loan Services or on whose computer software and operating systems Loan Services may rely are taking sufficient actions to avoid year 2000 related problems. No representation or warranty is made with respect to whether third parties are or will be year 2000 compliant. Loan Services is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, Loan Services is unable to give any assurances at this time that all year 2000 related problems will be avoided.

(Source: USAGLS)

GREAT LAKES HIGHER EDUCATION SERVICING CORPORATION

As of March 31, 1999, Great Lakes Higher Education Servicing Corporation serviced 888,491 student and parental accounts with an outstanding balance of $6,669,502,707 for 1,146 lenders nationwide. Less than 6% of the portfolio serviced by GLHESC is made up of loans to students at for-profit trade schools. As of March 31, 1999, 64% of the portfolio serviced by GLHESC was in repayment status, 4% was in grace status and the remaining 32% was in interim status.

The staff and management at GLHESC take the issue of year 2000 compliance very seriously. GLHESC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHESC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems. The remedies available to the issuer or other third parties shall be subject to the terms and limitations of its servicing agreement with GLHESC.

GLHESC has adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for year 2000 compliance. GLHESC has not evaluated any computer system, product or procedure of any third party with whom GLHESC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHESC is unable to provide any assurances regarding the year 2000 compliance of any third parties or their effect on GLHESC's ability to properly perform its activities.


GLHESC will provide a copy of its most recent audited financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Vice President and Chief Financial Officer.

(Source:  GLHESC.)

UNIPAC SERVICE CORPORATION


UNIPAC Service Corporation, a Nebraska corporation, began its education loan servicing operations on January 1, 1978, and provides education loan servicing, time sharing, administration and other services to lenders, secondary market purchasers and guarantee agencies throughout the United States. UNIPAC is a privately held corporation, owned primarily by Union Bank and Trust Company, Lincoln, Nebraska. UNIPAC offers student loan servicing to lending institutions and secondary markets. UNIPAC's



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

corporate headquarters is located in Aurora, Colorado, where UNIPAC employs approximately 749 people. In December 1989, UNIPAC opened a second servicing center in Lincoln, Nebraska, which as of March 31, 1999 employed approximately 273 people. In November 1997, UNIPAC opened a third servicing center in St. Paul, Minnesota, which as of March 31, 1999, employed approximately 172 people. As of March 31, 1999, UNIPAC's servicing volume was approximately $9.8 billion for its full-service and secondary market clients.

The following information covers UNIPAC's year 2000 plan and provides a status of UNIPAC's year 2000 compliance initiative to date. UNIPAC's student loan servicing system, UNISTAR, has been modified to process dates into the next century. UNIPAC's Private Loan System (STAR) is written in a combination of SQL Server version 6.5 and Visual Basic version 4.0. These software programming languages are believed to be year 2000 compliant and address year 2000 dates.

Since 1994, UNIPAC has been planning system changes for the year 2000. As a result, UNIPAC completed major program changes for its student loan servicing mainframe system during 1997. As of May 1997, all date fields, stored in the files and processed in program logic, contain 8 digits for the expanded century usage. All phases of the project were completed relative to the 8 byte dates usage. These processes have been documented as part of UNIPAC's quality assurance processes. Systems integration testing was completed in April 1997 and production implementation occurred May 1997.

(Source: UNIPAC)


                             THE GUARANTEE AGENCIES

A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves, considered its guarantee fund. A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 180 days, or 270 days for loans made on or after October 7, 1998. However, lenders are strongly encouraged not to file a claim until a loan is at least 300 days delinquent.

The default claim package must include all information and documentation required under the FFEL program regulations and the guarantee agency's policies and procedures. Under the guarantee agencies' current procedures, assuming that the default claim package complies with the guarantee agency's loan procedures manual or regulations, the guarantee agency pays the lender for a default claim within 90 days of the lender's filing the claim with the guarantee agency. Generally, the lender is expected to be 300 days following the date a loan becomes delinquent. The guarantee agency will pay the lender interest accrued on the loan for up to 360 days after delinquency. The guarantee agency must file a reimbursement claim with the Department of Education within 45 days after the guarantee agency has paid the lender for the default claim.

In general, a guarantee agency's guarantee fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders, investment income on moneys in the guarantee fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses.

Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their guarantee funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include the various recalls of reserves by the Department of Education, the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages; the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994; and the reduction in


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

retention by a guarantee agency of collections on defaulted loans from 30% to 23%. Additionally, the adequacy of a guarantee agency's guarantee fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees.

The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Pending legislation and future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a guarantee fund, see "Description of the FFEL Program."

The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its guarantee fund at a required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming these guarantees. The Higher Education Act provides that a guarantee agency's guarantee fund shall be considered to be the property of the United States to be used in the operation of the FFEL program or the Federal Direct Student Loan Program, and, under some circumstances, the Secretary of Education may demand payment o amounts in the guarantee fund.

Under the 1997 Budget Reconciliation Act (P.L. 105-33), the Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the guarantee agencies participating in the FFEL program. The 1998 Reauthorization Bill mandates additional recall of reserve funds by the Secretary of Education amounting to $85 million in fiscal year 2002, $82.5 million in fiscal year 2006, and $82.5 million in fiscal year 2007. However, minimum reserve levels are protected from recall. The amounts to be demanded of each guarantee agency shall be determined by formulas included in the Higher Education Act. Each guarantee agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for the payment. The Secretary of Education has made the determinations, and advised the guarantee agencies, of the amounts required to be so transferred by the guarantee agencies. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations. See "Description of the FFEL Program."

Under Section 432(o) of the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by this guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect these loans under guarantee claims processing standards no more stringent than those applied by the guarantee agency. See "Description of the FFEL Program."

There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its guarantee fund to the Secretary of Education.

FEDERAL AGREEMENTS

Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts under Section 428(c) of the Higher Education Act. These include, for older guarantee agencies, a supplemental contract under former
Section 428A of the Higher Education Act. The reimbursement contracts provide for the guarantee agency to receive 75% to 100% reimbursement of

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

insurance payments that the guarantee agency makes to eligible lenders with respect to loans guarantee by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The 1998 Reauthorization Bill reduced the reimbursement percentages referred to above with respect to claims on most loans made on or after October 1, 1998. See "Effect of Annual Claims Rate." The federal reimbursement contracts provide for termination under some circumstances and also provide for specific actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Reimbursement."

In addition to guarantee benefits, qualified student loans acquired under the FFEL program benefit from specific federal subsidies. Each guarantee agency and the Secretary of Education have entered into an interest subsidy agreement under
Section 428(b) of the Higher Education Act. These entitle the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of some students while the student is in school during a six to twelve month grace period after the student leaves school, and during some deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program -- Contracts with Guarantee Agencies -- Federal Interest Subsidy Payments" for a more detailed description of the interest subsidy payments.

United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, 1997 and 1998, respectively:


(1) revoked some rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of advances from the Secretary of Education;

(2) authorized the Secretary of Education to withhold reimbursement payments otherwise due to specific guarantee agencies until specified amounts of these guarantee agencies' reserves had been eliminated;

(3) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the federal reimbursement contracts under circumstances that did not previously warrant a termination; and

(4) expanded the Secretary of Education's authority to terminate these contracts and to seize guarantee agencies' reserves.

There can be no assurance that future legislation will not further adversely affect the rights of the guarantee agencies, or holders of loans guaranteed by a guarantee agency under these contracts.

EFFECT OF ANNUAL CLAIMS RATE

A guarantee agency's ability to meet its obligation to pay default claims on financed student loans will depend on the adequacy of its guarantee fund and, under the current federal reinsurance arrangement, the default experience of all lenders under the guarantee agency's guarantee program. A high default experience among lenders participating in a guarantee agency's guarantee program may cause the guarantee agency's claims rate for its guarantee program to exceed the 5% and 9% levels described below, an result in the Secretary of Education reimbursing the guarantee agency at lower percentages of default claims payments made by the guarantee agency.

In general, guarantee agencies are currently entitled to receive reimbursement payments under the federal reimbursement contracts in amounts that vary depending on the claims rate experience of the guarantee agency. The claims rate is computed by dividing total default claims since the previous September 30 by the total original principal amount of the guarantee agency's guaranteed loans in repayment on

September 30. On October 1 of each year the claims rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1998, if the claims rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is obligated to provide 98% reimbursement; if and when the claims rate exceeds 5% and until this time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 88%. If and when the claims rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 78%. For loans made prior to October 1, 1998, each guarantee agency is entitled to at least 78% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its claims rate. The reimbursement percentages for loans made on or after October 1, 1998 are reduced from 98%, 88% and 78% to 95%, 85% and 75%, respectively. See "Description of the FFEL Program."

GUARANTEE AGENCY INFORMATION

Florida Department of Education, Office of Student Financial Assistance, Georgia Higher Education Assistance Corporation, United Student Aid Funds, Inc., Kentucky Higher Education Assistance Authority and Great Lakes Higher Education Guaranty Corporation are the principal guarantee agencies for the financed student loans. Information relating to these particular guarantee agencies is set forth below. These guarantee agencies collectively guarantee in excess of 99% of the financed student loans.

Information relating to the particular guarantee agencies set forth herein, which is particularly within each guarantee agency's knowledge, has been requested of and has been provided by the respective guarantee agencies. Such information and information included in the reports referred to herein have not been verified or independently confirmed by the issuer, the depositor, the administrator, the master servicer, the initial purchasers or their respective counsel, and comprises all information in respect of each guarantee agency that the issuer obtained after a reasonable request and inquiry. No guarantee agency is affiliated with the issuer, the depositor, the administrator, the master servicer or any initial purchaser.

FLORIDA DEPARTMENT OF EDUCATION, OSFA

The Florida Department of Education is authorized to administer or contract for the administration of the State's student financial assistance programs. Since 1966, the Department of Education has been authorized to administer federally guaranteed student loans under what is now known as the Federal Family Education Loan Program, in compliance with the Higher Education Act of 1965, as amended. Chapter 240, Florida Statutes. The Department of Education performs these functions through its Office of Student Financial Assistance (OSFA).

The head of the Department of Education is the Commissioner of Education, who is a member of the Cabinet. Section 20.15(2), Florida Statutes. The State Board of Education is the chief policymaking body of public education in Florida as provided in Chapter 229, Florida Statutes. Section 20.15(1), Florida Statutes. The State Board is composed of the Governor and Cabinet, who are elected by a vote of the qualified electors of the state. The members of the State Board are: the Governor who is the chair, the Secretary of State, the Attorney General, the Comptroller, the Treasurer, the Commissioner of Agriculture, and the Commissioner of Education, who is the secretary and executive officer, and in the absence of the Governor serves as chair.

The director of OSFA reports to the Director of the Division of Support Services, Florida Department of Education. In addition to the OSFA Director's Office, OSFA's FFEL Program has three sections, each headed by a program director. These sections are: Institutional Oversight and Compliance; Policy, Training, and Customer Service; and Contract Management and Program Operations. OSFA, in its capacity as a guarantee agency, has a staff of 71 people.

OSFA has participated in FFEL Programs for over 30 years. In its capacity as a guarantee agency, OSFA has made gross guarantees of approximately $6.06 billion since its inception.

Guarantee Volume. OSFA's guarantee volume for each of the following four fiscal years ending September 30 are as follows:


                                             OSFA's
              Fiscal                    Guarantee Volume
               Year                       (in millions)
               1994                         $3,734
               1995                          4,262
               1996                          4,836
               1997                          5,426
               1998                          6,068



Reserve Ratio. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. OSFA's reserve ratio for the last four federal fiscal years ending September 30 is as follows:


                               Fund            Total Loans
      Fiscal                  Balance          Outstanding      Reserve
       Year                (in millions)      (in millions)     Ratio
       1994                   1,220                3,006         40.6%
       1995                   1,736                3,438         50.5
       1996                   1,766                3,895         45.3
       1997                   2,068                4,381         47.2
       1998                   2,389                4,886         48.9



Recovery Rate. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. OSFA's recovery rates as of the end of each of the following four fiscal years ending September 30 are as follows:


              Fiscal                       OSFA's
               Year                     Recovery Rate
               1994                         41.8%
               1995                         43.0
               1996                         45.6
               1997                         45.4
               1998                         47.2

CLAIMS RATE. A guarantor's claims rate is used to determine the amount of reinsurance it receives from the Department of Education on claims payments. If the rate does not exceed 5% the maximum reinsurance will be paid. The rate is a percentage of claims filed in a federal fiscal year, ending September 30, and the loans in repayemnt status at the beginning of that year. For the past five fiscal years, OSFA's claims rate has not exceeded 5% and as a result, the maximum reinsurance has been paid on all OSFA's claims. OSFA has reported June 30 claims rate information in their audited financial statements as follows:



             Fiscal Year                          Claims Rate
                 1994                               3.16%
                 1995                               3.05
                 1996                               3.56
                 1997                               2.85
                 1998                               2.89


OSFA is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. OSFA is dedicated to resolving the potential impact of the year 2000 on the ability of OSFA's computerized information systems to accurately process information that may be date sensitive. OSFA is seeking to assure itself that both internal systems and the systems of third parties, which include but are not limited to the United States Department of Education, which provide services to OSFA or on whose computer software and operating systems OSFA may rely are taking sufficient actions to avoid year 2000 related problems. No representation or warranty is made with respect to whether third parties are or will be year 2000 compliant. OSFA is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, OSFA is unable to give any assurances at this time that all year 2000 related problems will be avoided.

(The above information has been obtained from OSFA or the Joseph Boyd & Associates, Guaranty Agency Report as a public official document or statement.)

GEORGIA HIGHER EDUCATION ASSISTANCE CORPORATION

Georgia Higher Education Assistance Corporation (GHEAC) is the designated student loan guarantor for the State of Georgia. GHEAC guarantees FFEL program student loans for borrowers.

GUARANTEE VOLUME. GHEAC's guarantee volume for each of the following five fiscal years ending September 30 are as follows:

                                             GHEAC's
              Fiscal                    Guarantee Volume
               Year                       (in Millions)
               1994                         $ 322.1
               1995                           253.3
               1996                           179.4
               1997                           219.1
               1998                           232.8


RESERVE RATIO. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. GHEAC's reserve ratio for the last five federal fiscal years ending September 30 is as follows:

      FISCAL                   FUND              TOTAL LOANS       RESERVE
       YEAR                   BALANCE            OUTSTANDING        RATIO
       1994                  $ 8,923,287         $1,212,609,394     0.74%
       1995                   12,750,548          1,366,346,215     0.93
       1996                   12,315,910          1,392,127,071     0.88
       1997                   15,147,028          1,462,775,613     1.04
       1998                   19,948,513          1,512,336,029     1.32



RECOVERY RATE. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. GHEAC's recovery rates as of the end of each of the following five fiscal years ending September 30 are as follows:

              FISCAL                  GHEAC'S
               YEAR                RECOVERY RATE
               1994                    52.8%
               1995                    50.7
               1996                    51.0
               1997                    49.3
               1998                    56.8


PROPRIETARY LOANS. Default rates for student loans made to students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. GHEAC's approximate amount and percentage of student loans guaranteed per type of school by GHEAC as of September 30, 1998 is set forth below.

                                 Loans                         Percentage of
Type of School                Outstanding                    Loans Outstanding
Two-year                      $   137,622,578                       9.1%
Four-year                       1,286,997,555                      85.1
Proprietary                        87,715,896                       5.8
                              ---------------                     -----
                              $ 1,512,336,029                     100.0%
                              ===============                     =====

CLAIMS RATE. For the past five fiscal years ending September 30, GHEAC's claims rate has not exceeded 5% and as a result, the highest allowable reinsurance has been paid on all GHEAC's claims. The actual claims rates are as follows:

             FISCAL YEAR                           CLAIMS RATE
                 1994                                  3.1%
                 1995                                  2.4
                 1996                                  3.6
                 1997                                  3.3
                 1998                                  2.7



GHEAC's new guarantor system, GOALS, is provided under third party contract with the Great Lakes Higher Education Guaranty Corporation which has been certified Year 2000 compliant.

As of September 30, 1998, Year 2000 renovations to the GOALS front-end (guarantee, loan record maintenance, preclaims and claims) including all ancillary PC systems, e.g. school based software, SCHOLAR was completed. During Renovation each module was independently tested, approved and implemented into the production environment. Validation was completed on December 31, 1998.

For GHEAC's collections functionality, Year 2000 renovations were fully implemented into the GOALS production environment on March 6, 1999 prior to the conversion of GHEAC's claims portfolio to GOALS. Validation was completed on April 28, 1999.

Unless otherwise indicated, all of the above information was provided by GHEAC. GHEAC will provide a copy of its most recent audited financial statements on receipt of a written request directed to Ruth T. Vincent, Chief Administrator, Guaranteed Student Loans Division, 2082 E. Exchange Place, Suite 200, Tucker, Georgia 30084, Telephone (770) 414-3000.

(Source:  GHEAC)

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

Great Lakes Higher Education Guaranty Corporation (GLHEGC) is the designated guarantor for the State of Wisconsin, State of Minnesota, State of Ohio, Puerto Rico and the Virgin Islands.

GUARANTEE VOLUME. GLHEGC's guarantee volume for each of the following five fiscal years ending September 30 is as follows:


                                         GLHEGC's Guarantee
                                               Volume
              Fiscal                       (in millions)
               Year
               1994                        $ 1,197.3
               1995                          1,070.7
               1996                          1,172.6
               1997                          1,794.6
               1998                          1,640.2


RESERVE RATIO. Following are GLHEGC's reserve fund levels as calculated under 34 CFR 5682.410(a)(10) for the last five fiscal years ending September 30.



                     Federal Guaranty                        Federal Guaranty
      Fiscal              Reserve           Total Loans          Reserve
       Year            Fund Balance         outstanding*        Fund Level
       ----            ------------         ------------        ----------
       1994           $  50,938,050        $4,836,782,111          1.05%
       1995              62,438,430         5,441,840,211          1.15
       1996              71,964,949         6,048,428,342          1.19
       1997              81,625,095         6,858,162,170          1.19
       1998             107,534,663         7,493,233,844          1.44

* Does not include loans transferred from Higher Education Assistance Foundation, Northstar Guarantee, Ohio Student Aid Commission or Puerto Rico guarantee agencies.

(Source: ED Forms 1130 and 1189 Reports submitted to U.S. Department of
Education)

RECOVERY RATE. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the guarantee agency. Following are GLHEGC's recovery rates as of the end of each of the last seven fiscal years for which data is available, the national averages for each year and GLHEGC's recovery rate ranking among all student loan guarantors.


           Fiscal         Great Lakes'        National Average      Great Lakes'
            Year          Recovery Rate        Recovery Rate           Ranking
            ----          -------------        -------------           -------
            1993             36.2%                 34.7%                 33
            1994             35.2                  39.3                  37
            1995             35.8                  40.7                  36
            1996             39.8                  43.4                  31
            1997             43.9                  45.0                  25


(Source: Joseph Boyd & Associates, Guaranty Agency Report.)

PROPRIETARY LOANS. Default rates for proprietary loans have been much higher than default rates for loans made to borrowers attending two-year and four-year schools. GLHEGC's original principal amount of student loans guaranteed and outstanding (in whole or in part) and percentage of proprietary, two-year and four-year guaranteed loans as of September 30, 1998 are set forth below.

School Type                    Loans             Percentage
-----------                    -----             ----------
                           (in millions)
Two-year                   $    1,436               8.7%
Four-year                      12,930              78.3
Proprietary                       578               3.5
Consolidation                   1,569               9.5
                              -------            ------

                              $16,513             100.0%
                              =======             ======

CLAIMS RATE. For the past five fiscal years, GLHEGC's claims rate has not exceeded 3.3% and, as a result, the highest allowable reinsurance has been paid on all GLHEGC's claims. GLHEGC's claims rate for fiscal year 1998 was lower than its 1997 claims rate. The actual claims rates are as follows:



         Fiscal Year                      Claims Rate
         -----------                      -----------
            1994                              3.3%
            1995                              3.0
            1996                              2.3
            1997                              2.1
            1998                              1.8

(Source: U.S. Department of Education Guaranty Agency Activity Report except for fiscal year 1998 which is based on unadjusted default experience data submitted to ED.)

The staff and management at GLHEGC take the issue of year 2000 compliance very seriously. GLHEGC is committed to take the reasonable and necessary actions to prepare its systems to accurately process dates from the twentieth and twenty-first centuries. GLHEGC is seeking to minimize, if not eliminate, the risk of error, interruption or loss of functionality for the lenders, schools, and borrowers who rely on its systems.

GLHEGC has adopted a structured management approach to ensuring its systems are compliant. The Chief Information Officer has been assigned overall responsibility for year 2000 compliance. GLHEGC has not evaluated any computer system, product or procedure of any third party with whom GLHEGC exchanges data, including but not limited to, the U.S. Department of Education, schools or lenders. Accordingly, GLHEGC is unable to provide any assurances regarding the year 2000 compliance of any third parties or their effect on GLHEGC's ability to properly perform its activities.

(Source: GLHEGC)
Kentucky Higher Education Assistance Authority

The Kentucky Higher Education Assistance Authority (KHEAA) is a public corporation and governmental agency and instrumentality of the Commonwealth of Kentucky established in 1966 to serve the public purpose of improving opportunities for higher education by insuring student loans for students eligible under the Higher Education Act; providing loans, grants, and scholarship awards to qualified Kentucky students; and offering information relating to KHEAA programs to Kentucky residents. The powers of KHEAA with respect to insuring student loans include:

(1) providing loan insurance within the limitations of Kentucky law and the Higher Education Act, the loan in each case to be subject to agreements providing for interest payments, reimbursements, reinsurance and other benefits to the extent provided by the Higher Education Act;

(2) entering into agreements and undertakings with the Secretary in order to constitute KHEAA as a state agency qualified to insure student loans under the Higher Education Act and to qualify these student loans for interest subsidies, reimbursement, reinsurance, and other benefits available under the Higher Education Act;

(3) entering into contracts with eligible lenders and eligible education institutions to provide for the administration of student financial assistance programs;

(4) collecting from the borrower amounts due under a student loan on which KHEAA has fulfilled its insurance obligations following the inability of the holders to collect that loan;

(5) approving, limiting, suspending, or terminating the eligibility of educational institutions or lenders to participate in the KHEAA's loan guarantee program, subject to the provisions of the Higher Education Act and applicable Kentucky law;

(6) if any conflict exists between applicable State law and the Higher Education Act that would result in a loss by KHEAA of federal funds, adopting rules, regulations, and policies consistent with the Higher Education Act, but which are not in derogation of the Constitution and general laws of the Commonwealth;

(7) administering federal funds allotted to the Commonwealth in respect of student loans, administrative costs, and other matters; and

(8) receiving funds and acquiring property from any source, public or private, except that KHEAA has no power to make its debts payable out of any funds other than those of KHEAA.

In addition to its student loan guarantee functions, KHEAA offers origination services to lenders, administers two state grant, a merit scholarship, one teacher incentive loan, an osteopathic medicine scholarship and the state work-study program in order to provide financial assistance to eligible students. Such programs are substantially funded by the Commonwealth of Kentucky supplemented by Federal Funds. Effective May 10, 1990, responsibilities for the Kentucky Educational Savings Plan Trust (KHEAA Trust) were transferred to KHEAA by Executive Order 90-433, ratified by the 1992 Kentucky General Assembly. The Trust offers opportunities for families to save for future college costs. Trust funds are fully segregated from all other funds managed by KHEAA.

KHEAA is governed by its Board of Directors, which may officially act by a majority of its voting members. The Board of Directors of KHEAA consists of seven voting members appointed by the Governor of the Commonwealth for terms of four years each and the Executive Director of the Council on Postsecondary Education of the Commonwealth and the Secretary of the Finance and

Administration Cabinet of the Commonwealth, each of whom serve as non-voting, ex officio members.

The Executive Director of KHEAA is Paul P. Borden; the Chief Operating Officer is Londa L. Wolanin. KHEAA's office is located at 1050 U.S. 127 South, Frankfort, Kentucky 40601, telephone number (502) 696-7200.

KHEAA's Loan Guarantee Program. In November 1978, KHEAA commenced guaranteeing student loans as the state guarantee agency of the Commonwealth of Kentucky under Section 428(c) of the Higher Education Act and under Kentucky law, and KHEAA's agreements with the Secretary.


Under KHEAA's loan guarantee program, any eligible holder of a loan guaranteed by the KHEAA, is entitled to reimbursement from KHEAA to the maximum extent permitted by the Higher Education Act for any proven loss incurred resulting from the default, death, permanent and total disability, or discharge in bankruptcy of the borrower and with respect to specific other claims. At the time KHEAA pays a claim for reimbursement of a defaulted loan, the holder must assign to KHEAA all rights accruing to the holder under the note.

On April 18, 1995, an agreement between the Alabama Commission on Higher Education (ACHE) and the Authority was approved by the U.S. Department of Education for the transition of the Alabama Guarantee Student Loan Program to KHEAA. KHEAA began to guarantee Federal Family Education Loans for lenders and students in the state of Alabama on June 2, 1995. KHEAA was designated by the U.S. Department of Education as the guarantor for Alabama effective July 1, 1996.

Loan Insurance Fund. Under the Kentucky Revised Statutes Sections 164.740 through 164.785, KHEAA has established a loan insurance fund used to account for all loan guarantee functions.

Through the period ended June 30, 1998, sources of funds for the loan insurance fund are insurance premiums for loans guaranteed, administrative expense allowance from the Secretary, reinsurance from the Secretary for default and other claims paid, default collections, and investment income derived from these funds; uses of funds are default and other claims on loans guaranteed, and operating expenses for loan guarantee functions.

Under Kentucky Revised Statutes Sections 164.740 to 164.785 as amended KHEAA is authorized to issue loan guarantees to eligible lenders on any loans to qualified students, provided that no additional loans may be guaranteed if the total amount of all outstanding student loans guaranteed by KHEAA exceeds seventy-five times the funds available in the loan insurance fund. Funds available in the loan insurance fund are calculated on the basis of the net assets before deducting unearned insurance premiums, which equals the fund balance plus unearned insurance premiums. Funds available in the loan insurance fund are restricted by federal regulations and the Higher Education Act.

Outstanding loan guarantee commitments by ACHE, on which no claims had been filed or paid, were assumed by KHEAA on December 31, 1995. Accounts held by ACHE on which default claims were paid prior to April 15, 1993, that remain in active repayment status and accounts held by ACHE on which default claims were paid after April 15, 1993, were transferred to KHEAA prior to June 30, 1996. Following the transfer of defaulted accounts, remaining Alabama federal reserve funds were transferred to KHEAA and credited to the loan insurance fund.

The Secretary of Education has advised KHEAA that, under the 1997 Amendments, KHEAA must pay approximately $14 million (its proportionate share of guarantee agency reserves to be paid for federal deficit reduction) to the Secretary of Education on September 1, 2002, and make annual restricted account deposits toward payment beginning in federal fiscal year 1998 of approximately $2.8 million.

The following table summarizes the student loans guaranteed by KHEAA (and reinsured by the Secretary) annually and the aggregate outstanding guarantee commitment for the period ended June 30, 1998. The coverage ratio set forth below was determined by dividing the funds available in the loan insurance fund by the principal amount of the aggregate outstanding guarantee commitment.


    Fiscal Year    Annual Principal     Aggregate Principal
       Ended           Amount of             Guarantee         Coverage       Claims
      June 30      Loans Guaranteed          Commitment         Ratio         Rate %**
        1994           187,999,654           667,407,110        3.76           4.07
        1995           251,724,866           847,996,181        3.33           4.28
        1996           258,667,310*        1,584,863,271        2.54           4.79
        1997           314,023,470         1,625,863,960        2.60           4.22
        1998           330,006,170         1,637,204,817        2.35           3.88


* An additional amount of $646,928,418 was transferred to KHEAA from ACHE. ** At federal fiscal year ending 9/30.

The funds and assets of KHEAA are not pledged to or available for payment of the Notes.

RESERVE RATIO. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. KHEAA's reserve ratio for the last five federal fiscal years ending September 30 is as follows:


      Fiscal                    Fund           Total Loans            Reserve
       Year                    Balance         Outstanding             Ratio
       1994                   26,846,699          785,908,442          3.42%
       1995                   29,150,413          962,416,562          3.03%
       1996                   41,474,765        1,689,321,365          2.46%
       1997                   42,665,673        1,702,313,823          2.51%
       1998                   42,919,800        1,748,034,264          2.46%

RECOVERY RATE. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. KHEAA's recovery rates as of the end of each of the following five fiscal years ending September 30 are as follows:

              Fiscal                         KHEAA's
               Year                       Recovery Rate
               1994                             50.38%
               1995                             48.61%
               1996                             41.59%
               1997                             41.87%
               1998                             37.76%

PROPRIETARY LOANS. Default rates for student loans made to students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. KHEAA's approximate amount and percentage of student loans guaranteed per type of school by KHEAA for fiscal year ended June 30, 1998.


INSTITUTION TYPE                    LOAN AMOUNTS      PERCENTAGE
----------------                    ------------      ----------
Public 4-year                       $178,910,800         62.7
Private 4-year                        73,047,000         25.6
Public 2-year                          2,802,400          1.0
Private 2-year                         1,341,200           .5
Proprietary                           23,807,600          8.3
Public technical college               2,014,800           .7
Medical/dental                         3,347,200          1.2
Foreign                                  274,300            0*
    *Less than .1%

Total                               $285,545,300

NOTE: Distribution does not include Federal Consolidation Loans

KHEAA represents and warrants that the advent of the year 2000 shall not adversely affect the performance of the systems supplying products and services with respect to date and date dependent data (including but not limited to calculating, comparing and sequencing) and that the systems will be capable of creating, storing and processing records related to and including year 2000 and afterwards without deficiencies.

(Source:  KHEAA)


UNITED STUDENT AID FUNDS, INC.

United Student Aid Funds, Inc. was organized as a private, nonprofit corporation under the General Corporation Law of the State of Delaware in 1960. Under its Certificate of Incorporation, USA Funds:

(1) maintains facilities for the provision of guarantee services with respect to approved education loans made to or for the benefit of eligible students who are enrolled at or plan to attend approved educational institutions;

(2) guarantees education loans made under loan programs under the Higher Education Act loan programs as well as loans made under private loan programs; and

(3) serves as the designated guarantor for education loan programs under the Higher Education Act in Alaska, Arizona, Hawaii, Indiana, Kansas, Maryland, Mississippi, Nevada, Wyoming, and certain Pacific Islands.

In addition to the above identified activities, USA Funds is affiliated with USA Group Guarantee Services, Inc. (formerly known as USA Services, Inc.), a Delaware private, nonprofit corporation, which provides varying degrees of services to the following guarantee agencies:

(1)      Student Loan Guarantee Foundation of Arkansas,
(2)      Iowa College Student Aid Commission,
(3)      Louisiana Office of Student Financial Assistance,
(4)      Finance Authority of Maine,
(5)      Michigan Guaranty Agency,
(6)      Montana Guaranteed Student Loan Program,
(7)      New Mexico Student Loan Guarantee Corporation,
(8)      Northwest Education Loan Association,
(9)      Oklahoma Guaranteed Student Loan Program,
(10)     Oregon State Scholarship Commission,
(11)     Rhode Island Higher Education Assistance Authority.

Some trustees and officers of USA Funds are also directors or officers of USA Group Guarantee Services, Inc.

USA Funds is also affiliated with USA Group Loan Services, Inc. (formerly known as Education Servicing Center, Inc.) USA Group Loan Services, Inc. was organized under the laws of the State of Delaware in 1982 as a private, nonprofit corporation to provide conversion services, data processing, and other assistance necessary in connection with the acquisition and servicing of education loans by primary lenders and secondary markets. Some trustees and officers of USA Funds are also trustees or officers of US Group Loan Services, Inc.

As of September 30, 1998, USA Funds had total Federal Family Education Loan Program assets of approximately $678 million; guarantee deposits and advance funds, allowance for future defaults, and deferred revenue of approximately $297 million; and a fund balance of approximately $374 million. The above amounts do not reflect USA Funds' share of federal reserve funds as required by the Balanced Budget Act of 1997. Through September 30, 1998, the outstanding, unpaid, aggregate amount of principal and interest on loans which had been directly guaranteed by USA Funds under the Federal Family Education Loan Program was approximately $36.8 billion.


GUARANTEE VOLUME. USA Funds' guarantee volume for each of the following five fiscal years ending September 30 is as follows:

              Fiscal                       USA Funds'
               Year                     Guarantee Volume
                                           in millions
               1994                           5,474
               1995                           6,326
               1996                           7,250
               1997                           7,254
               1998                           7,190


RESERVE RATIO. A student loan guarantor's reserve ratio is determined by dividing its fund balance by the total amount of loans outstanding. USA Funds' reserve ratio for the last five federal fiscal years ending September 30 is as follows:

                           Fiscal                Reserve
                            Year                  Ratio
                            ----                  -----
                            1994                   1.2%
                            1995                   1.5
                            1996                   1.4
                            1997                   1.5
                            1998                   1.4

RECOVERY RATE. The recovery rate is a key performance indicator in evaluating the effectiveness of a student loan guarantor's collection efforts after the loans have defaulted. The rate is determined by dividing the amount recovered by the cumulative amount of default claims paid by the student loan guarantor. USA Funds' recovery rates as of the end of each of the following five fiscal years ending September 30 are as follows:

              Fiscal                       USA Funds'
               Year                       Recovery Rate
               1994                           30.3%
               1995                           35.3
               1996                           39.2
               1997                           40.9
               1998                           50.3


PROPRIETARY LOANS. Default rates for student loans made to students attending proprietary schools have been much higher than those for students attending two-year and four-year schools. USA Funds' approximate amount and percentage of student loans guaranteed per type of school by USA Funds as of September 30, 1998 is set forth below.


                                 Loans
                              Outstanding             Percentage of
Type of School               (in millions)          Loans Outstanding
Two-year                         $  1,306                    3.55%
Four-year                        $ 31,231                   89.93
Proprietary                      $  4,236                   11.52

CLAIMS RATE. For the past five fiscal years ending September 30, USA Funds' claims rate has not exceeded 5% and as a result, the highest allowable reinsurance has been paid on all USA Funds' claims. The actual claims rates are as follows:


             Fiscal Year                           Claims Rate
                 1994                                 4.99%
                 1995                                 4.69%
                 1996                                 4.65%
                 1997                                 4.65%
                 1998                                 3.96%

USA Funds is aware of concerns relating to the functional effectiveness and usage of computer systems beyond December 31, 1999. USA Funds is dedicated to resolving the potential impact of the year 2000 on the ability of USA Funds' computerized information systems to accurately process information that may be date sensitive. USA Funds is seeking to assure itself that both the internal systems and the systems of third parties, which include but are not limited to the U.S. Department of Education, which provide services to USA Funds or on whose computer software and operating systems USA Funds may rely are taking sufficient actions to avoid year 2000 related problems. No representation or warranty is made with respect to whether third parties are or will be year 2000 compliant. USA Funds is planning to be ready to perform normal business functions and intends to meet its obligations both before and after January 1, 2000. However, USA Funds is unable to give any assurances at this time that all year 2000 related problems will be avoided.

(Source:  USA Funds)

The following table provides information with respect to the portion of financed student loans guaranteed by each guarantor:

     DISTRIBUTION OF THE INITIAL FINANCED STUDENT LOANS BY GUARANTEE AGENCY

                                                                                        Percent of
                                                                                         Loans by
                                                                        Outstanding     Outstanding
                                                          Number of      Principal       Principal
Guarantee Agency                                            Loans         Balance         Balance
----------------                                            -----         -------         -------
Florida Department of Education, Office of Student         128,819       $393,724,755       61.09%
  Financial Assistance
Georgia Higher Education Assistance Corporation             14,394         44,695,738        6.83
United Student Aid Funds, Inc.                              31,659        139,594,151       21.34
Kentucky Higher Education Assistance Authority              18,803         41,438,957        6.34
Great Lakes Higher Education Guaranty Corporation           10,650         24,987,155        3.82
Other Guarantee Agencies                                     1,342          9,641,050        0.58
                                                          --------      -------------     --------
    Total                                                  205,667       $654,081,086      100.00%

The most recent national default rate reported by the Department of Education was 9.6% for the federal fiscal year 1996. As recently as federal fiscal year 1990, this national default rate was over 22%. This, coupled with the claims and recovery information listed above, shows improvement in the repayment of student loans by borrowers. The claims rate of each of the five guarantee agencies described in this section for the financed student loans is lower than 5% resulting in the maximum reimbursement for reinsurance claims. The depositor is not aware of any circumstances which would cause the reimbursement levels for those guarantors to be less that the maximum levels permitted.

                          DESCRIPTION OF THE NEW NOTES

The depositor issued the old notes under an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A. The eligible lender trustee, on behalf of the depositor, used the proceeds of the old notes to acquire the initial financed student loans. The trust purchased the financed student loans by assuming the obligations of the depositor under the old notes and the indenture. The trust completed the assumption of the old notes on April 20, 1999. The issuer will offer the new notes under a second amended and restated indenture, dated as of June 1, 1999, between itself and Firstar Bank, N.A. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

The following description is a summary of the material provisions of the indenture. It does not restate the entire indenture. We urge you to read the indenture because it, not this description, defines your rights as holders. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus is a part.

You can find the definitions of capitalized terms under the heading "Summary of Terms" or in Appendix A "Glossary of Terms." In this description notes means the outstanding old notes and the new notes we will issue to you in the exchange offer. References to a holder or holders mean you, or all holders of the notes.

The new notes will be limited obligations of the issuer payable solely from the assets of the trust. The following description describes the material terms of the new notes and does not purport to be complete and is qualified by reference to the provisions of the new notes and the indenture.

The Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes are referred to herein collectively as the Series 1998A Notes. The Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes are referred to herein collectively as the auction rate notes.

The Series A-3 Notes and the Series B-3 Notes will be available for purchase in authorized denominations of $50,000 (original issue amounts) and integral multiples of $1,000 in excess of $50,000 in book-entry form only, and the auction rate notes will be offered in minimum authorized denominations of $50,000 original issue amounts and any integral multiples of $50,000 in book-entry form only. The notes will initially be represented by one or more notes registered in the name of DTC's nominee, the security depository. The issuer may select a successor depository to DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the notes. Unless and until definitive notes are issued under the limited circumstances described under "-- Definitive Notes," no holder will be entitled to receive a physical certificate representing a note. All references herein to actions by holders refer to actions taken by DTC on instructions from its participating organizations and all references herein to distributions, notices, reports and statements to holders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes, for distribution to holders under DTC's procedures. See "-- Book-entry Registration."

 INTEREST

INTEREST ACCRUAL PERIOD

Interest will accrue during each interest accrual period on the principal balance of each series of notes at a rate equal to the related series interest rate calculated as described below. Interest will be payable to the applicable holders as of the record date on the Series A-3 Notes and the Series B-3 Notes monthly on the monthly distribution date which is the last business day of each month. Interest will be payable to the applicable holders as of the record date on the auction rate notes on the business day following the expiration of each auction period, an auction period distribution date. The auction period distribution date is subject to change as described under the heading "-- Determination of the Auction Rate."

The first interest accrual period will begin on the closing date, after which, an interest accrual period for each series of notes with respect to any distribution date for that series begins on the preceding distribution date for that series and ends on the day preceding the distribution date.


RECORD DATE

The record date for the Series A-3 Notes is the second business day preceding a monthly distribution date. The record date for the Series B-3 Notes is the business day preceding a monthly distribution date. The record date for the auction rate notes is the business day immediately preceding an auction period distribution date. Interest accrued as of any distribution date for a series of notes but not paid on the distribution date will be payable on the next distribution date for each series, together with interest on these notes at the applicable series interest rate. Interest will be paid pro rata to the holders of each series of notes outstanding.


INTEREST DETERMINATION DATE
The interest determination date for the respective notes is as follows:

     -          Series A-3 Notes -         the second London banking day prior
                                           to the first day of the next
                                           succeeding interest accrual period

     -          Series A-4 Notes -         January 27, 1999 and each fourth
                                           Wednesday after

     -          Series A-5 Notes -         February 3, 1999 and each fourth
                                           Wednesday after

     -          Series A-6 Notes -          February 10, 1999 and each fourth
                                            Wednesday after

The interest determination date on the auction rate notes is subject to change as described under the heading "Determination of the Auction Rate." DETERMINATIONS OF INTEREST RATES

The series interest rate for each series of Series 1998A Notes for each interest accrual period will equal the formula rate, subject to a cap of the net loan rate for the interest accrual period.

The series interest rate for each interest accrual period for the Series B-3 Notes is a fixed rate of 6.25%. Interest on the Series B-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The formula rate for each interest accrual period for the Series A-3 Notes will equal One-Month LIBOR as of the interest determination date for the interest accrual period plus 0.38%, but never greater than 17%. See "--Determination of LIBOR." Interest on the Series A-3 Notes will be calculated on the basis of the actual number of days elapsed in each interest accrual period divided by 360.

The formula rate for each interest accrual period for the Series A-4 Notes will equal the auction rate for the interest accrual period, but never greater than 17%. The formula rate for each interest accrual period for the Series A-5 Notes will equal the auction rate for the interest accrual period, but never greater than 17%. The formula rate for each interest accrual period for the Series A-6 Notes will equal the auction rate for the interest accrual period, but never greater than 17%. Interest on each series of the auction rate notes will be calculated on the basis of the actual number of days elapsed in each interest accrual period divided by 360. See "--Determination of the Auction Rate."


NET LOAN RATE

The net loan rate will be calculated by the administrator. The series interest rate for the Series A-3 Notes will be determined by the calculation agent, which initially is Salomon Smith Barney Inc. The series interest rate for each series of auction rate notes will be determined by the auction agent, which initially is Bankers Trust Company, New York, New York, as described under the heading "--Determination of the Auction Rate."

Information concerning the current series interest rates will be available by telephoning the indenture trustee at (513) 762-8870 between the hours of 9 a.m. and 5 p.m. eastern time on any day that the Cincinnati Corporate Trust Office of the indenture trustee is open for business and will also be available through Dow Jones Telerate Service of Bloomberg L.P.

The net loan rate for any interest accrual period is equal to the annualized percentage rate determined by multiplying (a) the ratio of 360 to the actual number of days in the interest accrual period, and (b) the ratio of (1) expected interest collections for the applicable collection period less all items of expense allocable to financing the financed student loans with respect to the collection period, to (2) the pool balance as of the first day of the collection period. In calculating the net loan rate, the applicable collection period for the Series A-3 Notes is the collection period immediately preceding the collection period in which the monthly distribution date occurs. The applicable collection period for the auction rate notes is the second preceding collection period prior to the applicable auction period distribution date.

Expected interest collections means, with respect to any collection period, the sum of:

(1) the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantee agencies with respect to the financed student loans in the trust for the collection period (whether or not the interest is actually paid);

(2) interest subsidy payments and special allowance payments under claims submitted for the collection period (whether or not actually received), net of amounts required to be paid to the Department of Education, with respect to financed FFELP loans in the trust, to the extent not included in (1) above;

(3) the net of any counterparty exchange payments less any issuer exchange payments to be made on the related distribution date; and

(4) investment earnings on the amounts on deposit allocable to the trust with respect to the collection period prior to the related distribution date.

CARRYOVER INTEREST

If interest at the formula rate for any series of the Series 1998A Notes for any interest accrual period exceeds interest at the net loan rate, carryover interest consisting of the excess interest, together with interest on the notes at the applicable formula rate will be paid on subsequent distribution dates only to the extent funds are available after other required payments on the notes. See "--Collection Fund." Carryover interest will continue to be so payable although the principal amount of the applicable series of notes is zero until (1) no new notes remain outstanding and (2) the balances in the funds and accounts have been reduced to zero. The ratings of the notes do not address the likelihood of payment of carryover interest. Any reference in this prospectus to interest excludes carryover interest.


DETERMINATION OF LIBOR

For each interest accrual period after the initial interest accrual period, Salomon Smith Barney Inc., the calculation agent, will determine the applicable LIBOR rate for purposes of calculating the series interest rate on the Series A-3 Notes for each given interest accrual period on the date which is two London banking days preceding the commencement of each interest accrual period. London banking day means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.


LIBOR means the rate equal to the rate at which U.S. dollar deposits having a particular maturity are offered to prime banks in the London interbank market which appear on Telerate Page 3750 as of approximately 11:00 a.m., Greenwich Mean Time, on the interest determination date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the Reuters Screen LIBOR Page. If at least two quotations appear, LIBOR will be the arithmetic mean (rounded to the nearest .01%) of these offered rates. If fewer than two quotations appear, LIBOR for the interest accrual period will be determined at approximately 11:00 A.M., London time, on the interest determination date. LIBOR will be based on the rate at which deposits in a principal amount of not less than U.S. $1,000,000 in United States dollars having this particular a maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent. Such rates will be representative for a single transaction in the market at this time. The calculation agent will request the principal London office of each representative bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR will be the arithmetic mean (rounded to the nearest .01% of the offered rates). If fewer than two quotations are provided, LIBOR for the interest accrual period will be the arithmetic mean (rounded to the nearest .01%) of the rates quoted at approximately 11:00 A.M., New York City time on the interest determination date by three major banks in New York, New York selected by the calculation agent for loans in United States dollars to leading European banks having a particular maturity and in a principal amount equal to not less than U.S. $1,000,000, this amount being representative for a single transaction in the market at this time. If the banks selected as aforesaid are not quoting as mentioned in the preceding sentence, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous interest accrual period.

DETERMINATION OF THE AUCTION RATE

The auction rate for each series of auction rate notes will be determined by the auction agent under the auction procedures described under "Auction Procedures" and in Appendix C on each interest determination date for each interest accrual period, initially based on a 28-day auction period generally beginning:

         - for the Series A-4 Notes, on January 27, 1999 and each fourth Wednesday after,

         - for the Series A-5 Notes, on February 3, 1999 and each fourth Wednesday after, and

         - for the Series A-6 Notes, on February 10, 1999 and each fourth Wednesday after, in each case subject to adjustment as described below.

If you are the current holder of an auction rate note, the possible results of an auction may be:

         - you submit an order to hold your note at any rate, so you will continue to hold the note and will be notified of the interest rate after the auction, or

         - you submit any order to hold your note at a specified interest rate, so if the rate set by the auction is equal to or higher than the rate you specified you will continue to hold your note at that rate and if the rate is lower you will have sold your note in the auction, or

         - you submit an order to sell your note and your note is sold at the auction.

If there are ever insufficient buy orders and the auction is not successful, holders may not be able to sell their notes in the auction and the interest rate for the next auction period will be the lower on the net loan rate and the maximum auction rate.

If you are not a current holder and wish to purchase notes in an auction, or are a current holder and wish to purchase additional notes, the basic outcomes of an auction are:

         - you submit an order to buy at a specified rate and the interest rate set in the auction is equal to or higher than the rate you specified, so you will have purchased the note and the interest rate will be the rate set by the auction, or

         - you submit an order to buy at a specified rate and the interest rate set in the auction is lower than the rate you specified, so your bid order will be unsuccessful. --

The outcomes described might vary slightly, as described under "Auction Procedures," in some cases, as when only part of an order can be filled from available notes or if an auction is not successful.

AUCTION PROCEDURES

The interest rate on each series of auction rate notes will be determined periodically (generally, for periods ranging from seven days to one year) by means of a dutch auction. In this dutch auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of auction rate notes the investors wish to buy, hold or sell at various interest rates or at any rate. Initially, Nations Banc Securities of Montgomery LLC is the sole broker/dealer. The broker/dealers submit their clients' orders to Bankers Trust Company, the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. The indenture trustee pays the auction agent fee of 0.01% from the program operating expenses.

In the auction procedures, the following types of orders may be submitted:

         (1) bid/hold orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its auction rate notes for the upcoming interest period (which can also be an order to hold regardless of the upcoming interest rate);

         (2) sell orders - an order by a current investor to SELL a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

         (3) potential bid orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional auction rate notes) is willing to accept in order to BUY a specified principal amount of auction rate notes.

If an existing investor does not submit orders with respect to all its auction rate notes of the applicable series, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

EXAMPLE OF AUCTION

In connection with each auction, auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the auction rate notes.


              (a) Assumptions:

              1.  Denominations (units) = $100,000
              2.  Interest period = 28 Days
              3.  Principal amount outstanding = $50 million (500 units)

              (b) Summary of All Orders Received For The Auction


          BID/HOLD ORDERS                      SELL ORDERS                  POTENTIAL BID ORDERS
         10 units at 2.90%                    50 units Sell                   20 units at 2.95%
         30 units at 3.02%                    50 units Sell                   30 units at 3.00%
         60 units at 3.05%                    100 units Sell                  50 units at 3.05%
         100 units at 3.10%                                                   50 units at 3.10%
         100 units at 3.12%                                                   50 units at 3.11%
                                                                              50 units at 3.14%
                                                                              100 units at 3.15%

Total units under existing bid/hold orders and sell orders must always equal issue size (in this case 500 units).

                  (c)      Auction Agent Organizes Orders In Ascending Order


   Order      Number     Cumulative                Order    Number      Cumulative
  Number     of Units   Total (Units)      %      Number   of Units   Total (Units)      %
     1        10(W)          10          2.90%       7      100(W)         300         3.10%
     2        20(W)          30          2.95%       8       50(W)         350         3.10%
     3        30(W)          60          3.00%       9       50(W)         400         3.11%
     4        30(W)          90          3.02%      10      100(W)         500         3.12%
     5        50(W)          140         3.05%      11       50(L)                     3.14%
     6        60(W)          200         3.05%      12      100(L)                     3.15%


----------------------

(W) Winning Order                     (L) Losing Order

Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest accrual period. Multiple orders at the winning rate are allocated units on a pro rata basis. In any case, the interest rate will never exceed the lesser of the net loan rate or the maximum auction rate.


The above example assumes that a successful auction has occurred (i.e., all sell orders and all bid/hold orders below the new interest rate were fulfilled). In some circumstances, there may be insufficient potential bid orders to purchase all the auction rate notes of the applicable series offered for sale. In these circumstances, the interest rate for the upcoming interest accrual period will equal the lesser of the net loan rate and the maximum auction rate. Also, if all the auction rate notes of the applicable series are subject to hold orders (i.e., each holder of a series of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate) the interest rate for the upcoming interest accrual period will equal the lesser of the net loan rate and the rate at which all investors are willing to hold the series of auction rate notes.

For a more detailed description of the auction procedures, see "Appendix C -- Auction Procedures."

SPECIFIC LIMITATIONS ON DETERMINATIONS OF AUCTION RATE

The all hold rate with respect to each series of the auction rate notes will be 85% of the applicable LIBOR rate.

The maximum auction rate with respect to each series of the auction rate notes will be:

         (1) the applicable LIBOR rate plus 1.50% (if both of the ratings assigned by the rating agencies to the auction rate notes are "Aa3" and "AA-," or better),

         (2) the applicable LIBOR rate plus 2.50% (if any one of the ratings assigned by the rating agencies to the auction rate notes is less than "Aa3" or "AA-," and at least "A") or

         (3) the applicable LIBOR rate plus 3.50% (if any one of the ratings assigned by the rating agencies to the auction rate notes is less than "A").

The non-payment rate with respect to each series of the auction rate notes will be one-month LIBOR plus 1.50%.

After the initial auction period, the auction rate for each series of the auction rate notes for each auction period will be determined under auction procedures on the following dates:

              - January 27, 1999 and each fourth Wednesday after for the Series A-4 Notes;

              - February 3, 1999 and each fourth Wednesday after for the Series A-5 Notes; and

              - February 10, 1999 and each fourth Wednesday after for the Series A-6 Notes.

Each auction period will begin on the first business day following each interest determination date and will terminate on and include the day preceding the first day of the next auction period, subject to adjustment as described below if there are fewer than three business days in any week during which the auction period would otherwise be scheduled to expire.

The calculation agent, with the consent of the issuer, may change the interest determination date to conform with prevailing market practice. See Appendix C, "Auction Procedures-- Changes in the Interest Determination Date."

In any event for each series of auction rate notes:

         - if the ownership of the auction rate notes is no longer maintained in book-entry form, the auction rate for any auction period beginning after the delivery of certificates representing the auction rate notes will equal the lesser of the maximum auction rate and the net loan rate for the auction rate notes on the business day immediately preceding the first day of the subsequent auction period; or

         - if a payment default has occurred, the auction rate for the auction period beginning on or during this default and for each auction period after, to and including the auction period, if any, during which, or commencing less than two business days after, the default is cured under the indenture, will equal the non-payment rate on the first day of each auction period;

         - if a proposed auction period conversion has failed, as described below under the heading "-- Auction Period Conversion of and Mandatory Tender of Auction Rate Notes" the auction rate on the auction rate notes subject to the failed auction period conversion will be equal to the maximum auction rate as of the date of the failed auction period conversion for the auction period commencing on this date, and the length of the auction period commencing on the failed auction period conversion date will be the same as was in effect immediately preceding the failed auction period conversion date; or

         - the auction rate for an auction period that commences on an auction period conversion date will equal the lesser of (1) the interest rate necessary to enable the auction agent to sell all of the auction rate notes at par plus accrued interest to the auction period conversion date or (2) the maximum auction rate as of the auction period conversion date, subject to the net loan rate.

The auction agent will promptly give written notice to the indenture trustee and the issuer of the series interest rate and either the auction rate or the net loan rate, as the case may be, when the rate is not the series interest rate applicable to the auction rate notes. If, however, the series interest rate is the non-payment rate, the indenture trustee will determine the non-payment rate and give written notice to the issuer. The indenture trustee will notify the holders of the auction rate notes of the applicable series interest rate on the second business day of each auction period.

For any auction period scheduled to end during a week that has fewer than three business days, the calculation agent may adjust the length of that and the following auction period as it considers appropriate. The indenture trustee will immediately give notice of any adjustment to the holders of the affected auction rate notes.

If the auction agent does not determine the series interest rate or the manner of determining the rate is invalid or unenforceable, then the rate will be the net loan rate determined by the administrator. If the administrator does not determine the net loan rate, then a securities dealer appointed by the issuer will determine the net loan rate.

If there are fewer than three business days in any week during which the auction period would otherwise be scheduled to expire, the calculation agent, with the consent of the issuer, may change the expiration date and auction period distribution date for the auction period then in effect, and the interest determination date and commencement date for the immediately following auction period to dates it determines to be appropriate under any circumstances. The calculation agent will promptly notify the indenture trustee and the auction agent in writing of any determination. The indenture trustee, on receipt of the notice, will immediately give written notice of that determination to the holders of the auction rate notes.

If the auction agent no longer determines, or fails to determine, when required, the series interest rate with respect to the auction rate notes, or, if for any reason this manner of determination shall be held to be invalid or unenforceable, the series interest rate for the next succeeding auction period for the auction rate notes will be the net loan rate as determined by the administrator for this auction period. If the administrator fails or refuses to determine the net loan rate, the net loan rate will be determined by a securities dealer appointed by the issuer and capable, in the reasonable judgment of the issuer, of making this determination under the provisions of the indenture.

AUCTION PERIOD ADJUSTMENT

With respect to each series of auction rate notes, the issuer may, subject to the indenture, change the length of one or more auction periods in order to conform with then current market practice or to accommodate other economic or financial factors that may affect or be relevant to the length of the auction period or the auction rate (as hereinafter described, an auction period adjustment). An auction period adjustment may be made to change an auction period to a period of between 7 and 91 days (a short auction period) or to a period of between 92 days and the legal final maturity of the auction rate notes (a long auction period). For auction rate notes with a short auction period, no auction period adjustment may result in an auction period of less than 7 nor more than 91 days. For auction rate notes with a long auction period, no auction period adjustment may result in an auction period that is more than three months shorter or longer than the auction period established on the issuance of a series of auction rate notes or auction period conversion of these auction rate notes. For any auction period adjustment, specific prescribed conditions must be satisfied. See Appendix C, "Auction Procedures."

AUCTION PERIOD CONVERSION OF AND MANDATORY TENDER OF THE AUCTION RATE NOTES

The issuer may, from time to time, change the length of one or more auction periods for any series of auction rate notes under an auction period conversion. An auction period conversion means a change in the length of an auction period for any series of the auction rate notes as follows:

         - from an auction period between 7 and 91 days, inclusive, to an auction period between 92 days and the legal final maturity for these series, inclusive,

         - from an auction period between 92 days and the legal final maturity for these series, inclusive, to an auction period between 7 and 91 days, inclusive, or

         - from an auction period between 92 days and the legal final maturity for these series, inclusive, to an auction period between 92 days and the legal final maturity for these series, inclusive, if the latter auction period is at least 3 months shorter or at least 3 months longer than the auction period established on the initial issuance of these series or under an auction period conversion.

All auction rate notes subject to auction period conversion are subject to mandatory tender to the indenture trustee on the auction period conversion date at the purchase price of par plus accrued interest plus accrued and unpaid carryover interest, if any.

The holders of auction rate notes that are subject to mandatory tender do not have the right to elect to retain the auction rate notes. If, however, any auction rate notes of a series so tendered are not remarketed, or the indenture trustee does not receive the purchase price for that series of auction rate notes subject to the auction period conversion, none of the auction rate notes of that series tendered will be converted. The series interest rate for that series of auction rate notes will equal the lesser of the net loan rate or the maximum auction rate, but never greater than 17%, as of the date of the failed auction period conversion, as applicable, for the auction period commencing on that date. The length of the auction period will remain the same. See Appendix C, "Auction Procedures."

PRINCIPAL

UNLESS AN EVENT OF DEFAULT HAS OCCURRED, NO PRINCIPAL WILL BE PAID ON THE SERIES A-4 NOTES UNTIL THE SERIES A-3 NOTES HAVE BEEN PAID IN FULL, NO PRINCIPAL WILL BE PAID ON THE SERIES A-5 NOTES UNTIL THE SERIES A-3 NOTES AND SERIES A-4 NOTES HAVE BEEN PAID IN FULL AND NO PRINCIPAL WILL BE PAID ON THE SERIES A-6 NOTES UNTIL THE SERIES A-3 NOTES, THE SERIES A-4 NOTES AND THE SERIES A-5 NOTES HAVE BEEN PAID IN FULL. FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, PRINCIPAL PAYMENTS ON THE SERIES 1998A NOTES WILL BE MADE PRO RATA, WITHOUT PREFERENCE OR PRIORITY. IT IS EXPECTED THAT PRINCIPAL WILL BE PAID ON THE SERIES B-3 NOTES FROM TIME TO TIME AND SUBJECT TO SPECIFIC CONDITIONS WHILE THE SERIES 1998A NOTES ARE OUTSTANDING BUT ONLY FOR MONTHLY DISTRIBUTION DATES OCCURRING AFTER JUNE 30, 2003.

Series A-3 Notes

Principal payments on the Series A-3 Notes will be made on each monthly distribution date in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for the monthly distribution date until the principal balance of the notes is zero.

Series A-4 Notes

After the Series A-3 Notes have been paid in full, principal payments on the Series A-4 Notes will be made on the first auction period distribution date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for the auction period distribution date until the principal balance of the notes is zero.

Series A-5 Notes

After the Series A-3 Notes and the Series A-4 Notes have been paid in full, principal payments on the Series A-5 Notes will be made on the first auction period distribution date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for the auction period distribution date until the principal balance of the notes is zero.

Series A-6 Notes

After the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes have been paid in full, principal payments on the Series A-6 Notes will be made on the first auction period distribution date of any month in an amount generally equal to the Series 1998A Holders' Principal Distribution Amount for the auction period distribution date until the principal balance of the notes is zero.

Principal payments on the Series A-4 Notes, on the Series A-5 Notes and on the Series A-6 Notes will only be made in amounts equal to $50,000 and integral multiples in excess of $50,000. Principal payments on the Series B-3 Notes will be made on each monthly distribution date after June 30, 2003, subject to limitations, in an amount generally equal to the Series 1998B-3 Holders' Principal Distribution Amount for the monthly distribution date until the principal balance of the notes is zero. In addition, parity percentage payments will be payable on each applicable distribution date (to the series of Series 1998A Notes then receiving principal payments and afterwards to the Series B-3 Notes) until the parity percentage equals 101%.

Final Maturities

The final payment of principal and interest will be made no later than December 1, 2006 on the Series A-3 Notes, December 1, 2019 on the Series A-4 Notes, December 1, 2019 on the Series A-5 Notes, December 1, 2019 on the Series A-6 Notes, and December 1, 2019 on the Series B-3 Notes (each a Legal Final Maturity). The actual maturity of one or more series of notes is expected to occur sooner as a result of a variety of factors. See "Maturity and Prepayment Considerations."

Principal Shortfall

If available funds are insufficient to pay the Series 1998A Principal Distribution Amount or the Series 1998B-3 Principal Distribution Amount on an applicable distribution date, this shortfall will be added to the principal payable to these holders on subsequent distribution dates, as applicable, and (except with respect to the legal final maturity of a series of notes) this shortfall will not constitute an event of default. Additionally, on the legal final maturity for a series of notes and on any date the new notes are to be redeemed in whole, amounts in the reserve fund will be available to reduce the principal balance of the notes to zero. See "Security for the Notes -- Reserve Fund."

All principal payments of Series A-3 Notes and Series B-3 Notes will be made pro rata within that Series. In connection with each principal payment of Series A-3 Notes or Series B-3 Notes, the indenture trustee shall compute the principal factor for that series. The principal factor shall be a number, carried to a seven-digit decimal, indicating the principal balance of each Series A-3 Note and each Series B-3 Note as of a monthly distribution date (after giving effect to any payments made on that date) as a fraction of the original principal amount of the new note. The principal factor for the Series A-3 Notes and for the Series B-3 Notes was initially 1.0000000 (at the time of original issue of the notes) and will afterwards decline to reflect the reduction in the principal balance of the new notes of that series after any payment of principal. The principal balance of any Series A-3 Note or Series B-3 Note can be determined by multiplying the original principal amount of this note by the principal factor applicable to that series of notes.

BOOK-ENTRY REGISTRATION

The notes are issuable solely in fully registered form and will initially be registered in the name of Cede & Co., as registered owner and nominee for DTC, as securities depository for the notes. Holders may hold notes offered through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations that are participants in these systems. Purchases by beneficial owners of the notes are to be made in book-entry form in authorized denominations. These beneficial, or book-entry interest owners, will not receive certificates evidencing their interests in the new notes.

The description which follows of the procedures and record keeping concerning beneficial ownership interests in the notes, payment of principal of and interest on the notes to DTC participants, Cedel participants and Euroclear participants or to purchasers of the notes, confirmation and transfer of beneficial ownership interests in the notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC participants, Cedel participants, Euroclear participants and note owners, is base solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by the issuer, the administrator, the master servicer or the initial purchasers.

Holders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) directly if the holders are participants of these systems, or indirectly through organizations that are participants in these systems.

DTC will hold the global notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel participants and the Euroclear participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositories which in turn will hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization within the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities for its participants and facilitates the clearance and settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its DTC participants are on file with the SEC.

DTC management is aware that some computer applications, systems, and the like for processing dates that are dependent on calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. DTC has informed the industry, which consists of its participants and other members of the financial community, that it has developed and is implementing a program so that its computer systems, as they relate to DTC services such as the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent on other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress on them the importance of these services being year 2000 compliant; and (2) determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

According to DTC, the information set forth in the preceding two paragraphs about DTC has been provided to its participants and other members of the financial community by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Transfers between DTC participants will occur under DTC rules. Transfers between Cedel participants and Euroclear participants will occur in the ordinary way under their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC under DTC rules on behalf of the relevant European international clearing system by its depository. Such cross-market transactions will, however, require delivery of instructions to the relevant European international clearing system by the counterparty in this system under its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Such credits or any transactions in these securities settled during the processing will be reported to the relevant Cedel participant or Euroclear participant on this business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the new notes, see Appendix B.

Day traders that use Cedel or Euroclear and that purchase the globally offered new notes from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

A buyer may purchase notes under the DTC system only by or through DTC participants. DTC participants will receive a credit for the notes on DTC's records. The ownership interest of each actual owner of a note is in turn to be recorded on the DTC participants' and indirect participants' records. Note owners will not receive written confirmation from DTC of their purchase, but note owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements o their holdings, from the DTC participant or indirect participant through which the note owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of note owners. Note owners will receive certificates representing their ownership interest in notes, only if use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual note owners of the notes; DTC's records reflect only the identity of the DTC participants to whose accounts these notes are credited, which may or may not be the note owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to note owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the notes are credited on the record date (identified in a listing attached to the proxy).

The indenture trustee will make principal and interest payments on the notes to DTC. DTC's practice is to credit DTC participants' accounts on the applicable distribution date under their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by DTC participants to note owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. The indenture trustee is responsible for payment of principal and interest to DTC. DTC is responsible for disbursement of these payments to DTC participants. DTC participants and indirect participants are responsible for disbursement of these payments to note owners.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the issuer or the indenture trustee. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered. The issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, definitive notes will be delivered to holders. See "--Definitive Notes."

Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in numerous currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is regulated by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including initial purchasers, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the initial purchasers of any series of new notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, and Societe Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Societe Cooperative. The Societe Cooperative Board establishes policy for the Euroclear System. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers of any series of notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. The Terms and Conditions together with the Operating Procedures govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions and Operating Procedures only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

The Euroclear operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear operator equal to the amount of interests in securities credited to their accounts. If the Euroclear operator becomes insolvent, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear operator. If the Euroclear operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with these interests in securities on the Euroclear operator's records, all Euroclear participants having an amount of interests in securities of this type credited to their accounts with the Euroclear operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with these interests in securities on its records.

Distributions with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants under the relevant system's rules and procedures, to the extent received by its depository. Such distributions will be subject to tax reporting under relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Cedel participant or Euroclear participant only under its relevant rules and procedures and subject to its depository's ability to effect the actions on its behalf through DTC.

Although DTC, Cedel and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Neither the issuer, the initial purchasers nor the indenture trustee will have any responsibility or obligation to participants, to indirect participants or to any note owner with respect to (A) the accuracy of any records maintained by DTC, Cedel or Euroclear, any participant or any indirect participant; (B) the payment by DTC or any participant or any indirect participant of any amount with respect to the principal and purchase price of, or interest or carryover interest, if any, on the notes; (C) any notice which is permitted or required to be given to note owners under the indenture; (D) the selection by DTC or any direct or indirect participant of any person to receive payment in the event of a partial distribution of principal of the new notes; or (E) any consent given or other action taken by DTC as note owner.

In reading this Prospectus, you should understand that while the notes are in book-entry system, references in other sections of this Prospectus to holders includes the person for whom the participant acquires an interest in the notes, but (1) owners of the notes must exercise all rights of ownership through DTC and the book-entry system and (2) the issuer and the indenture trustee will give notices that are to be given to holders only to DTC.

Definitive Notes

The notes will be issued as definitive notes in fully registered, certificated form to note owners or their nominees rather than to DTC or its nominee, if:

(1) the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the issuer is unable to locate a qualified successor;

(2) the issuer, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC or a successor securities depository; or

(3) after the occurrence of an event of default under the indenture, holders representing not less than 50% of the outstanding principal balance of the Series 1998A Notes as long as a series of the Series 1998A Notes are outstanding, and afterwards the Series B-3 Notes, advise the indenture trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interest of the holders.

On the occurrence of any of the events listed above, the indenture trustee will cause DTC to notify all DTC participants of the availability through DTC of definitive notes. On surrender by DTC of the definitive certificate representing the new notes and instructions for registration, the indenture trustee will issue the notes as definitive notes, and afterwards the indenture trustee will recognize the holders of those definitive notes as holders under the indenture.

Distribution of principal of and interest on the new notes will be made by the indenture trustee directly to holders of definitive notes under the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. The final payment on any note (whether definitive notes or the notes registered in the name of Cede & Co. representing the notes) will be made only on presentation and surrender of that note at the office or agency specified in the notice of final distribution to holders. The indenture trustee will provide notice to registered holders prior to the distribution date on which it expects the final distributions to occur.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charges will be imposed for any registration of transfer or exchange.
                                   REDEMPTION

The notes will be subject to redemption prior to maturity only as described below.

AUCTION OF THE FINANCED STUDENT LOANS

On or after May 31, 2007, if the then outstanding pool balance is 10% or less of the initial pool balance, the indenture trustee will offer the financed student loans in the trust for sale. The issuer, the depositor, their affiliates and unrelated third parties may offer bids to purchase these financed student loans on or prior to that date. If at least two bids are received, the indenture trustee will accept the higher bid if it will pay transaction costs and all amounts due and payable to the holders (including carryover interest) after application of funds on deposit in the reserve fund. If at least two bids are not received or the bid proceeds are not sufficient to pay transactions costs and all amounts due to the holders, the indenture trustee may, but shall be under no obligation to, solicit bids for the sale of the financed student loans on future distribution dates. The net proceeds of any sale will be used to redeem any outstanding notes at par plus accrued interest on the next applicable distribution date. No assurance can be given as to whether the indenture trustee will be successful in soliciting acceptable bids to purchase the financed student loans on any auction date.

OPTIONAL REDEMPTION

The issuer may redeem all outstanding series of notes in whole, at a redemption price of par plus accrued interest plus unpaid carryover interest, on any applicable distribution date if the depositor exercises its option to repurchase all remaining financed student loans. Such repurchase will cause the early retirement of the notes. The notes may be so redeemed on any applicable distribution date for the applicable series on or after the monthly distribution date on which the pool balance is equal to 10 or less of the initial pool balance. The financed student loans will be purchased at a price at least equal to, for each financed student loan, the outstanding principal balance of that financed student loan as of the end of the preceding collection period, together with all accrued interest and unamortized premiums, if any. The purchase price must be sufficient to pay transaction costs and all amounts due to the holders, including carryover interest, after application of funds on deposit in the reserve fund. Such an optional purchase of the financed student loans will result in the prepayment of all outstanding notes. The initial pool balance was $680,000,000.

In addition, on and after the Series A-3 Notes have been paid in full, the issuer, at its option, may redeem the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes in whole or in part on any auction period distribution date prior to their legal final maturity. The issuer may designate which series will be redeemed. The issuer may redeem the notes from funds deposited by or on behalf of the issuer with the indenture trustee. The indenture trustee must give notice to the holders of the auction rate notes not less than 15 days prior to the redemption date in the form and manner described under the heading "-- Notice of Redemption." The redemption price will equal 100% of the principal amount to be redeemed plus accrued interest to the date of redemption. The issuer may not exercise its option to redeem any Series A-4 Notes, Series A-5 Notes or Series A-6 Notes unless after a redemption the parity percentage is no less than 101% and specific other conditions relating to the minimum amount of financed student loans bearing at a fixed rate held in the student loan portfolio fund are satisfied. See "The Indenture -- Student Loan Portfolio Fund." If only a part of a series is redeemed, the Series A-4 Notes, Series A-5 Notes or Series A-6 Notes to be redeemed will be selected by lot by the indenture trustee. No Series A-4 Notes, Series A-5 Notes or Series A-6 Notes will be subject to redemption in part in an amount less than an authorized denomination, and no portion of the Series A-4 Notes, the Series A-5 Notes or the Series A-6 Notes is to be retained by a holder in an amount less than an authorized denomination.

In connection with the optional redemption of any Series 1998A Notes, all unpaid carryover interest on the series must be paid on or before the date of optional redemption of the series.

NOTICE OF REDEMPTION

The indenture trustee must give written notice of redemption of the notes to the holders not less than 15 days prior to the redemption date. Each note must be surrendered to the indenture trustee in exchange for payment of the redemption price. If the indenture trustee gives notice of redemption as provided above, and on deposit with the indenture trustee of moneys for payment of the redemption price, including accrued interest, to the redemption date, the notes so called for redemption will become due and payable at the redemption price specified in the notice. Interest on these notes with cease to accrue, and interest on any unpaid carryover interest will also cease to accrue.

                             SECURITY FOR THE NOTES

THE TRUST

The notes, together with all interest rate exchange agreements as may be entered into from time to time related to these notes, and carryover interest, if any, on these notes are secured by and payable solely from the assets of the trust. The property in the trust includes:

(1)      all available funds derived from amounts in the trust;

(2) the balances of all funds and accounts established under the indenture, whether derived from proceeds of sale of the old notes, from available funds, or from any other source;

(3) all rights of the issuer and the related eligible lender trustee in and to the financed student loans, the guarantee agreements with respect to the financed student loans;

(4) all rights of the issuer and the related eligible lender trustee under the transfer and sale agreement;

(5)      any spread guaranty agreement;

(6) the eligible investments, any interest rate exchange agreement and any exchange counterparty guarantee, the purchase agreements, the master servicing agreement and the servicing agreements with respect to financed student loans serviced thereunder, including all rights of the depositor under the warranties of each seller, master servicer or servicer, as the case may be, under those agreements; and

(7)      any proceeds from the above.

NO ASSETS OTHER THAN THE ASSETS OF THE TRUST ARE PLEDGED TO THE PAYMENT OF THE NOTES.

To secure payment of principal, interest and carryover interest, if any, on the notes and payment of any issuer exchange payment, the issuer and the eligible lender trustee in the indenture, subject to the lien of the indenture trustee and the eligible lender trustee for their expenses, each grants a first priority perfected security interest in, and pledges and assigns to the indenture trustee all of the issuer's and the eligible lender trustee's rights in the trust for the equal and ratable benefit:

- FIRST, of the holders of the senior notes issued under the indenture and the exchange counterparties under any related senior interest rate exchange agreement subject to the provisions of the indenture permitting their application for the purposes and on the terms and conditions set forth in the indenture, and

- SECOND, of the holders of any subordinate notes issued under the indenture and the exchange counterparties under any related subordinate interest rate exchange agreement.

Because the payment obligations of the issuer under any senior interest rate exchange agreements would be on a parity with payment of the senior notes, an event of default with respect to the senior interest rate exchange agreements could result in an event of default giving rise to an acceleration of the notes and other potentially adverse effects on the payment of the notes.

The indenture provides for the above-described pledge of and grant of a lien on and security interest in the assets of the trust; however, a pledge, lien or security interest will only be effective to the extent that:

(1) the trust consists of assets as to which a pledge, lien or security interest can be created or perfected under law by either:

         (a) the due filing of appropriate Uniform Commercial Code financing statements, or

         (b) the indenture trustee's possession or constructive possession of these assets;

(2) either a filing or possession is sufficient under law to create and continue a pledge, lien or security interest which is prior to all other pledges, liens or security interests; and

(3) either act of filing or act of possession, as applicable, has in fact been taken by the indenture trustee.

To create, perfect and maintain a security interest in the assets of the trust, the indenture trustee intends, to the extent possible:

(1) to file or cause to be filed appropriate duly executed financing statements (including continuation statements) with respect to the assets of the trust among the appropriate records maintained by the appropriate state and local filing officers under the applicable Uniform Commercial Code;

(2) to possess or to constructively possess through bailees those assets of the trust as to which a pledge, lien or security interest may be created and perfected by possession; and

(3) to take or cause to be taken any and all other action necessary to create or perfect a pledge of, lien on or security interest in the assets of the trust.

SUBORDINATION OF THE SERIES B-3 NOTES

The rights of the holders of the Series B-3 Notes to receive principal (under some circumstances) and interest payments will be subordinated to the rights of the holders of the Series 1998A Notes and to exchange counterparties under senior interest rate exchange agreements to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt of principal and interest by the holders of the Series 1998A Notes and the payment of any senior issuer exchange payments. See "The Indenture -- Collection Fund."

The rights of the holders of the Series 1998A Notes are on a parity with the rights of any exchange counterparty under any senior interest rate exchange agreement. The rights of the holders of all Series 1998A Notes and exchange counterparties under any senior interest rate exchange agreements are superior to the rights of the holders of the Series B-3 Notes and the rights of any exchange counterparty under any subordinate exchange agreement with respect to the trust.

The rights of the holders of the Series B-3 Notes are on a parity with the rights of exchange counterparties under any subordinate interest rate exchange agreements with respect to the assets of the trust.

RESERVE FUND

A reserve fund was created with respect to the old notes, and the depositor deposited a portion of the proceeds from the old notes or eligible investments equal to the specified reserve fund balance. To the extent necessary or appropriate, the issuer and the indenture trustee may establish accounts in the reserve fund and subaccounts within the accounts. The reserve fund will be augmented on each monthly distribution date by deposit therein of the amount, if any, necessary to cause the balance of the reserve fund to equal the specified reserve fund balance from the amount of available funds remaining after making all prior distributions on this date. Also, if amounts were transferred from the reserve fund to cover a realized loss on a financed student loan, any subsequent payments of principal received on or with respect to that financed student loan will be deposited into the reserve fund or applied as an additional principal distribution. Amounts on deposit in the reserve fund exceeding the specified reserve fund balance will be distributed as described under "The Indenture - Reserve Fund."

The reserve fund is intended to enhance the likelihood of timely receipt by the holders of the full amount of interest due them on each distribution date and principal due them on the legal final maturity of the notes or a date when the notes are to be redeemed in whole and to decrease the likelihood that the holders will experience losses. In some circumstances, however, the reserve fund could be depleted. Further, amounts otherwise required to be deposited into the reserve fund may be applied as additional principal distributions on a related series of notes. If the amount required to be withdrawn from a reserve fund to cover shortfalls in the amount of available funds exceeds the amount of cash in the reserve fund, a temporary shortfall in the amount of principal and interest distributed to the holders could result. This shortfall could, in turn, increase the average life of the notes. Moreover, amounts on deposit in the reserve fund other than amounts in excess of the related specified reserve fund balance will not be available to cover any aggregate unpaid carryover interest.

INTEREST RATE EXCHANGE AGREEMENTS

Under the indenture, the issuer has the right to enter into one or more interest rate exchange agreements with one or more exchange counterparties. Any exchange counterparty must have a rating of its long-term debt securities of at least Aa1 (or its equivalent) from a rating agency. Payments by the issuer under the interest rate exchange agreements may be on a parity with the Series 1998A Notes, or on a parity with the Series B-3 Notes. If the issuer enters into an agreement with an exchange counterparty, the exchange counterparty will agree to pay the indenture trustee on each applicable distribution date a fixed or variable exchange rate on a notional amount, which may be equal to, greater or less than the principal amount of any series of the notes. The issuer will agree to pay on each applicable distribution date, by causing the indenture trustee to pay to the exchange counterparty, a fixed or variable exchange rate on a notional amount. The issuer expects that an interest rate exchange agreement will provide that the payment obligations of the issuer and an exchange counterparty to each other will be netted on the distribution date and only one payment will be made by one party to the other. Any payment from an exchange counterparty to the indenture trustee under the interest rate exchange agreement will be deposited to the collection account. Payments under these interest rate exchange agreements may be on a parity with other senior notes issued under the indenture or on a parity with subordinate notes issued under the indenture.

At such times that the exchange rate being paid by the exchange counterparty is greater than the exchange rate being paid by the issuer, the indenture trustee's ability to make principal and interest payments on the notes will be affected by the exchange counterparty's ability to meet its net payment obligation to the indenture trustee. In addition, under some circumstances, the failure by the issuer to make a payment under an interest rate exchange agreement may constitute an event of default. See "Risk Factors." The indenture requires that prior to the date that the issuer enters into an interest rate exchange agreement, the issuer must obtain written evidence from each rating agency then rating any of the notes that the execution and delivery of the interest rate exchange agreement will not adversely affect the rating agency's rating on the notes.

                                  THE INDENTURE

The old notes were issued by the depositor under an indenture dated as of December 1, 1998 between the depositor and Firstar Bank, N.A. and were subsequently assigned to and assumed by the issuer. On the assignment and assumption of the old notes, the issuer entered into a First Amended and Restated Indenture of Trust, and First Amended and Restated Terms Supplement, each dated as of March 15, 1999, among the issuer and Firstar Bank, N.A. The new notes will be issued under a Second Amended and Restated Indenture of Trust and Second Amended and Restated Terms Supplement, each dated as of June 1, 1999, among the issuer and Firstar Bank, N.A. On the closing date, the issuer and the eligible lender trustee will pledge the financed student loans and other moneys received from the net proceeds of the old notes to the indenture trustee under the indenture.

The following is a summary of specific provisions of the indenture relating to the notes and is not to be considered as a full statement of the provisions of the indenture. This summary is qualified by reference to and is subject to the indenture. Copies of the indenture may be obtained on request from the indenture trustee.


INDENTURE TRUSTEE

Firstar Bank, N.A., a national banking association organized under the laws of the United States, is the indenture trustee for the notes. The indenture trustee's corporate trust office is located at 425 Walnut Street, Cincinnati, Ohio 45202, and its telephone number is (513) 762-8870. The indenture trustee is also acting as the initial eligible lender trustee under the indenture and may serve from time to time as trustee under indentures or eligible lender trust agreements with the issuer or its affiliates relating to other issues of their securities. In addition, the issuer or its affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

ELIGIBLE LENDER TRUSTEE

Firstar Bank, N.A., is also the initial eligible lender trustee for the issuer under the Eligible Lender Trust Agreement, dated as of June 1, 1998, as amended, between the issuer and the eligible lender trustee. The office of the eligible lender trustee is located at 425 Walnut Street, Cincinnati, Ohio 45202. The eligible lender trustee, on behalf of the issuer, will hold legal title to the financed FFELP loans in the trust. The eligible lender trustee on behalf of the issuer has entered or will enter into a guarantee agreement with each of the guarantee agencies with respect to each financed FFELP loan. The eligible lender trustee is qualified as an eligible lender for all purposes under the Higher Education Act and the guarantee agreements with respect to the financed FFELP loans. Failure of the financed FFELP loans to be owned by an eligible lender would result in the loss of guarantee payments, interest subsidy payments and special allowance payments with respect to financed FFELP loans. See " Description of the FFEL Program," and "Risk Factors -- Offset by Guarantee Agencies."

The issuer, the depositor or their affiliates may maintain other banking relationships with Firstar Bank, N.A. and its affiliates from time to time.

REPORTS TO HOLDERS

The indenture trustee will provide by each monthly distribution date to the rating agencies and applicable holders of record as of the related record date, a statement setting forth at least the following information regarding the notes with respect to the preceding collection period or collection periods, to the extent applicable:

         (a) the Principal Factor for the Series A-3 Notes and for the Series B-3 Notes;

         (b) the amount of the payment allocable to principal of each series of notes;

         (c) the amount of the payment allocable to interest on each series of notes together with the interest rates applicable with respect to the notes (indicating, whether interest rates are based on the formula rate or on the net loan rate with respect to each series of notes, and specifying what each interest rate would have been if it had been calculated using the alternate basis);

         (d) the amount of the payment, if any, allocable to any carryover interest for one or more series of notes, together with the outstanding amount, if any, of these notes after giving effect to any distribution;

         (e) the pool balance, the parity percentage and the senior parity percentage, in each case as of the close of business on the last day of the preceding collection period;

         (f) the aggregate outstanding principal amount of each series of notes as of the monthly distribution date after giving effect to distributions allocated to principal on the monthly distribution date;

         (g) the estimated amount to be allocated to program operating expenses on the upcoming monthly distribution date;

         (h) the amount of the aggregate realized losses, if any, for the preceding collection period and the aggregate amount, if any, received (stated separately for interest and principal) during the collection period relating to financed student loans for which a realized loss was previously allocated;

         (i) the amount of the distribution attributable to amounts in any reserve fund, acquisition fund or other account established under the indenture, the amount of any other withdrawals from the funds or accounts for the monthly distribution date, the balance of the funds or accounts on the distribution date, after giving effect to changes therein on the distribution date, the then applicable parity percentage, and the amount of the distribution, if any, attributable to parity percentage payments;

         (j) the aggregate amount, if any, paid for financed student loans purchased from the trust during the preceding collection period; and

         (k) the following information as reported to the indenture trustee by the issuer or servicer: the number and principal amount of financed student loans, as of the end of the preceding collection period, that are (A) 31 to 60 days delinquent, (B) 61 to 90 days delinquent, (C) 91 to 120 days delinquent, (D) more than 120 days delinquent and (E) for which claims have been filed with the appropriate guarantee agency, guarantor or escrow fund and which are awaiting payment.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the indenture, the indenture trustee will mail to each person who at any time during the calendar year was a holder and received any payment, a statement containing information for the purposes of the holder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

ACQUISITION FUND

In connection with the issuance and sale of the old notes, the indenture trustee established an acquisition fund and deposited $708,205,483 in cash from the net proceeds of the sale of the old notes or eligible investments into the acquisition fund. See "Use of Proceeds." The indenture trustee used this amount to acquire, directly or indirectly through the eligible lender trustee, the financed student loans described under the heading "The Financed Student Loans." To the extent necessary or appropriate, the issuer and the indenture trustee may establish accounts within the acquisition fund and subaccounts within these accounts.

The moneys to be applied from the acquisition fund for the financing of student loans will equal:

         (1) the unpaid principal amount of the student loans that have been fully disbursed, plus

         (2) the full remaining unpaid principal amount of the student loans that have not been fully disbursed, plus

         (3) the amount of accrued and unpaid interest on the student loans payable by the borrowers,

         (4)      less a discount or plus a premium, and,

         (5) when directed by the issuer, less any accrued but unpaid interest on the student loans, plus

         (6) reasonable transfer fees payable to or on behalf of the sellers with respect to the student loans under the applicable purchase agreements, plus

         (7) any interest paid by the indenture trustee to a seller at the direction of the issuer on the amount of principal and accrued interest on the student loans being financed, directly or indirectly, from the date of transfer of the student loans until the date funds are actually paid to said seller at a rate of interest not to exceed the current yield on funds in the expense account, in any case not exceeding the amount permitted by law.

On request by the issuer, moneys in the acquisition fund may also be applied for the financing, directly or indirectly through the eligible lender trustee, of student loans from the indenture trustee under another indenture of trust between the issuer and the indenture trustee or from the issuer for student loans financed by the issuer with funds not subject to an indenture of trust. In either case the price of the student loans shall not exceed the full remaining unpaid principal amount of the student loans, plus the amount of accrued and unpaid interest on the student loans payable by the borrowers, plus any unamortized premium and plus reasonable transfer fees not exceeding the amount permitted by law. In addition to any other requirements set forth for the use of proceeds from the acquisition fund, the issuer may only finance student loans serviced by servicers and guaranteed by guarantee agencies that have been approved by each rating agency at the time of purchase.

STUDENT LOAN PORTFOLIO FUND

In connection with the issuance of the old notes, the indenture trustee established a student loan portfolio fund. All financed student loans shall be included in the balances of the student loan portfolio fund. Financed student loans may also be applied:

(1) as provided in the applicable purchase agreements with respect to rejections and repurchases of financed student loans,

(2)      as provided in the applicable servicing agreements,

(3)      as provided for defeasance of the indenture,

(4) as required to obtain the benefits of a guarantee in case of default on that financed student loan, and

(5) in connection with the consolidation of that financed student loan by the borrower.

To the extent necessary or appropriate, the issuer and the indenture trustee may establish accounts within the student loan portfolio fund and subaccounts within these accounts.

The indenture trustee shall permit the sale of financed student loans selected by the issuer only:

(1) to avoid an event of default or, if an event of default has occurred, as may be required or appropriate under the indenture,

(2)      in an exchange of financed student loans as described below,

(3) in connection with a mandatory auction of the financed student loans in the trust as described under "Redemption," and

(4) in connection with the purchase of the financed student loans by the issuer when the pool balance is equal to 10% or less of the initial pool balance as described under "Redemption."

The issuer may at any time and from time to time instruct the indenture trustee to exchange financed student loans for other student loans having the same characteristics including,

         - an aggregate principal amount no less than the aggregate principal amount of the financed student loans being exchanged,

         -        the same rates of interest,

         - eligible, after exchange, for the same special allowance payments, and

         -        the same status, whether interim, grace or payout.

The issuer may an exchange only if the average principal amount of all of the financed student loans included in the trust shall not be decreased, the average maturity of all the financed student loans shall not be increased and no student loan shall be financed which is not at the time authorized under the indenture. The issuer must also certify that the exchange will not materially adversely affect the sufficiency of available funds to meet the obligations of the issuer under the indenture. Additionally, to comply with the requirements described in the next paragraph, the issuer may also exchange financed student loans for other student loans which bear interest at a fixed rate, if the issuer certifies that the exchange will not materially adversely affect the sufficiency of available funds to meet the obligations of the issuer under the indenture.

Under the indenture, the aggregate principal balances of financed student loans bearing interest at a fixed rate must always equal or exceed the outstanding principal amount of the Series B-3 Notes unless each rating agency then rating the notes confirms that any failure to meet the test will not adversely affect the existing ratings on the notes.

Any sale, exchange or other disposition of financed student loans will be only to or with one or more eligible lenders under the Higher Education Act so long as the Higher Education Act requires the owner or holder of FFELP loans to be an eligible lender.

COLLECTION FUND

When the issuer issued the old notes, the indenture trustee established a collection fund and the following accounts in the collection fund: a collection account, a note payment account, an expense account and an excess surplus account. To the extent necessary or appropriate, the issuer and the indenture trustee may establish other accounts within the collection fund and subaccounts with these accounts.

Collection Account. On the closing date, the indenture trustee deposited to the credit of the collection account a portion of the proceeds of the old notes. See "Use of Proceeds." The issuer will, and will cause each seller and servicer under the applicable purchase agreement or servicing agreement, to transfer all available funds received by it to the indenture trustee. The indenture trustee will, on receipt of any available funds with respect to the financed student loans held in the student loan portfolio fund, immediately deposit and credit the available funds to the collection account.

For purposes hereof, available funds means, with respect to any collection period, the excess of

     (A) the sum, without duplication, of the following amounts with respect to the collection period:

         (1) all collections received by the indenture trustee on the financed student loans (including any guarantee payments received with respect to the financed student loans) during the collection period;

         (2) any payments, including without limitation interest subsidy payments and special allowance payments, received by the eligible lender trustee during the collection period with respect to financed student loans;

         (3) all proceeds from any sales of financed student loans during the collection period;

         (4) any payments of or with respect to interest received by the indenture trustee during the collection period with respect to a financed student loan for which a realized loss was previously allocated;

         (5) the aggregate purchase amounts received for those financed students loans purchased by the indenture trustee during the collection period;

         (6) the aggregate amounts, if any, received from the issuer or the indenture trustee as reimbursement of non-guaranteed or uninsured interest amounts (which shall not include the portion of the interest amounts for which the guarantee agency did not have an obligation to make a guarantee payment), or lost interest subsidy payments and special allowance payments, with respect to the financed student loans;

         (7)      counterparty exchange payments;

         (8)      advances received; and

         (9)      investment earnings for the collection period over

     (B) amounts received by the issuer in connection with balance reconciliations required by virtue of student loan consolidations for the collection period.

Available funds will exclude:

(1) all payments and proceeds of any financed student loans the purchase amount of which has been included in available funds for a prior collection period, which payments and proceeds shall be paid to the issuer;

(2) amounts used to reimburse the issuer for advances or any other amounts advanced by the issuer on a voluntary basis with respect to guarantee payments or interest subsidy payments applied for but not received as of the end of the collection period immediately preceding the date the advance is made; and

(3)      amounts which are paid to the issuer under the indenture.

The indenture trustee will also deposit to the credit of the collection account the amount of any related counterparty exchange payment received by the indenture trustee from an exchange counterparty under the provisions of its respective interest rate exchange agreement.

Expenses relating to the notes may be paid from time to time from available funds in the collection account by transfers to the expense account for payment of these expenses. See "--Expense Account."

On each monthly distribution date as described below, the indenture trustee will transfer from the collection account the following amounts in the following priority, subject to available funds for the immediately preceding collection period:

         (1) to the expense account, to the extent required to increase the balance of the account to the program expense requirement calculated as of the monthly distribution date;

         (2)      to the note payment account:

                  (a) an amount up to (A) the Series 1998A-3 Holders' Interest Distribution Amount for payment on the monthly distribution date to the holders of Series A-3 Notes, and (B) any related senior issuer exchange payment with respect to the Series A-3 Notes for payment to the related exchange counterparty;

                  (b) an amount up to (A) the Series 1998A-4 Holders' Interest Distribution Amount for payment on each auction period distribution date occurring in the next succeeding calendar month to the holders of Series A-4 Notes, and (B) any related senior issuer exchange payment with respect to the Series A-4 Notes for payment to the related exchange counterparty;

                  (c) an amount up to (A) the Series 1998A-5 Holders' Interest Distribution Amount for payment on each auction period distribution date occurring in the next succeeding calendar month to the holders of Series A-5 Notes, and (B) any related senior issuer exchange payment with respect to the Series A-5 Notes for payment to the related exchange counterparty; and

                  (d) an amount up to (A) the Series 1998A-6 Holders' Interest Distribution Amount for payment on each auction period distribution date occurring in the next succeeding calendar month to the holders of Series A-6 Notes, and (B) any related senior issuer exchange payment with respect to the Series A-6 Notes for payment to the related exchange counterparty;

(3) to the note payment account, an amount up to (A) the Series 1998B-3 Holders' Interest Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes, and (B) any related subordinate issuer exchange payment with respect to the Series B-3 Notes for payment to the related exchange counterparty;

(4)      to the note payment account:

         (a) an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series A-3 Notes until the principal balance of the Series 1998A-3 Notes is zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes, then

         (b) once the Series A-3 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding auction period distribution date to the holders of Series A-4 Notes until the principal balance of the Series A-4 Notes is zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes, then,

         (c) once the Series A-3 Notes and Series A-4 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding auction period distribution date to the holders of Series A-5 Notes until the principal balance of the Series A-5 Notes is zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes, and afterwards,

         (d) once the Series A-3 Notes, Series A-4 Notes and Series A-5 Notes are no longer outstanding, an amount up to the Series 1998A Holders' Principal Distribution Amount for payment on the next succeeding auction period distribution date to the holders of Series A-6 Notes until the principal balance of the Series A-6 Notes is zero and an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes;

(5) after the Series 1998A Notes are no longer outstanding, to the note payment account, an amount up to the Series 1998B-3 Holders' Principal Distribution Amount for payment on the monthly distribution date to the holders of Series B-3 Notes;

(6) to the reserve fund, the amount, if any, required to increase the balance of the reserve fund to the specified reserve fund balance as described under the heading "-- Reserve Fund";

(7) to the note payment account, an amount up to parity percentage payments to the extent then required:

         (a) for payment to the holders of Series A-3 Notes on the monthly distribution date until the principal balance of the Series A-3 Notes is zero, then

         (b) once the Series A-3 Notes are no longer outstanding, for payment to the holders of Series A-4 Notes on the next succeeding auction period distribution date until the principal balance of the Series A-4 Notes is zero, then

         (c) once the Series A-3 Notes and the Series A-4 Notes are no longer outstanding, for payment to the holders of Series A-5 Notes on the next succeeding auction period distribution date until the principal balance of the Series 1998A-5 Notes is zero, then,

         (d) once the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes are no longer outstanding, for payment to the holders of Series A-6 Notes on the next succeeding auction period distribution date until the principal balance of the Series 1998A-6 Notes is zero, and afterwards,

         (e) once the Series 1998A Notes are no longer outstanding, for payment to the holders of Series B-3 Notes on the monthly distribution date until the principal balance of the Series 1998B-3 Notes is zero;



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

(8)      to the note payment account, an amount up to any carryover interest:

         (a) first to the holders of Series A-3 Notes for payment on the monthly distribution date, and on payment of all carryover interest due to the holders of Series A-3 Notes, then

         (b) to the holders of Series A-4 Notes for payment on the next succeeding auction period distribution date, and on payment of all carryover interest due to the holders of Series A-4 Notes, then

         (c) to the holders of Series A-5 Notes for payment on the next succeeding auction period distribution date, and on payment of all carryover interest due to the holders of Series A-5 Notes, and afterwards,

         (d) to the holders of Series A-6 Notes for payment on the next succeeding auction period distribution date;

(9) to the note payment account, an amount up to the amount, if any, owed an exchange counterparty in respect of an early termination payment or damages for early termination by, or as a result of a default by, the issuer under any interest rate exchange agreement for payment to the exchange counterparty; and

(10)     any remainder, to the excess surplus account.

If on any monthly distribution date following all distributions to be made on the monthly distribution date, either:

         (a) the outstanding principal amount of the Series 1998A Notes would exceed the sum of the pool balance plus the aggregate balance on deposit in the funds and accounts (exclusive of the balance of the student loan portfolio fund) under the indenture at the end of the immediately preceding collection period less all distributions to be made on the distribution date, or

         (b) a payment event of default has occurred (but prior to the acceleration of the maturity of the notes),

then, until the applicable conditions described in clauses (a) and (b) no longer exist, the Series 1998B-3 Holders' Interest Distribution Amount and the Series 1998B-3 Holders' Principal Distribution Amount will not be paid to the holders of Series B-3 Notes under clauses (3) and (4) above and no subordinate issuer exchange payments will be made. For so long as any Series 1998A Notes remain outstanding, a deferral in the payment of the Series 1998B-3 Holders' Interest Distribution Amount, the Series 1998B-3 Holders' Principal Distribution Amount or subordinate issuer exchange payments (except with respect to the Legal Final Maturity of the Series B-3 Notes) will not constitute an event of default under the indenture. In addition, as long as the applicable conditions described in clause (b) continue to exist, the Series 1998A Holders' Principal Distribution Amount will be allocated and paid pro rata among each series of Series 1998A Notes, without preference or priority of any kind See "-- Events of Default."

Principal payments will be made to the holders of Series A-4 Notes, holders of Series A-5 Notes and holders of Series A-6 Notes only in amounts equal to $50,000 and integral multiples in excess of $50,000. If the amount in the note payment account otherwise required to be applied as a payment of principal either (1) is less than $50,000 or (2) exceeds an even multiple of $50,000, then, in the case of (1), the entire amount or, in the case of (2), the excess amount, will not be paid as principal on the upcoming auction period distribution date, but will be retained in the note payment account until



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

the amount therein available for payment of principal on the applicable series of auction rate notes equals $50,000.

Concerning the series of auction rate notes entitled to receive payments of principal, the indenture trustee will select the actual notes of the series that will receive payments of principal on each applicable auction period distribution date no later than five business days prior to the related auction period distribution date. The indenture trustee will make the selection by lot in a manner it determines and which will provide for the selection for payment of principal in minimum denominations o $50,000, and integral multiples in excess of $50,000.

The indenture trustee will give notice of the specific auction rate notes to receive payments of principal by first-class mail, postage prepaid, mailed to the address of the applicable holder appearing on the registration books not less than five business days but no more than ten business days before the applicable auction period distribution date. Any defect in or failure to give the mailed notice shall not affect the validity of proceedings for the payment of any other notes not affected by failure or defect. All notices of payment are to state:

(1)      the applicable auction period distribution date;

(2)      the amount of principal to be paid, and

(3)      the series of the auction rate notes to be paid.

Note Payment Account. On each applicable distribution date, following the transfers to the note payment account described above, the indenture trustee will distribute to the applicable holders as of the related record date and exchange counterparties, if any, the amounts transferred to the note payment account, together with any amounts transferred from the reserve fund and any advances, as described under the heading "--Collection Account."

Expense Account. A portion of the proceeds from the offering of the old notes was deposited into the expense account. See "Use of Proceeds." Funds also were deposited into the expense account, as described herein, from the collection account and from the reserve fund. See "--Collection Fund" and "--Reserve Fund." Funds in the expense account will be applied to pay program operating expenses and costs of issuance, as described in the indenture. In addition, expenses relating to the notes may be paid from time to time from available funds on deposit in the collection account by transfers to the expense account for payment of these expenses.

The program expense requirement is, as of any date of calculation, the amount as may then be necessary to be accumulated in the expense account for payment, under the indenture, of the program operating expenses due or to become due during the month beginning on the first day of the next succeeding calendar month as provided in the indenture.

Program operating expenses are all items of expense allocable to the operation of the program, including:

(1) fees and expenses of and any other amounts payable to the indenture trustee and the authenticating agent, if any, and any fees charged by a depository;

(2) the fees and expenses of and any other amounts payable to the calculation agent, the auction agent, the broker-dealers, market agent or other agent in connection with the notes or under the indenture;

(3) fees and expenses of and any other amounts payable to the servicers, the eligible lender trustee and any bank providing lock-box or similar services in connection with financed student loans and servicing development fees;

(4) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the program under the Higher Education Act, a guarantee agreement and any other agreement or legal requirement affecting the administration of the program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, costs of issuance not paid from proceeds of old notes; and

(5) other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the program and, with respect to item (4) above, any other similar program of the issuer.

Excess Surplus Account. On each monthly distribution date, any available funds remaining after all required distributions are made on the distribution date will be deposited to the credit of the excess surplus account. The indenture trustee may transfer for deposit under the trust agreement amounts on deposit in the excess surplus account at any time on written request of the issuer to be used for any lawful purpose if after the transfer the parity percentage is at least 103%. Afterwards, any available funds distributed to the issuer from the excess surplus account will not be available to make payments on the notes. Until transfer to the issuer, the indenture trustee may transfer to the reserve fund amounts on deposit in the excess surplus account if, and to the extent that, a deficiency in the reserve fund remains after the transfers from the collection account. The issuer may also direct in writing that the indenture trustee transfer amounts on deposit in the excess surplus account to the collection account or the reserve fund.

RESERVE FUND

In connection with the issuance of the old notes, the indenture trustee established a reserve fund for the new notes. See "Security for the Notes-- Reserve Fund." The indenture trustee deposited $10,917,000 of the proceeds of the old notes or eligible investments into the reserve fund which is equal to its specified reserve fund balance.

The specified reserve fund balance on any distribution date for the reserve fund is equal to the greater of 1.5% of the outstanding principal balance of the notes on the distribution date after giving effect to payments on the distribution date, or $1,500,000, but not in excess of the outstanding principal balance of the notes.

At any time the balance of the reserve fund is below its specified reserve fund balance, the indenture trustee will restore the reserve fund to its specified reserve fund balance by transfers on the next monthly distribution date from among the following accounts in the following order of priority:

         FIRST, from the collection account after making all prior distributions on the monthly distribution date as described under "-- Collection Fund," and

         SECOND,  from the excess surplus account.

If the full amount required to restore the reserve fund to its specified reserve fund balance is not available in the collection account or excess surplus account on the next succeeding monthly distribution date, the indenture trustee will continue to transfer funds in the order of priority from the collection account as they become available and under the instructions for transfers from the account as described under the heading "-- Collection Fund" and from the excess surplus account until the deficiency in the reserve fund has been eliminated. Also, if amounts were transferred from the reserve fund to cover a realized loss on a financed student loan, any subsequent payments of principal received on or with respect to that financed student loan will be deposited into the reserve fund.

On each monthly distribution date, the indenture trustee will transfer any excess over the related specified reserve fund balance in the reserve fund to the collection account. After the transfer of any excess balance, the reserve fund will be used solely for the following purposes in the following order of priority:


         FIRST, to make up any deficiency in the expense account immediately following the transfer of moneys into the account under the indenture;

         SECOND, to increase the amount in the note payment account to the amount required to pay interest on the notes and any related issuer exchange payment (other than carryover interest, interest on the Series B-3 Notes or any subordinate issuer exchange payment when the payment of the interest or subordinate issuer exchange payment is deferred as described under the heading "-- Collection Fund") on any distribution date or on any other date on which interest is due on redemption in whole or payment of the notes or on any other date on which any related issuer exchange payment is due and payable (other than any subordinate issuer exchange payments when their payment is deferred as described under the heading "-- Collection Fund"), by transfer and deposit by the indenture trustee to the credit of the note payment account; and

         THIRD, to provide for payment of the principal of any series of notes at the legal final maturity of any series of notes or for the payment of the principal of the series being redeemed in whole as described under the heading "Redemption," by transfer and deposit by the indenture trustee to the credit of the note payment account on the legal final maturity of the series of notes or the date of any redemption, as the case may be. -----

ADVANCES

If the issuer or the eligible lender trustee on behalf of the issuer has applied for a guarantee payment from a guarantee agency or an interest subsidy payment or a special allowance payment from the Department of Education, and the issuer or the eligible lender trustee, as applicable, has not received the related payment prior to the end of the collection period immediately preceding the distribution date on which this amount would be required to be distributed as a payment of interest, the issuer or the depositor may, no later than the third business day before the distribution date, deposit into the note payment account an amount up to the amount of these payments applied for but not received (deposits by the issuer are referred to herein as advances). These advances are recoverable by the issuer or the depositor, as applicable, first, from the source for which the advance was made and second, from payments received generally on or with respect to the financed student loans. Funds used to reimburse the issuer for prior advances are excluded from available funds and, accordingly, repayment of advances have priority over all other payments under the indenture. Neither the issuer nor the depositor will have any obligation, legal or otherwise, to make any advance, and a determination by the issuer or the depositor to make an advance will not create any obligation of the issuer or the depositor, legal or otherwise, to make any future advances.

INVESTMENT

Pending application of moneys in the funds and accounts under the indenture, these moneys will be invested in eligible investments. Eligible investments include the following:

         (a) Direct obligations of (including obligations issued or held in book entry form on the books of) the Department of the Treasury of the United States of America;

         (b) Obligations of any of the following federal agencies which obligations represent the full faith and credit of the United States of America, including:

                  -        Export-Import Bank
                  -        Farm Credit System Financial Assistance Corporation
                  - Rural Economic Community Development Administration (formerly the Farmers Home Administration)
                  -        General Services Administration
                  -        U.S. Maritime Administration
                  -        Small Business Administration
                  -        Government National Mortgage Association (GNMA)
                  -        U.S. Department of Housing & Urban Development
                           (PHA's)
                  -        Federal Housing Administration;

         (c) Senior debt obligations rated "AAA" or "Aaa" by each rating agency issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, and senior debt obligations of other federal government-sponsored agencies approved by each rating agency;

         (d) U.S. dollar denominated deposit accounts, federal funds and banker's acceptance with domestic commercial banks which have a rating of their short term certificates of deposit on the date of purchase of "A-1+," "F-1+" or "P-1" by each rating agency and maturing no more than 360 days after the date of purchase (ratings on holding companies are not considered as the rating on the bank);

         (e) Commercial paper which is rated at the time of purchase in the single highest classification, "A-1+," "F-1+" or "P-1" by each rating agency and which matures not more than 270 days after the date of purchase;

         (f) Investments in a money market fund rated in the highest applicable rating category by (1) a nationally recognized rating service acceptable to each rating agency, or (2) each rating agency;

         (g) Pre-refunded municipal obligations defined as follows: Any bonds or other obligations of any state of the United States of America or of any agency, instrumentality or local governmental unit of any State which are not callable at the option of the obligor prior to maturity or as to which irrevocable instructions have been given by the obligor to call on the date specified in the notice; and

                  (1) which are rated, based on an irrevocable escrow account or fund (the escrow), in the highest rating category of each rating agency; or

                  (2) (A) which are fully secured as to principal and interest and redemption premium, if any, by an escrow consisting only of cash or obligations described in paragraph (a) above, which escrow may be applied only to the payment of the principal of and interest and redemption premium, if any, on the notes or other obligations on the maturity date or dates of the notes or the specified redemption date or dates under irrevocable instructions, as appropriate, and

                           (B) which escrow is sufficient, as verified by a nationally recognized independent certified public accountant, to pay principal of and interest and redemption premium, if any, on the bonds or other obligations described in this paragraph on the maturity date or dates specified in the irrevocable instructions referred to above, as appropriate;

         (h) Investment agreements approved in writing by each rating agency and supported by appropriate opinions of counsel for the investment agreement provider; and

         (i) Other forms of investments (including repurchase agreements) approved in writing by each rating agency.

Moneys are required to be invested in eligible investments with respect to which payments of principal and interest are scheduled or otherwise payable not later than the date on which it is estimated that these moneys will be required by the indenture trustee for the purposes intended. Any earnings on or income from these eligible investments will be treated as collections of interest on the financed student loans and will be deposited in the collection account.

COVENANTS OF THE ISSUER

The issuer covenants under the indenture that: it will administer the issuer's program of financing student loans under the indenture (the program) under the Higher Education Act; it will maintain or cause to be maintained proper books of record and account and will permit those to be inspected by the indenture trustee and by holders of more than 10% of the aggregate principal amount of the notes; it will diligently cause to be collected all principal and interest payments on each financed student loan and any grants, subsidies, donations, guarantee payments, interest subsidy payments and special allowance payments with respect to each financed student loan; it will diligently cause to be taken all reasonable steps to enforce all financed student loans, the master servicing agreement, the servicing agreements and the purchase agreements; it will not create, or permit the creation of, any pledge, lien, charge or encumbrance on the assets of the trust except as provided in or permitted by the indenture; and it will not issue any obligations, notes, securities or other evidences of indebtedness, other than the notes, secured by a pledge of the assets of the trust creating a lien on the assets of the trust equal or superior to the lien of the indenture, provided, however, that nothing in the indenture shall prevent the issuer from issuing evidences of indebtedness secured by a pledge on the assets of the trust subordinate in priority to that of the notes, or secured by a pledge of the assets of the trust arising on or after the pledge of the assets of the trust shall be satisfied and discharged, or from issuing other evidences of indebtedness secured by assets and revenues of the issuer.

The issuer also covenants that it will file with the indenture trustee a projection of program operating expenses for each calendar year and that it will not, in any calendar quarter, exceed those projected for a calendar quarter except on specific conditions described in the indenture. If the issuer fails to file a report for any calendar year, the report filed for the preceding calendar year will apply.

EVENTS OF DEFAULT

Under the indenture, the following constitute an event of default:

        (1)       Failure in the due and punctual payment of:

                  (a) principal or interest on any note issued under the indenture when due, either at legal final maturity or on redemption or otherwise, excluding, however:

                           (i) any shortfall on a distribution date other than the legal final maturity of any series of notes if available funds are insufficient to pay the related principal distribution amount on this date,

                           (ii) for so long as any Series 1998A Notes are outstanding under the indenture, any shortfall on a distribution date other than the legal final maturity of any Series B-3 Notes if available funds are insufficient to pay the Holders' Interest Distribution Amount on the Series B-3 Notes on this date, and

                           (iii) for so long as any Series 1998A Notes are outstanding under the indenture, any deferral in the payment of interest or principal on the Series B-3 Notes on a distribution date other than the legal final maturity of the Series B-3 Notes, or

                  (b) any issuer exchange payment when due, excluding, however:

                           (i) payment in respect of an early termination of the interest rate exchange agreement,

                           (ii) for so long as any Series 1998A Notes are outstanding under the indenture, any shortfall on a distribution date other than the legal final maturity of any Series B-3 Notes if available funds are insufficient to pay any subordinate issuer exchange payments relating to the Series B-3 Notes on this date, and

                           (iii) for so long as any Series 1998A Notes are outstanding under the indenture, any deferral in the payment of subordinate issuer exchange payments;

        (2) Failure by the issuer in the observance and performance of any covenants or agreements made in the indenture and the continuation of this failure for a period of 30 days after written notice is given to the issuer from the indenture trustee or from the holders of at least a majority of the aggregate principal amount of the outstanding notes;

        (3) Specific events of bankruptcy, insolvency, receivership or liquidation of the issuer; and

        (4) The entry of a final judgment against the issuer if this judgment will not be discharged within 60 days its entry, or if an appeal will not be taken therefrom, or from the order or decree on which this judgment was granted or entered in a manner as to conclusively set aside the execution under this judgment or order or its enforcement, if this judgment constitutes or could result in:

                  (a) a lien or charge on the available funds or the assets of the trust equal or superior to the lien granted under the indenture for the benefit of the holders of the Series 1998A Notes,

                  (b) if no Series 1998A Notes are outstanding under the indenture, a lien or charge on the available funds or the assets of the trust equal or superior to the lien granted under the indenture for the benefit of the holders of the Series B-3 Notes, or

                  (c) which materially and adversely affects the ownership, control or operation of the Program.

Acceleration of the Notes

If an event of default described in clause (1) above should occur and be continuing, the indenture trustee may, and on written direction by the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an event of default described in clause (2) above should occur and be continuing, the indenture trustee may, and on written direction by all of the holders of directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If an event of default described in clause (3) above should occur and be continuing, all outstanding notes will become immediately due and payable without notice or any action by the indenture trustee and a declaration of this acceleration will be deemed to have been made.

If an event of default described in clause (4) above should occur and be continuing, the indenture trustee may, and on written direction by the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, the indenture trustee must declare all outstanding notes to be immediately due and payable, by written notice to the issuer.

If after this declaration, but before any judgment or decree for the payment of moneys due will have been obtained or entered unless the same has been discharged:

        (1) all defaults under the indenture (other than the payment of principal and interest due and payable solely by reason of this declaration) will be cured to the satisfaction of the indenture trustee or provision deemed by the indenture trustee to be adequate will be made therefor, and

        (2) the following amounts will either be paid by or for the account of the issuer or provision satisfactory to the indenture trustee will be made for this payment:

                  (a)       all overdue installments of interest on:

                           (i) the Series 1998A Notes if any Series 1998A Notes are outstanding, or

                           (ii) the Series B-3 Notes if no Series 1998A Notes are outstanding, and

                  (b) the reasonable and proper charges, expenses and liabilities of the indenture trustee, any exchange counterparty and the holders and their respective agents and attorneys, and all other sums then payable by the issuer under the indenture (except the principal of and interest accrued since the next preceding distribution date on the notes due and payable solely by virtue of this declaration), then, the holders of at least a majority of the aggregate principal amount of the outstanding directing notes, by written notice to the issuer and to the indenture trustee, may rescind a declaration and annul an event of default, or, if the indenture trustee has acted with respect to the notes without a direction from the holders of at least a majority in aggregate principal amount of the outstanding directing notes and has not received written direction to the contrary by the holders of at least a majority in aggregate principal amount of the outstanding directing notes, then the indenture trustee may annul a declaration and any default by written notice to the issuer. No rescission and annulment will extend to or affect any subsequent event of default or impair or exhaust any right or power with respect the outstanding directing notes.

On any declaration of acceleration of the notes, the indenture trustee will give notice of a declaration and its consequences to the holders and to any related exchange counterparty as described in the indenture. Interest and carryover interest will cease to accrue on these notes from and after the date set forth in this notice (which will be not more than five days from the date of a declaration).

Prior to a declaration accelerating the maturity of the notes as provided above, the holders of at least two-thirds in aggregate principal amount of the outstanding directing notes and each exchange counterparty that is not in default or their attorneys-in-fact duly authorized may on behalf of the holders of all notes issued under the indenture and each exchange counterparty waive any past failure under the indenture and its consequences with respect to the notes, except a failure in payment of the principal of or interest on any of the notes.

Application of Moneys

If (1) an event of default has occurred and is continuing, and (2) at any time the moneys held by the indenture trustee are insufficient for the payment of principal and interest then due on the notes or for the payment of any issuer exchange payment, then these moneys and all available funds received or collected by the indenture trustee from the assets of the trust or otherwise for the benefit or for the account of holders or an exchange counterparty (other than moneys held for the payment or redemption of particular notes, which shall be applied solely to the payment of principal and interest to holders other than the issuer) will be applied first to the payment of the reasonable and proper fees and expenses of the indenture trustee and other expenses as are necessary in the judgment of the indenture trustee to prevent loss of available funds and to protect the interests of the holders and/or each exchange counterparty, and afterwards as follows:

        (1) If the principal of all of the notes issued under the indenture has not become or been declared due and payable:

                  FIRST, to the payment of all installments of interest then due on the Series 1998A Notes, with interest on overdue principal at the rates borne by the Series 1998A Notes, and to all senior issuer exchange payments then due, in the order that these installments and/or senior issuer exchange payments will have become due, and, if the amounts available are not sufficient to pay in full installments and senior issuer exchange payments coming due on the same date, then to the payment of these amounts ratably to the parties entitled to the payments without discrimination or preference;

                  SECOND, to the payment of the unpaid Holders' Principal Distribution Amount and/or principal due and unpaid on the Series 1998A Notes at the time of this payment, these payments to be made ratably to the parties entitled the payments without discrimination or preference;

                  THIRD, to the payment of all installments of interest then due on the Series B-3 Notes, with interest on overdue principal at the rates borne by the Series B-3 Notes, and to all subordinate issuer exchange payments then due, in the order that installments and/or subordinate issuer exchange payments will have become due, and, if the amounts available are not sufficient to pay in full all installments of interest and subordinate issuer exchange payments coming due on the same date, then to the payment of these amounts ratably to the parties entitled the payments without discrimination or preference; and

                  FOURTH, to the payment of the unpaid Holders' Principal Distribution Amount and/or principal due and unpaid on the Series B-3 Notes at the time of the payment, these payments to be made ratably to the parties entitled the payments without discrimination or preference.

        (2) If the principal of all of the notes issued under the indenture has become or has been declared due and payable:

                  FIRST, to the payment of all principal and interest then due and unpaid on the Series 1998A Notes and all senior issuer exchange payments then due, these payments to be made ratably to the parties entitled to the payments without discrimination or preference;




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

                  SECOND, to the payment of all principal and interest then due and unpaid on the Series B-3 Notes and all subordinate issuer exchange payments then due, these payments to be made ratably to the parties entitled to the payments without discrimination or preference; and

                  THIRD, to the payment of all carryover interest due and unpaid on the Series 1998A Notes, these payments to be made ratably to the parties entitled to the payments without discrimination or preference.

Remedies on Default

Whenever moneys are to be applied as above, irrespective of and whether other authorized remedies have been pursued, the indenture trustee may sell, with or without entry, all or part of the assets of the trust and all right, title, interest, claim and demand to the assets of the trust and the right of redemption of the assets of the trust, at any place or places, and at any time or times and on notice and terms as may be required by law. On a sale, the indenture trustee may make and deliver to the purchaser or purchasers a good and sufficient assignment or conveyance for the same, which sale shall be a perpetual bar both at law and in equity against the issuer and all parties claiming these properties. No purchaser at any sale shall be bound to see to the application of the purchase money or to inquire as to the authorization, necessity, expediency or regularity of any sale. The issuer and the eligible lender trustee, if so requested by the indenture trustee, shall ratify and confirm any sale or sales by executing and delivering to the indenture trustee or to the purchaser or purchasers all the instruments as may be necessary, or in the judgment of the indenture trustee and/or the eligible lender trustee, proper for the purpose which may be designated in a request. The indenture trustee shall not sell or permit the sale or assignment of any financed student loan or any interest therein as a part of the assets of the trust to any party who is not an eligible lender under the Higher Education Act.

If an event of default has happened and is continuing, then the indenture trustee, either in its own name, as trustee of an express trust, as attorney-in-fact for the holders and/or each exchange counterparty or in any one or more of these capacities by its agents and attorneys, is entitled and empowered to institute proceedings at law or in equity for the collection of all sums due in connection with the notes and any issuer exchange payment and to protect and enforce its rights and the rights of the holders and/or each exchange counterparty under the indenture, whether for any specific performance of any covenant contained in the indenture, in aid of the execution of any power therein granted, for an accounting as trustee of any express trust, or in the enforcement or any legal or equitable right as the indenture trustee, being advised by counsel, deems most effectual to enforce any of its rights or to perform any of its duties. The indenture trustee is entitled and empowered either in its own name, as a trustee of an express trust, or as attorney-in-fact for the holders and each exchange counterparty, or in any one or more of these capacities, to file proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the indenture trustee, the holders and any related exchange counterparty allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

The indenture trustee, at the written request of holders of at least a majority in aggregate principal amount of the outstanding directing notes and on being furnished with reasonable security and indemnity, will take all steps and institute all suits, actions or proceedings for the protection and enforcement of the rights of any exchange counterparty or the holders, as the case may be, to collect any amount due and owing from the issuer or by injunction or other appropriate proceeding in law or in equity to obtain other appropriate relief.

No holder or exchange counterparty, if any, will have the right to institute any proceeding with respect to the indenture unless:




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

(1) the holder or exchange counterparty previously shall have given to the indenture trustee written notice of a continuing event of default,

(2) with respect to any exchange counterparty, the exchange counterparty is not in default of its obligations under its interest rate exchange agreement, all obligations of all of the parties to the agreement have not been satisfied, and the agreement has not been terminated,

(3) the holders of not less than a majority in aggregate principal amount of the outstanding Directing Notes have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

(4) the holder or holders have offered the indenture trustee reasonable indemnity,

(5) the indenture trustee has for a period of 30 days after notice failed to institute a proceeding, and

(6) no direction inconsistent with a written request has been given to the indenture trustee during the 30-day period by the holders of a majority in aggregate principal amount of the outstanding directing notes.

Remedies Not Exclusive

The remedies conferred on or reserved to the indenture trustee, the holders or any exchange counterparty in the indenture are not intended to be exclusive of any other remedy, but each and every remedy will be cumulative and will be in addition to every other remedy given under the indenture or existing at law or in equity or by statute on or after the date of adoption of the indenture.

AMENDMENT AND SUPPLEMENTAL INDENTURES

Without Consent of Holders. The issuer, the eligible lender trustee and the indenture trustee, and, except with respect to item (14) below, with written confirmation from each rating agency then rating the notes that execution of the proposed supplemental indenture will not adversely affect the rating of any rating agency on the notes, from time to time and at any time without the consent or concurrence of any holder, may execute a supplemental indenture for any one or more of the following purposes:

         (1) To make any changes or corrections in the indenture as are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or omission or mistake or manifest error contained in the indenture or to insert in the indenture provisions clarifying matters or questions arising under the indenture as are necessary or desirable;

         (2) To add additional covenants and agreements of the issuer for the purpose of further securing the payment of the notes;

         (3) To surrender any right, power or privilege reserved to or conferred on the issuer by the terms of the indenture;

         (4) To confirm as further assurance any lien, pledge, security interest, assignment or charge, or the subjection to any lien, pledge, security interest, assignment or charge, created or to be created by the provisions of the indenture;

         (5) To grant to or confer on the holders any additional rights, remedies, powers, authority or security that lawfully may be granted to or conferred on them, or to grant to or to confer on the indenture trustee for the benefit of the holders or any exchange counterparty any additional rights, duties, remedies, powers or authority;

         (6) To make amendments to the indenture as are required to permit the issuer fully to comply with the Higher Education Act or as required in order for the indenture, as amended by supplemental indenture, not to be contrary to the terms of the Higher Education Act;

         (7) To make amendments to the indenture as may be necessary or convenient to provide for issuance of the notes in coupon form or issuance and registration of the notes in book-entry form and to provide for other related provisions of the notes;

         (8) To modify, amend or supplement the indenture or any supplement to the indenture in this manner as to permit the qualification of the indenture under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if the issuer and the indenture trustee so determine, to add to the indenture or any supplement to indenture, other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which will not materially adversely affect the interests of the holders of the notes;

         (9) To authorize the establishment of agreements providing for the pledge of specific funds to other indentures, and for the pledge of specific funds under other indentures to the indenture;

         (10) To permit any changes or modifications of the indenture required by (a) a rating agency to maintain the outstanding rating on the notes or (b) by the issuer of (A) a policy of bond insurance or (B) any similar financial guaranty insuring the payment of the principal of and interest on any notes to obtain an internal rating of at least investment grade or as a condition of the issuance of insurance or guaranty;

         (11) To make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to an interest rate exchange agreement;

         (12) To make amendments to the indenture as may be necessary to permit the issuer to make loans under the Higher Education Act;

         (13) To provide for the issuance of credit enhancement, including, but not limited to, a policy or policies of bond insurance with respect to the notes;

         (14) To add any additional eligible lender trustee or replace any existing eligible lender trustee; and

         (15) To make any other amendment which, in the judgment of the indenture trustee, is not to the material prejudice of the indenture trustee, the holders or any exchange counterparty.

The issuer, each eligible lender trustee and the indenture trustee, from time to time and at any time without the consent or concurrence of any holder may execute a supplemental indenture, if the issuer determines that the provisions of a supplemental indenture are necessary or desirable to maximize available funds.

With Consent of Holders and Exchange Counterparties. The issuer, each eligible lender trustee and the indenture trustee from time to time and at any time may execute a supplemental indenture, with the prior written consent of the holders of not less than a majority in aggregate principal amount of the outstanding directing notes under the indenture (or, with respect to any change affecting only specific series of notes, the holders of a majority in aggregate principal amount o the outstanding notes of this series) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, or modifying or amending the rights and obligations of the issuer, or modifying or amending in any manner the rights of an exchange counterparty or the holders of outstanding notes; provided, however, that, without the specific consent of the holder of each note which would be affected thereby, no supplemental indenture amending or supplementing the provisions of the indenture may:

                  (1) change the legal final maturity for the payment of the principal of any note or any date for the payment of interest on the notes, or reduce the principal amount of any note or, except on an interest determination date, the interest rate on the notes;

                  (2) reduce the aforesaid proportion of notes the holders of which are required to consent to any supplemental indenture amending or supplementing the provisions of the indenture;

                  (3) except as shall otherwise be provided in the indenture, give to any note any preference over any other note secured thereby; or

                  (4) except as shall otherwise be provided in the indenture, authorize the creation of any pledge of the assets of the trust prior, superior or equal to, or deprive the holders or any exchange counterparty of, the pledge, lien, security interest and assignment created in the indenture for the payment of the notes or any issuer exchange payment.

DEFEASANCE

The obligations of the issuer under the indenture and the liens, pledges, security interests, charges, trusts, assignments, covenants and agreements of the issuer and each eligible lender trustee therein made or provided for, will be fully discharged and satisfied as to (a) any note issued under the indenture, when either of items (1) or (2) below shall have occurred; (b) any program operating expenses, when item (3) shall have occurred; (c) any related interest rate exchange agreement, when item (4) shall have occurred; (d) carryover interest, when item (5) below shall have occurred, and the note, program operating expense, interest rate exchange agreement, or carryover interest will no longer be deemed to be outstanding thereunder (provided, however, that the indenture shall not be deemed to be defeased unless and until all of the following shall have occurred):

         (1)      when the note has been canceled;

         (2) as to any note not canceled, when payment of the principal of this note, plus interest on the principal to the due date of the note (whether the due date is by reason of maturity or on redemption, or otherwise), either:

                  (a) has been made or caused to be made under the terms of the note; or

                  (b) has been provided for by an irrevocable deposit with the indenture trustee or the authenticating agent, which is irrevocably appropriated and set aside exclusively for this payment, and which is derived from a source which is not a transfer of property voidable under Sections 544 or 547 of the United States Bankruptcy Code, should the issuer be a debtor under this code, (accompanied by an opinion of counsel experienced in bankruptcy matters to that effect) of:

                           (1)      moneys sufficient to make this payment,
                                    and/or

                           (2) eligible investments (which for this purpose shall include only those obligations which are described in item (a) of the definition of eligible investments and which are not subject to call for redemption prior to maturity), maturing as to principal and interest in these amounts and at times as will insure the availability of sufficient moneys to make this payment, the sufficiency of said moneys or eligible investments to be verified in writing by a firm of independent certified public accountants;

         (3) all program operating expenses then owed by the issuer, including related necessary and proper fees, compensation and expenses of the indenture trustee, each eligible lender trustee and the authenticating agent when they have been paid or the payment of program operating expenses provided for to the satisfaction of the indenture trustee;

         (4) in the case of payment of any issuer exchange payment and the applicable interest rate exchange agreement, when payment of all issuer exchange payments due and payable to each exchange counterparty under its respective interest rate exchange agreement has been made or duly provided for to the satisfaction of each exchange counterparty and each interest rate exchange agreement has been terminated; and

         (5) in the case of payment of any amount of carryover interest, when the first of the following occurs:

                  (a) payment of all carryover interest that has accrued and remains unpaid has been made or duly provided for to the satisfaction of the indenture trustee, or

                  (b) all amounts held in the related funds and accounts under the indenture which are available under the provisions of the indenture to pay carryover interest have been paid out, and no further amounts, or assets the proceeds of which could be used to pay carryover interest, are so available under the indenture to make payment of carryover interest.

NONPRESENTMENT

The issuer will have no liability for payment if a holder does not present any note for payment when the principal of the note becomes due, whether at maturity or at the date fixed for the redemption of the note, or otherwise, if the indenture trustee holds on the due date moneys and/or eligible investments, in trust sufficient and available to pay the principal of the note, together with all interest due on the principal to the due date of the note (including any carryover interest), or to the date fixed for redemption of the note, as the case may be. Afterwards, the indenture trustee is obligated to hold moneys and/or eligible investments in trust for the benefit of the holder of the note but is not liable to the holder of that note for interest. Afterwards, the holder of the note will be restricted exclusively to the moneys and/or eligible investments, for any claim of whatever nature on its part on or with respect to that note, including any claim for the payment of the note. If any moneys and/or eligible investments held by the indenture trustee are unclaimed by the holders of these notes 4 years after the principal of the respective notes with respect to which moneys and/or eligible investments have been so set aside, has become due and payable (whether at maturity or on redemption or otherwise), moneys and/or eligible investments will be paid to the issuer free from the trusts created by the indenture, and all liabilities of the indenture trustee with respect to moneys and/or eligible investments will cease. If this happens, the holders will be deemed to be general unsecured creditors of the issuer for the amounts so paid to the issuer (without interest ), subject to any applicable statute of limitation.

REMOVAL OF THE INDENTURE TRUSTEE; RESIGNATION; SUCCESSORS

The indenture trustee may be removed at any time with or without cause by the written direction or on affirmative vote of the holders of a majority in aggregate principal amount of the outstanding directing notes under the indenture or their attorneys-in-fact duly authorized.

In case at any time any of the following occurs:

         (1) the indenture trustee has or shall fail to comply with specific obligations imposed on it under the Trust Indenture Act of 1939 with respect to notes of any series after written request therefor by the issuer or any holder of the series who has been a bona fide holder of a note of this series for at least 6 months,

         (2) the indenture trustee ceases to be eligible under the provisions of the indenture and fails to resign after written request therefor has been given to the indenture trustee by the issuer or by any holder, or

         (3) the indenture trustee becomes incapable of acting, or is adjudged a bankrupt or insolvent or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of reorganization, conservation or liquidation, then, the issuer may remove the indenture trustee by an instrument in writing, or, subject to specific provisions of the Trust Indenture Act of 1939, any holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the indenture trustee. The court may thereupon, after notice, if any, as it may deem proper and prescribe and as may be required by law, remove the indenture trustee.

The indenture trustee may resign by giving not less than 60 days' written notice to the issuer.

A successor trustee may be appointed by the holders of not less than a majority in aggregate principal amount of the outstanding directing notes under the indenture by an instrument or concurrent instruments in writing signed by the holders or their attorneys-in-fact duly authorized. If at any time there is a vacancy in the office of the indenture trustee, the issuer, by an instrument in writing, will appoint a successor to fill the vacancy until a new indenture trustee is appointed by the holders as described above. Any successor trustee must meet the qualifications set forth in the indenture.

LIST OF HOLDERS

By written request to the indenture trustee, a holder may obtain access to the list of all holders that is maintained by the indenture trustee for the purpose of communicating with other holders with respect to their rights under the indenture or the notes. The indenture trustee may elect not to afford the requesting holders access to the list of holders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting holders, to all holders.


                         FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary that constitutes the opinion of Thompson Hine & Flory LLP as to all material federal income tax consequences of the exchange of the old notes for the new notes and the purchase, ownership and disposition of the new notes. Thompson Hine & Flory LLP is of the opinion that the descriptions of the law and legal conclusions contained herein are correct in all material respects and the discussions hereunder fairly summarize the federal income tax considerations that are material to holders. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. Consequently, the Internal Revenue Service may disagree with some of the discussion below. The statutory provisions, regulations, and interpretations on which this discussion is based are subject to change, and the a change could apply retroactively. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service.

THE DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY AFFECT PARTICULAR INVESTORS IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES, NOR WITH SPECIFIC CATEGORIES OF INVESTORS SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS. FOR EXAMPLE, IT DOES NOT DISCUSS THE TAX TREATMENT OF HOLDERS THAT ARE INSURANCE COMPANIES, REGULATED INVESTMENT COMPANIES OR DEALERS IN SECURITIES. THIS DISCUSSION FOCUSES PRIMARILY ON INVESTORS WHO WILL HOLD NEW NOTES AS " CAPITAL ASSETS" (GENERALLY HELD FOR INVESTMENT) WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE, BUT MUCH OF THE DISCUSSION IS APPLICABLE TO OTHER INVESTORS AS WELL. THE DISCUSSION DOES NOT PURPORT TO ADDRESS THE ANTICIPATED STATE INCOME TAX CONSEQUENCES TO INVESTORS OF OWNING AND DISPOSING OF THE NEW NOTES. CONSEQUENTLY, IT IS SUGGESTED THAT POTENTIAL PURCHASERS OF NEW NOTES CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE OR LOCAL TAX CONSEQUENCES TO THEM OF THE PURCHASE, HOLDING, AND DISPOSITION OF THE NEW NOTES.

PAYMENTS RECEIVED ON NEW NOTES

Payments received by holders on new notes will be accorded the same tax treatment under the code as payments received on other taxable debt instruments. Except as described below for new notes issued with original issue discount, acquired with market discount, or issued or acquired at a premium, interest paid or accrued on a new note will be treated as ordinary income to the holder and a principal payment on a new note will be treated as a return of capital. Interest paid to holders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by holders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received. The indenture trustee will report annually to the Internal Revenue Service and to holders of record with respect to interest paid or accrued, and original issue discount and market discount, if any, accrued, on the new notes.

SUBORDINATION OF SERIES B-3 NOTES

The Series B-3 Notes are subordinated to the Series 1998A Notes. This subordination will not affect the federal income tax treatment of either the Series B-3 Notes or the Series 1998A Notes.

IT IS SUGGESTED THAT EMPLOYEE BENEFIT PLANS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), CONSULT THEIR TAX ADVISORS BEFORE PURCHASING ANY SUBORDINATED NEW NOTE. SEE "ERISA CONSIDERATIONS" AND "SUMMARY OF TERMS--ERISA CONSIDERATIONS."

EXCHANGE OFFER

In the opinion of Thompson Hine & Flory LLP, the exchange of an old note for a new note under the exchange offer will not constitute a "significant modification" of the old note for federal income tax purposes. Accordingly, the exchange will be disregarded and the new note received will be treated as a continuation of the old note in the hands of each holder of a new note. As a result, there will be no federal income tax consequences to a holder who exchanges an old note for a new note under the exchange offer. Each holder will have the same adjusted tax basis and holding period in the new note as that holder had in the old note immediately before the exchange.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

Based on the assumptions and representations of the issuer and the depositor set forth in the following sentence, in the opinion of Thompson Hine & Flory LLP, the new notes will be characterized as debt of the depositor for federal income tax purposes. The assumptions and representations on which the above opinion is based are:

(1) the pertinent provisions of the Internal Revenue Code, the Treasury Regulations promulgated thereunder, and the judicial and administrative rulings and decisions now in effect remain in effect and are not otherwise amended, revised, reversed, or overruled;

(2) the eligible lender trust agreement, the indenture, the new notes, and the servicing agreements are executed and delivered in substantially the form attached as Exhibits hereto;

(3)      there are no changes to the terms of the new notes; and

(4) the issuer, the depositor and the holders treat the new notes as indebtedness of the depositor for federal income tax purposes.


This opinion will not be binding on the courts or the Internal Revenue Service. The trust, the depositor and the holders, by accepting the new notes have agreed to treat the new notes as indebtedness of the depositor for federal income tax purposes. Both the trust and the depositor intend to treat this transaction as a financing reflecting the new notes as its indebtedness for tax and financial accounting purposes.

Tax Consequences If New Notes Are Characterized As Equity. Contrary to the opinion of Thompson Hine & Flory LLP, the Internal Revenue Service might assert that the new notes do not represent debt for federal income tax purposes, but rather the new notes should be treated as equity interests in the trust. Even if the Internal Revenue Service were to assert successfully that the new notes should not be characterized as debt for federal income tax purposes, in the opinion of Thompson Hine & Flory LLP based on the representation of both the trust and the depositor, described in the following sentence, although the trust might be treated as a publicly traded partnership, it would not be taxable as a corporation. Both the trust and the depositor have represented that for 1999 and for any subsequent taxable year 90% or more of the gross income of the depositor, and the trust, if it were treated as a separate entity, will be interest income attributable to loans acquired by either the depositor or the trust and not attributable to loans originated by either the depositor or the trust.

If the new notes were treated as equity interest in a publicly traded partnership, some holders could suffer adverse tax consequences. For example, income to tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of trust expenses. Furthermore, this a characterization could subject holders to state and local taxation in jurisdictions in which they are not currently subject to tax.

CHARACTERIZATION OF THE TRUST

In the opinion of Thompson Hine & Flory LLP, for federal income tax purposes, the trust will not be treated as an entity separate from the depositor and thus will not be classified as a separate entity that is an association (or publicly traded partnership) taxable as a corporation. However, the Internal Revenue Service might assert that the trust is a separate entity from the depositor for federal income tax purposes. If for federal income tax purposes the trust were instead treated as an entity separate from the depositor, the trust would be treated as a partnership among the holders, and, possibly, the depositor as well. In the opinion of Thompson Hine & Flory LLP based on the representation of both the trust and the depositor described above in "Tax Consequences If New Notes Are Characterized As Equity," the resulting partnership would not be subject to federal income tax as a publicly traded partnership taxable as a corporation. Rather, each holder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the holders may differ if the new notes were held to constitute partnership interests, rather than indebtedness.

The Internal Revenue Service, however, might assert that one or more of the activities of the trust constitutes a financial business so that the qualifying income tests are not met. If the qualifying income tests are not met, the trust would constitute a publicly traded partnership taxable as a corporation. If it were determined that the transaction results in the trust being classified as a corporation or a publicly traded partnership treated as an association taxable as a corporation, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the financed student loans and other assets, which would reduce the amounts available for payment to the holders. Cash payments to these holders would be treated as dividends for tax purposes to the extent of the publicly traded partnership's or corporation's earnings and profits.

ORIGINAL ISSUE DISCOUNT

New notes issued at a price less than their stated principal amount, i.e., discount notes, and other series of notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Such original issue discount will equal the difference between the "stated redemption price at maturity" of the new note (generally, its principal amount) and its issue price. Original issue discount is treated as ordinary interest income, and holders of notes with original issue discount must include the amount of original issue discount in income on an accrual basis in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a holder's income in any taxable year will be computed under Section 1272(a)(6) of the Internal Revenue Code, which provides rules for the accrual of original issue discount for debt instruments, such as the notes, that are subject to prepayment by reason of prepayments of underlying debt obligations. No regulatory guidance currently exists under code Section 1272(a)(6). Accordingly, until the U.S. Treasury Department issues guidance to the contrary, the issuer or other person responsible for computing the amount of original issue discount to be reported to a holder each taxable year, i.e. the tax administrator, except as otherwise provided in this prospectus, expects to base its computations on Internal Revenue Code Section 1272(a)(6) and, final Treasury Regulations governing the accrual of original issue discount on debt instruments, i.e., the OID Regulations. The amount and rate of accrual of original issue discount on a note will be calculated by the tax administrator based on

-        a single constant yield to maturity and

- the prepayment rate of the financed student loans and the reinvestment rate on amounts held pending distribution that were assumed in pricing the note, i.e., the pricing prepayment assumptions.

Investors should be aware, however, that the OID Regulations do not address directly the treatment of instruments that are subject to Internal Revenue Code
Section 1272(a)(6), and, accordingly, there can be no assurance that this methodology, which is described below, represents the correct manner of calculating original issue discount on the notes.


Computation of Original Issue Discount. The amount of original issue discount on a note equals the excess, if any, of the note's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest", i.e., deemed principal payments. Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (1) a single fixed rate or (2) a variable rate that meets specific requirements set out in the OID Regulations. Thus, in the case of any note providing for this stated interest, the stated redemption price at maturity generally will equal the total amount of all deemed principal payments due on that note. The issue price of a series of notes generally will equal the initial price at which the series is sold to the public.

DeMinimis Rule. Under a de minimis rule, a note will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the note's stated redemption price at maturity multiplied by the weighted average maturity weighted average maturity of the note. No Treasury Regulations have been issued with respect to computing the weighted average maturity of instruments like an old or new note. The tax administrator will compute the weighted average maturity of a note as equaling the sum of the amounts obtained by multiplying the number of complete years from the note's issue date until the payment is made by a fraction, the numerator of which is the amount of each deemed principal payment, and the denominator of which is the note's stated redemption price at maturity. A holder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the note are received or, if earlier, on disposition of the note, unless the holder makes the election described below in "All Original Issue Discount Election."

Example. Series 1998B-3 Notes were issued in the December 1998 private placement with a de minimis amount of original issue discount. A Series 1998B-3 Note with a stated redemption price at maturity of $100,000 was issued for $99,261.62 in the private placement. Unless the holder of the note makes the election described below in "All Original Issue Discount Election," the holder will include the de minimis original issue discount amount of $738.38 ($100,000.00 - $99,621.62) into income on a pro rata basis as stated principal payments on the note are received or, if earlier, on disposition of the note. If, for example, the holder were to receive a stated principal payment of $10,000 during a taxable year, the holder would include $73.84 in income as shown by the following computation:

         Stated Principal Amount Received             $ 10,000
         -------------------------------------   =    --------    =    10%
         Total Stated Principal Amount of Note        $100,000

         De Minimis Original Issue Discount Amount        $738.38
                                                         X     10%
                                                          -------
         Portion of De Minimis Original
         Issue Discount Amount Included in Income          $73.84
                                                         ========


Computation of Daily Portions of Original Issue Discount. The holder of a note must include in gross income the sum, for all days during his taxable year on which he holds the note, of the "daily portions" of the original issue discount on the note. The daily portions of original issue discount with respect to a note will be determined by allocating to each day in any accrual period the note's ratable portion of the excess, if any, of

(1) the sum of (a) the present value of all payments under the note yet to be received as of the close of this period and (b) the amount of any deemed principal payments received on the note during this period over

(2)      the note's "adjusted issue price" at the beginning of this period.

The present value of payments yet to be received on a note will be computed by using the note's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account deemed principal payments actually received on the note prior to the close of the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price.

The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the note at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any deemed principal payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a note will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of the note.

The yield to maturity of a note will be calculated based on

(1)      the pricing prepayment assumptions and

(2) any contingencies not already taken into account under the pricing prepayment assumptions that, considering all the facts and circumstances as of the issue date, are significantly more likely than not to occur.

Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the note typically will be subsumed in the pricing prepayment assumptions and thus will be reflected in the note's yield to maturity.

Optional Redemption. The notes of an series may be subject to optional redemption by the issuer before their legal final maturities. Under the OID Regulations, the issuer will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the notes is lower than it would be if the notes were not redeemed early. If the issuer is presumed to exercise its option to redeem the notes, original issue discount on these notes will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the notes of a particular series are issued at par or at a discount, the issuer will not be presumed to exercise its option to redeem the notes because a redemption by the issuer would not lower the yield to maturity of the notes.

If, however, some notes of a particular series are issued at a premium, the issuer may be able to lower the yield to maturity of the notes by exercising its redemption option. In determining whether the issuer will be presumed to exercise its option to redeem notes when one or more series of the notes are issued at a premium, the Tax Administrator will take into account all series of notes that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the notes of the series were issued at a premium, the tax administrator will presume that the issuer will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the notes, and there can be no assurance that the Internal Revenue Service will agree with the tax administrator's position.

All Original Issue Discount Election. The OID Regulations provide that a holder may make an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount (see "-- Market Discount" below), de minimis market discount that accrues on the note, and unstated interest (as reduced by any amortizable premium, see "Amortizable Premium" below or acquisition premium, as described below) under the constant yield method used to account for original issue discount. To make this election, the holder of the note must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the note. The statement must identify the instruments to which the election applies. An election is irrevocable unless the holder obtains the consent of the Internal Revenue Service.

If an election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount. See "-- Market Discount" below. In addition, if an election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium" below.

Subsequent Holder. A note having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a note, immediately after its acquisition, exceeds the sum of all deemed principal payments to be received on the note after the acquisition date, the note will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the note by the amount of amortizable premium. See "--Amortizable Premium" below.

If the subsequent holder's adjusted basis in the note immediately after the acquisition exceeds the adjusted issue price of the note, but is less than or equal to the sum of the deemed principal payments to be received under the note after the acquisition date, the amount of original issue discount on the note will be reduced by a fraction, the numerator of which is the excess of the note's adjusted basis immediately after its acquisition over the adjusted issue price of the note and the denominator of which is the excess of the sum of all deemed principal payments to be received on the note after the acquisition date over the adjusted issue price of the note. Alternately, the subsequent purchaser of a note having original issue discount may make the election described above in "All Original Issue Discount Election" with respect to the note.

IN VIEW OF THE COMPLEXITIES AND CURRENT UNCERTAINTIES AS TO THE MANNER OF INCLUSION IN INCOME OF ORIGINAL ISSUE DISCOUNT ON THE NOTES, IT IS SUGGESTED THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE APPROPRIATE AMOUNT AND METHOD OF INCLUSION IN INCOME OF ORIGINAL ISSUE DISCOUNT ON THE NOTES FOR FEDERAL INCOME TAX PURPOSES.

ANTI-ABUSE RULE

The U.S. Treasury Department issued Treasury Regulations containing an anti-abuse rule because it was concerned that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations in a way that produces unreasonable tax results. Those regulations provide that if a principal purpose in structuring a debt instrument or engaging in a transaction is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Internal Revenue Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under Treasury Regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

A subsequent purchaser of a note at a discount from its outstanding principal amount (or, in the case of a note having original issue discount, its "adjusted issue price") will acquire the note with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the note) as ordinary income. A person who purchases a note at a price lower than the note's outstanding principal amount but higher than its adjusted issue price does not acquire the note with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "--Original Issue Discount."

A note will not be considered to have market discount if the amount of the market discount is de minimis, i.e., less than the product of (1) 0.25% of the remaining principal amount (or, in the case of a note having original issue discount, the adjusted issue price of the note), multiplied by (2) the weighted average maturity of the note (determined as for original issue discount) remaining after the date of purchase. Regardless of whether the subsequent purchaser of a note with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a note having original issue discount, any deemed principal payments) are received, equal to the lesser of

-        the amount of the principal payment received or

- the amount of market discount that has "accrued", but that has not yet been included in income.

Elections. The purchaser of a note with market discount may make a special election, which applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or afterwards, to recognize market discount currently on an uncapped accrual basis. In addition, the purchaser may make the election described above in "All Original Issue Discount Election," with respect to a note purchased with market discount.
Until the U.S. Treasury Department promulgates applicable Treasury Regulations, the purchaser of a note with market discount may elect to accrue the market discount either:

(1)      on the basis of a constant interest rate;

(2) in the case of a note not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of this period; or

(3) in the case of a note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of this period.

Regardless of which computation method is elected, the pricing prepayment assumptions must be used to calculate the accrual of market discount.

Sale or Exchange of a Note with Market Discount. A holder who has acquired any note with market discount generally will be required to treat a portion of any gain on a sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, the holder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the note to the extent they exceed income on the note. Any deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder makes the election to recognize market discount currently on an uncapped accrual basis or the election described above in "All Original Issue Discount Election," the interest deferral rule will not apply.

Treasury Regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a note subject to redemption at the option of the issuer that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in this case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given series of notes. Therefore, it is suggested that prospective investors consult their own tax advisors regarding the application of the market discount rules to the notes.

Clinton Administration Revenue Proposals. In February 1999, the Clinton Administration issued revenue proposals including one that would require taxpayers that use an accrual method of accounting to include market discount in income as it accrues. The taxpayer's yield for purposes of determining and accruing market discount would be limited to the greater of

- the original yield-to-maturity of the debt instrument plus 5 percentage points, or

- the applicable federal rate at the time the taxpayer acquired the debt instrument plus 5 percentage points.

This proposal would be effective for debt instruments acquired on or after the date of enactment.

AMORTIZABLE PREMIUM

A subsequent purchaser of a note who purchases the note at a premium over the total of its deemed principal payments may elect to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the notes. Treasury Regulations were issued on December 30, 1997 concerning the treatment of bond premium. Under these Treasury Regulations, bond premium may be amortized to offset interest income only as a holder takes the qualified stated interest into account under the holder's regular accounting method. Moreover, the Treasury Regulations generally provide that in the case of notes subject to optional redemption, the holder is deemed to exercise or not exercise the option in the manner that maximizes the holder's yield on the note and the issuer is deemed to exercise or not exercise a call option or a combination of call options in the manner that maximizes the holder's yield on the note. The Treasury Regulations are effective for notes acquired on or after March 2, 1998. However, if a holder elects to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury Regulations would apply to all of the holder's notes held on or after the first day of that taxable year.

GAIN OR LOSS ON DISPOSITION

If a note is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the note. The adjusted basis of a note will equal the cost of the note to the holder, increased by any original issue discount or market discount previously includable in the holder's gross income with respect to the note and reduced by the portion of the basis of the note allocable to payments on the note (other than qualified stated interest) previously received by the holder and by any amortized premium. Similarly, a holder who receives a scheduled or prepaid principal payment with respect to a note will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the note. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a note generally will be capital gain or loss. This gain or loss will be long-term gain or loss if the note is held as a capital asset for the applicable long term holding period.

Special Rules for Banks, Thrifts, and Similar Institutions. If the holder of a note is a bank, thrift, or similar institution described in Section 582 of the Internal Revenue Code, any gain or loss on the sale or exchange of the note will be treated as ordinary income or loss. In addition, a portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that this note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Internal Revenue Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Federal Income Tax Rates. The highest marginal individual income tax bracket is 39.6%. The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. The recently enacted Internal Revenue Service Restructuring and Reform Act of 1998 established the highest marginal federal tax rate on net capital gains for individuals with respect to assets held for more than one year at 20%. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%, although the distinction between capital gains and ordinary income remains relevant for other purposes. Investors should note that the deductibility of capital losses is subject to limitations.

BACKUP WITHHOLDING, FOREIGN HOLDERS, AND OTHER TAX MATTERS

Backup Withholding. A note may, under some circumstances, be subject to "backup withholding" at the rate of 31% with respect to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount as well as distributions of proceeds from a sale of notes. This withholding generally applies if the holder of a note:

     - fails to furnish the indenture trustee with its taxpayer identification number;

     - furnishes the indenture trustee or the issuer an incorrect taxpayer identification number;

     - fails to report properly interest, dividends or other "reportable payments" as defined in the Internal Revenue Code; or

     - under some circumstances, fails to provide the indenture trustee or the issuer or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to some payments made to holders, including payments to specific exempt recipients (such as exempt organizations) and to specific nonresident alien individuals, foreign corporations, foreign partnerships, or specific foreign estates and trusts complying with requisite certification procedures. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The indenture trustee will report to the holders and to the Internal Revenue Service each calendar year the amount of any "reportable payments" during this year and the amount of tax withheld, if any, with respect to payments on the notes within a reasonable time after the end of each calendar year.

Foreign Holders. Under the Internal Revenue Code, interest and original issue discount income (including accrued interest or original issue discount recognized on sale or exchange) paid or accrued with respect to notes held by holders who are nonresident alien individuals, foreign corporations, foreign partnerships or specific foreign estates and trusts or holders holding on behalf of foreign persons generally will be treated as "portfolio interest" and therefore will not be subject to any United States tax provided that:

     - the interest is not effectively connected with a trade or business in the United States of the holder and

     - the issuer (or other person who would otherwise be required to withhold tax from these payments) is provided with an appropriate statement that the beneficial owner of a note is a foreign person.


Interest (including original issue discount) paid on notes to holders who are foreign persons will not be subject to withholding if the interest is effectively connected with a United States business conducted by the holder. Such interest (including original issue discount) will, however, be subject to the regular United States income tax.


New Withholding Tax Regulations. In 1997, Treasury Regulations were issued which alter the rules described above in some respects. These Treasury Regulations will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which these payments are made. It is suggested that prospective investors consult their tax advisors concerning the requirements imposed by these Treasury Regulations and their effect on the holding of the notes.

Due to the complexity of the federal income tax rules applicable to holders and the considerable uncertainty that exists with respect to many aspects of those rules, it is suggested that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the notes.


                            STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the notes.


                              ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and other retirement plans and arrangements that are subject to the Employee Retirement Income Security Act of 1974 or corresponding provisions of the Internal Revenue Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which these plans, accounts, annuities or arrangements are invested persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of any series of notes could either give rise to a transaction that is prohibited under ERISA or the Internal Revenue Code or cause the assets of the trust to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101. Prospective investors should be aware that, although exceptions from the application of the prohibited transaction rules and the those regulations exist, there can be no assurance that any exception will apply with respect to the acquisition of a note.

The acquisition or holding of the notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the parties to the issuance transaction, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to the plan. However, one or more exemptions may be available with respect to prohibited transaction rules of ERISA and might apply in connection with the initial purchase, holding and resale of the notes, depending in part on the type of plan fiduciary making the decision to acquire notes and the circumstances under which a decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption (PTCE) 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers. Before purchasing notes, a plan subject to the fiduciary responsibility provisions of ERISA or described in
Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Internal Revenue Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a note should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.


                                  LEGAL MATTERS

Legal matters relating to the issuer, the depositor, the notes and federal income tax matters will be passed on by Thompson Hine & Flory LLP. Legal matters relating to the notes will be passed on for the depositor by Calfee, Halter & Griswold LLP. Legal matters will be passed on for the dealer manager by Squire, Sanders & Dempsey

L.L.P. Each of these firms has performed legal services for the depositor and its affiliates in the past, and it is expected that they will continue to perform these services in the future.

                                     RATING

Each series of the Series 1998A Notes has been rated "Aaa" by Moody's and "AAA" by Fitch. The Series B-3 Notes have been rated "A2" by Moody's and "A" by Fitch. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the notes address the likelihood of the ultimate payment of principal of and interest on the notes under their terms. The rating agencies do not evaluate, and the ratings on the notes do not address, the likelihood of prepayments on the notes or the likelihood of payment of the carryover interest.

The issuer has furnished and will furnish to the rating agencies information and materials, some of which have not been included in this prospectus. Generally, a rating agency bases its rating on this information and materials and investigations, studies and assumptions furnished to and obtained and made by the rating agency. There is no assurance that any rating will apply for any given period of time or that it will not be lowered or withdrawn entirely if, in the judgment of the rating agency, circumstances so warrant.

A rating is not a recommendation to buy, sell or hold the notes and any rating should be evaluated independently. Each rating is subject to change or withdrawal at any time and any change or withdrawal may affect the market price or marketability of the notes. The initial purchasers have undertaken no responsibility either to bring to the attention of the holders any proposed change in or withdrawal of any rating of the notes or to oppose any change or withdrawal.


                              PLAN OF DISTRIBUTION

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders (other than any holder which is our "affiliate" within the meaning of Rule 405 under the 1933 securities act) without compliance with the registration and prospectus delivery provisions of the 1933 securities act However, this applies only if the new notes are acquired in the ordinary course of the holders' business and the holders have no arrangement with any person to participate in the distribution of the new notes. We refer you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter (available June 5, 1991), "Exxon Capital Holdings Corporation" SEC No-Action Letter (available May 13, 1988) and "Shearman & Sterling" SEC No-Action Letter (available July 2, 1993).

Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that starting on the expiration date of the exchange offer and ending on the close of business 120 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale.

We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an underwriter within the meaning of the 1933 securities act, and any profit on any resale of new notes and any commissions or concessions received by any persons may be underwriting compensation under the 1933 securities act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the 1933 securities act, a broker-dealer will not be admitting that it is an underwriter within the meaning of the 1933 securities act.

For a period of 120 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes), other than commissions or concessions of any brokers or dealers. We have agreed to indemnify holders of the notes (including any broker-dealers) against liabilities, including liabilities under the 1933 securities act.

                                   APPENDIX A

                        GLOSSARY OF PRINCIPAL DEFINITIONS


Set forth below is a glossary of the principal defined terms used in this prospectus.

"APPLICABLE LIBOR RATE" means,

      (1)  for auction periods of 35 days or less, one-month LIBOR,

      (2) for auction periods of more than 35 days but less than 91 days, three-month LIBOR,

      (3) for auction periods of more than 90 days but less than 181 days, six-month LIBOR, and

      (4) for auction periods of more than 180 days, one-year LIBOR. As used in this definition and otherwise herein, the terms "one-month LIBOR," "three-month LIBOR," "six-month LIBOR" or "one-year LIBOR," means the rate equal to the rate with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year.

"PROGRAM OPERATING EXPENSES" means all items of expense allocable to the operation of the program, including

                                   APPENDIX A

                        GLOSSARY OF PRINCIPAL DEFINITIONS


Set forth below is a glossary of the principal defined terms used in this prospectus.

"APPLICABLE LIBOR RATE" means,

      (1)  for auction periods of 35 days or less, one-month LIBOR,

      (2) for auction periods of more than 35 days but less than 91 days, three-month LIBOR,

      (3) for auction periods of more than 90 days but less than 181 days, six-month LIBOR, and

      (4) for auction periods of more than 180 days, one-year LIBOR. As used in this definition and otherwise herein, the terms "one-month LIBOR," "three-month LIBOR," "six-month LIBOR" or "one-year LIBOR," means the rate equal to the rate with respect to United States dollar deposits in the London interbank market having a maturity of one month, three months, six months or one year.

"PROGRAM OPERATING EXPENSES" means all items of expense allocable to the operation of the program, including

      (1) fees and expenses and any other amounts payable to the indenture trustee and any authenticating agent and any fees charged by a depository,

      (2) the fees and expenses and any other amounts payable to the calculation agent, the auction agent, broker-dealers, any market agent or other agent in connection with the notes,

      (3) fees and expenses and any other amounts payable to the servicers, the eligible lender trustee and any bank providing lock-box or similar services in connection with financed student loans and servicing development fees,

      (4) the fees and expenses incurred by or on behalf of the issuer, including fees and expenses payable to the master servicer and the administrator, in the administration of the program under the Higher Education Act, and any other agreement or legal requirement affecting the administration of the program, costs of legal, accounting, auditing, management, consulting, banking and financial advisory services and expenses, costs of salaries, supplies, utilities, mailing, labor, materials, office rent, maintenance, furnishings, equipment, machinery, apparatus and insurance premiums, costs of issuance not paid from proceeds of notes, and

      (5) and other reasonable and proper expenses, including both operating expenses and capital expenditures incurred or to be incurred in connection with the operation of the program and with respect to item
           (4) above, any other similar program of the issuer.

"SERIES 1998A HOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date for a Series of Series 1998A Notes, the Series 1998A Principal Distribution Amount for the distribution date plus the Series 1998A Principal Shortfall as of the close of the preceding distribution date; provided that the Series 1998A Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series 1998A Notes. In addition,

      (1) on the legal final maturity of the Series A-3 Notes, the principal required to be distributed will include the amount required to reduce the outstanding principal balance of the Series A-3 Notes to zero,

      (2) on the legal final maturity of the Series A-4 Notes, the principal required to be distributed to will include the amount required to reduce the outstanding principal balance on the Series A-4 Notes to zero,

      (3) on the legal final maturity of the Series A-5 Notes, the principal required to be distributed will include the amount required to reduce the outstanding principal balance on the Series A-5 Notes to zero, and

      (4) on the legal final maturity of the Series A-6 Notes, the principal required to be distributed will include the amount required to reduce the outstanding principal balance on the Series A-6 Notes to zero.

"SERIES 1998A PRINCIPAL DISTRIBUTION AMOUNT" means

      (1) with respect to the Series A-3 Notes, an amount equal to the decline in the pool balance between the end of the second collection period preceding a monthly distribution date and the end of the immediately preceding collection period, less, for each monthly distribution date occurring after June 30, 2003, the amount of any principal to be paid on the monthly distribution date on the Series B-3 Notes,

      (2) with respect to the Series A-4 Notes on and after the principal balance of the Series A-3 Notes has been paid in full, an amount equal to the decline in the pool balance between the end of the third collection period preceding an auction period distribution date and the end of the second preceding collection period, less, for each monthly distribution date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding monthly distribution date on the Series B-3 Notes,

      (3) with respect to the Series A-5 Notes on and after the principal balance of the Series A-3 Notes and the Series A-4 Notes has been paid in full, an amount equal to the decline in the pool balance between the end of the third collection period preceding an auction period distribution date and the end of the second preceding collection period, less, for each monthly distribution date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding monthly distribution date on the Series B-3 Notes, and

      (4) with respect to the Series A-6 Notes on and after the principal balance of the Series A-3 Notes, the Series A-4 Notes and the Series A-5 Notes has been paid in full, an amount equal to the decline in the pool balance between the end of the third collection period preceding an auction period distribution date and the end of the second preceding collection period, less, for each monthly distribution date occurring after June 30, 2003, the amount of any principal paid on the immediately preceding monthly distribution date on the Series B-3 Notes.

"SERIES 1998A PRINCIPAL SHORTFALL" means, as of the close of any distribution date for a series of Series 1998A Notes, the excess of the Series 1998A Principal Distribution Amount on the distribution date over the amount of principal actually distributed to the holders of Series 1998A Notes on the distribution date.

"SERIES 1998A NOTES" means the Series A-3 Notes, the Series A-4 Notes, the Series A-5 Notes and the Series A-6 Notes.

"SERIES 1998A-3 INTEREST SHORTFALL" means, with respect to any monthly distribution date, the excess of the Series 1998A-3 Holders' Interest Distribution Amount on the preceding monthly distribution date over the amount of interest actually distributed to the holders of Series A-3 Notes on the preceding monthly distribution date ; plus interest on the amount of the excess interest due to the holders of Series A-3 Notes, to the extent permitted by law, at the series interest rate borne by the Series A-3 Notes from the preceding monthly distribution date to the current monthly distribution date.

"SERIES 1998A-3 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any monthly distribution date, the sum of

      (1) the amount of interest accrued at the series interest rates for the related interest accrual period on the aggregate outstanding principal balance of the Series A-3 Notes on the immediately preceding monthly distribution date after giving effect to all principal distributions to holders of Series A-3 Notes on the preceding monthly distribution date (or, in the case of the first monthly distribution date, on the closing date) plus

      (2) the Series 1998A Interest Shortfall for the monthly distribution date; provided that the Series 1998A-3 Holders' Interest Distribution Amount will not include any carryover interest on the Series A-3 Notes.

"SERIES 1998A-3 NOTES" means the Student Loan Senior Asset-Backed Notes, Series 1998A-3 issued and outstanding as unregistered notes.

"SERIES 1998A1-3 NOTES" means the Student Loan Senior Asset-Backed Notes, Series 1998A1-3 of the issuer issued and outstanding as registered notes.

"SERIES A-3 NOTES" means the Series 1998A-3 Notes together with the Series 1998A1-3 Notes.

"SERIES 1998A-4 INTEREST SHORTFALL" means, with respect to any auction period distribution date, the excess of the Series 1998A-4 Holders' Interest Distribution Amount on the preceding auction period distribution date over the amount of interest actually distributed to the holders of Series A-4 Notes on the preceding auction period distribution date ; plus interest on the amount of the excess interest due to the holders of Series A-4 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction period distribution date to the current auction period distribution date.

"SERIES 1998A-4 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction period distribution date, the sum of

      (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series A-4 Notes on the immediately preceding auction period distribution date after giving effect to all principal distributions to Series A-4 holders on the preceding auction period distribution date (or, in the case of the first auction period distribution date, on the closing date) plus

      (2) the Series 1998A-4 Interest Shortfall for the auction period distribution date; provided that the Series 1998A-4 Holders' Interest Distribution Amount will not include any carryover interest on the Series A-4 Notes.

"SERIES 1998A-4 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-4 issued and outstanding as unregistered notes.

"SERIES 1998A1-4 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-4 of the issuer, issued and outstanding as registered notes.

"SERIES A-4 NOTES" means the Series 1998A-4 Notes together with the Series 1998A1-4 Notes.

"SERIES 1998A-5 INTEREST SHORTFALL" means, with respect to any auction period distribution date, the excess of the Series 1998A-5 Holders' Interest Distribution Amount on the preceding auction period distribution date over the amount of interest actually distributed to the holders of the Series A-5 Notes on the preceding auction period distribution date ; plus interest on the amount of the excess interest due to the holders of Series A-5 Notes, to the extent permitted by law at the related series interest rate from the preceding auction period distribution date to the current auction period distribution date.

"SERIES 1998A-5 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction period distribution date, the sum of

      (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series A-5 Notes on the immediately preceding auction period distribution date after giving effect to all principal distributions to holders of Series A-5 Notes on the preceding auction period distribution date (or, in the case of the first auction period distribution date, on the Closing Date) plus

      (2) the Series 1998A-5 Interest Shortfall for the auction period distribution date; provided that the Series 1998A-5 Holders' Interest Distribution Amount will not include any carryover interest on the Series A-5 Notes.

"SERIES 1998A-5 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-5 issued and outstanding as unregistered notes.

"SERIES 1998A1-5 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-5 of the issuer, issued and outstanding as registered notes.

"SERIES A-5 NOTES" means the Series 1998A-5 Notes together with the Series 1998A1-5 Notes.

"SERIES 1998A-6 INTEREST SHORTFALL" means, with respect to any auction period distribution date, the excess of the Series 1998A-6 Holders' Interest Distribution Amount on the preceding auction period distribution date over the amount of interest actually distributed to the holders of Series A-6 Notes on the preceding auction period distribution date ; plus interest on the amount of the excess interest due to the holders of Series A-6 Notes, to the extent permitted by law, at the related series interest rate from the preceding auction period distribution date to the current auction period distribution date.

"SERIES 1998A-6 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any auction period distribution date, the sum of

      (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series A-6 Notes on the immediately preceding auction period distribution date after giving effect to all principal redemptions to holders of Series A-6 Notes on the preceding auction period distribution date (or, in the case of the first auction period distribution date, on the Closing Date) plus

      (2) the Series 1998A-6 Interest Shortfall for the auction period distribution date; provided that the Series 1998A-6 Holders' Interest Distribution Amount will not include any carryover interest on the Series A-6 Notes.

"SERIES 1998A-6 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A-6 issued and outstanding as unregistered notes.

"SERIES 1998A1-6 NOTES" means the Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-6 of the issuer issued and outstanding as registered notes.

"SERIES A-6 NOTES" means the Series 1998A-6 Notes together with the Series 1998A1-6 Notes.

"SERIES 1998B-3 INTEREST SHORTFALL" means, with respect to any monthly distribution date, the excess of the Series 1998B-3 Holders' Interest Distribution Amount on the preceding monthly distribution date over the amount of interest actually distributed to the holders of Series B-3 Notes on the preceding monthly distribution date ; plus interest on the amount of the excess interest due to the holders of Series B-3 Notes, to the extent permitted by law, at the related series interest rate from the preceding monthly distribution date to the current monthly distribution date.

"SERIES 1998B-3 HOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any monthly distribution date, the sum of

      (1) the amount of interest accrued at the related series interest rate for the related interest accrual period on the aggregate outstanding principal balance of the Series B-3 Notes on the immediately preceding monthly distribution date after giving effect to all principal distributions to Series B-3 Notes on the preceding monthly distribution date (or, in the case of the first monthly distribution date, on the closing date) plus

      (2) the Series 1998B-3 Interest Shortfall for the monthly distribution date.

"SERIES 1998B-3 HOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any monthly distribution date, the Series 1998B-3 Principal Distribution Amount for the monthly distribution date plus the Series 1998B-3 Principal Shortfall as of the close of the preceding monthly distribution date; provided that the Series 1998B-3 Holders' Principal Distribution Amount will not exceed the outstanding principal balance of the Series B-3 Notes. In addition, on the legal final maturity of the Series B-3 Notes, the principal required to be distributed to the holders of Series B-3 Notes will include the amount required to reduce the outstanding principal balance on the Series B-3 Notes to zero.

 "SERIES 1998B-3 PRINCIPAL DISTRIBUTION AMOUNT" means,

      (1) on each monthly distribution date occurring after June 30, 2003, an amount equal to the lesser of (a) an amount equal to the decline in the pool balance between the end of the second collection period preceding a monthly distribution date and the end of the immediately preceding collection period and (b) the greatest amount which would result in a senior parity percentage of no less than 109% and a parity percentage of no less than 101% following the payment of principal o the Series B-3 Notes and

      (2) on each monthly distribution date on and after which the principal balance of the Series 1998A Notes has been paid in full, an amount equal to the decline in the pool balance between the end of the second collection period preceding a monthly distribution date and the end of the immediately preceding collection period (reduced with respect to the first monthly distribution date on which principal is to be paid on the Series B-3 Notes by the Series 1998A Holders' Principal Distribution Amount on the monthly distribution date).

"SERIES 1998B-3 PRINCIPAL SHORTFALL" means, as of the close of any monthly distribution date, the excess of the Series 1998B-3 Principal Distribution Amount on the monthly distribution date over the amount of principal actually distributed to the holders of Series B-3 Notes on the monthly distribution date.

"SERIES 1998B-3 NOTES" means the Student Loan Subordinate Asset-Backed Notes Series 1998B-3 issued and outstanding as unregistered notes.

"SERIES 1998B1-3 NOTES" means the Student Loan Subordinate Asset-Backed Notes Series 1998B1-3 of the issuer issued and outstanding as registered notes.

"SERIES B-3 NOTES" means the Series 1998B-3 Notes together with the Series 1998B1-3 Notes.

                                   APPENDIX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


     Except in certain limited circumstances, the Notes will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through The Depository Trust Company ("DTC") or, if applicable, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their nominal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the respective depositories of Cedel and Euroclear and as participants in DTC. Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository.

     Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

     Trading between Cedel and/or Euroclear participants. Secondary market trading between Cedel participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including, the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of the Global.

     Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to and the interest on the Global Securities will accrue from the value date (which would be the preceding day when settlement occurred in Ne York). If settlement is not completed on the intended value date (i.e., the trade fails). the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement. either from cash on hand or exiting lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours., DTC participants can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel or Euroclear will instruct the respective depositary to deliver the Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     1. borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures,

     2. borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.

                                   APPENDIX C

                               AUCTION PROCEDURES

GENERAL

The following description of the Auction Procedures applies separately to each series of auction rate notes. The term "Note," as used in this Appendix C, refers to each series of auction rate notes, and the term "Holder" refers to holders holding auction rate notes.

AUCTION PARTICIPANTS

         EXISTING HOLDERS AND POTENTIAL HOLDERS. Participants in each Auction will include: (i) "Existing Holders," which will mean, for purposes of dealing with the auction agent in connection with an Auction, a Person who is a broker-dealer listed in the Existing Holder Registry at the close of business on the business day preceding such Auction, and, for purposes of dealing with the broker-dealer in connection with an Auction, a Person who is a beneficial owner of auction rate notes (the term auction rate notes shall apply separately to each series of Series A-4 Notes, Series A-5 Notes and Series A-6 Notes) and (ii) "Potential Holders," which will mean any Person (including an Existing Holder) that is a broker-dealer for purposes of dealing with the auction agent, and a potential beneficial owner for purposes of dealing with a broker-dealer, who may be interested in acquiring auction rate notes.

         By purchasing the auction rate notes, whether in an Auction or otherwise, each prospective purchaser of the auction rate notes or its broker-dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in the indenture; (ii) so long as the beneficial ownership of the auction rate notes is maintained in book-entry form to sell, transfer or otherwise dispose of auction rate notes, only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a broker-dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Holder of auction rate notes so transferred, its Participant or broker-dealer advises the auction agent of such transfer; (iii) to have its beneficial ownership of auction rate notes maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the auction agent such information with respect to such beneficial ownership as the auction agent may request; (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of auction rate notes specified in such Sell Order; (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of auction rate notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Interest Rate, determined as described in this Appendix C; (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the principal amount, or a lesser principal amount, of the auction rate notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the auction rate, determined as described in this Appendix C; and (vii) to tender its auction rate notes for purchase at 100% of the principal amount of the note, plus accrued but unpaid interest and unpaid carryover interest, if any, and interest accrued , on an auction period conversion date.

         The principal amount of the auction rate notes purchased or sold may be subject to proration procedures on the interest determination date. Each purchase or sale of the auction rate notes on the interest determination date will be made for settlement on the first day of the interest accrual period immediately following such interest determination date at a price equal to 100% of the principal amount thereof plus accrued interest, if any. The auction agent is entitled to rely upon the terms of any Order submitted to it by a broker-dealer.

         AUCTION AGENT. Bankers Trust Company is appointed in the indenture as initial auction agent to serve as agent for the issuer in connection with Auctions. The indenture trustee was directed by the depositor to enter into the initial Auction Agent Agreement with Bankers Trust Company, as the initial auction agent. Any substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the indenture trustee and the calculation agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the indenture and under the Auction Agent Agreement. The auction agent may at any time resign and be discharged of the duties and obligations created by the indenture by giving at least 90 days' notice to the indenture trustee, the issuer and the calculation agent. The auction agent may be removed at any time by the indenture trustee upon the written direction of the issuer, or the holders of


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at least 66-2/3 % of the aggregate principal amount of the auction rate notes then outstanding, by an instrument signed by such holders or their attorneys and filed with the auction agent, the issuer, the indenture trustee and the calculation agent upon at least 90 days' notice. Neither resignation nor removal of the auction agent pursuant to the preceding two sentences will be effective until and unless a substitute auction agent has been appointed and has accepted such appointment. If required by the issuer or the calculation agent, a substitute Auction Agent Agreement will be entered into with a substitute auction agent. Notwithstanding the foregoing, the auction agent may terminate the Auction Agent Agreement if, within 15 days after notifying the indenture trustee, the issuer and the calculation agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the auction agent does not receive such payment.

         If the auction agent should resign or be removed or be dissolved, or if the property or affairs of the auction agent will be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the indenture trustee, at the direction of the issuer (after receipt of a certificate from the calculation agent confirming that any proposed substitute auction agent meets the requirements described in the preceding paragraph above), shall use its best efforts to appoint a substitute auction agent.

         The auction agent is acting as agent for the issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the auction agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the auction agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         The indenture trustee will pay the auction agent the Auction Agent Fee on each auction period distribution date for the auction rate notes and will reimburse the auction agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the auction agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). Such amounts are payable as provided in the indenture. The issuer will indemnify and hold harmless the auction agent for and against any loss, liability or expense incurred without negligence or bad faith on the auction agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties under the indenture, the Auction Agent Agreement and the Broker-Dealer Agreement and of enforcing this indemnification provision; provided that the issuer will not indemnify the auction agent as described in this paragraph for any fees and expenses incurred by the auction agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

         BROKER-DEALER. Existing Holders and Potential Holders may participate in Auctions only by submitting orders (in the manner described below) through a "broker-dealer," including NationsBanc Securities of Montgomery LLC as the sole initial broker-dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the issuer and (iii) has entered into a Broker-Dealer Agreement with the auction agent that remains effective, in which the broker-dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

         The broker-dealers are entitled to a Broker-Dealer Fee, which is payable by the auction agent from moneys received from the indenture trustee, on each auction period distribution date. Such Broker-Dealer Fee is payable as provided in the indenture and the Broker-Dealer Agreement. Broker-dealers may submit Orders in Auctions for their own accounts. Any broker-dealer submitting an Order for its own account in any Auction might have an advantage over other Bidders in that it would have knowledge of other Orders placed through it in that Auction, but it would not have knowledge of Orders submitted by other broker-dealers. The Broker-Dealer Agreements provide that a broker-dealer shall handle its customers' Orders in accordance with their respective duties under applicable securities laws and rules. Any entity that is an affiliate of the issuer and becomes a broker-dealer must submit a Sell Order covering any auction rate notes held for its own account.

         CALCULATION AGENT. Under the Calculation Agent Agreement, and in connection with the auction rate notes, the "calculation agent," initially Salomon Smith Barney Inc., will act solely as agent of the issuer and will not assume any obligation or relationship of agency or trust for or with any of the holders or book-entry interest owners


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of the auction rate notes. The calculation agent will receive nominal compensation for the performance of its duties under the Calculation Agent Agreement.

AUCTION PROCEDURES

         GENERAL. Pursuant to the indenture, Auctions to establish the auction rate for the auction rate notes will be held on each interest determination date, except as described under the heading "Description of the New Notes-- Determination of the Auction Rate" in this Prospectus, by application of the Auction Procedures described herein and in the indenture.

         The auction agent will calculate the maximum auction rate, the all hold rate and the Applicable LIBOR Rate on each interest determination date. The administrator will calculate and, no later than the business day preceding each interest determination date, will report to the auction agent in writing, the net loan rate. Upon receipt of notice from the indenture trustee of a failed auction period conversion as described in the indenture, the auction agent will calculate the maximum auction rate, and the administrator will report to the auction agent in writing the net loan rate, for the auction rate notes as of such failed auction period conversion date and give notice thereof as provided and to the parties specified in the Auction Agent Agreement. If the ownership of the auction rate notes is no longer maintained in book-entry form, the indenture trustee will calculate the maximum auction rate, and the administrator will report to the indenture trustee in writing the net loan rate, for the auction rate notes on the business day immediately preceding the first day of each interest accrual period commencing after delivery of the Note certificates. If a payment default has occurred, the indenture trustee will calculate the non-payment rate on the interest determination date for (i) each interest accrual period commencing on or after the occurrence and during the continuance of such payment default and (ii) any interest accrual period commencing less than two business days after the cure of an payment default. The auction agent will determine the Applicable LIBOR Rate for each interest accrual period other than the Initial Period; provided, that if the ownership of the auction rate notes is no longer maintained in book-entry form, or if a payment default has occurred, then the indenture trustee will determine the Applicable LIBOR Rate for each such interest accrual period. The determination by the indenture trustee or the auction agent, as the case may be, of the Applicable LIBOR Rate will (i the absence of manifest error) be final and binding upon the holders and all other parties. If calculated or determined by the auction agent, the auction agent will promptly advise the indenture trustee of the Applicable LIBOR Rate.

         SUBMISSION OF ORDERS. So long as the ownership of the auction rate notes is maintained in book-entry form, an Existing Holder may sell, transfer or otherwise dispose of auction rate notes only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a broker-dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its broker-dealer or its Participant advises the auction agent of such transfer. Except with respect to the interest determination date immediately preceding an auction period conversion date, Auctions will be conducted on each interest determination date, if there is an auction agent on such interest determination date, in the following manner (such procedures will apply to separately to each series of auction rate notes).

         Prior to the Submission Deadline (defined as 12:30 P.M., eastern time, on any interest determination date or such other time on any interest determination date by which broker-dealers are required to submit Orders to the auction agent as specified by the auction agent from time to time) on each interest determination date:

         (a) each Existing Holder of auction rate notes may submit to a broker-dealer by telephone or otherwise information as to: (i) the principal amount of outstanding auction rate notes, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the series interest rate for the next succeeding auction period (a "Hold Order");
(ii) the principal amount of outstanding auction rate notes, if any, which such Existing Holder offers to sell if the series interest rate for the next succeeding auction period will be less than the rate per annum specified by such Existing Holder (a "Bid"); and/or (iii) the principal amount of outstanding auction rate notes, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the series interest rate for the next succeeding auction period (a "Sell Order"); and

         (b) one or more broker-dealers may contact Potential Holders to determine the principal amount of auction rate notes which each such Potential Holder offers to purchase, if the series interest rate for the next succeeding auction period will not be less than the rate per annum specified by such Potential Holder (also a "Bid").

         Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Holder and each Potential Holder placing an Order is referred to as a "Bidder."


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         Subject to the provisions described below under "Validity of Orders," a
Bid by an Existing Holder will constitute an irrevocable offer to sell: (i) the principal amount of outstanding auction rate notes specified in such Bid if the series interest rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of outstanding auction rate notes to be determined as described below in "Acceptance and Rejection of Orders," if the series interest rate will be equal to the rate specified in such Bid or
(iii) such principal amount or a lesser principal amount of outstanding auction rate notes to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the series interest rate and Sufficient Clearing Bids (as defined below) have not been made.

         Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Holder will constitute an irrevocable offer to sell:
(i) the principal amount of outstanding auction rate notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of outstanding auction rate notes as described below under "Acceptance and Rejection of Orders," if Sufficient Clearing Bids have not been made.

         Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Holder will constitute an irrevocable offer to purchase: (i) the principal amount of outstanding auction rate notes specified in such Bid if the series interest rate will be higher than the rate specified in such Bid or
(ii) such principal amount or a lesser principal amount of outstanding auction rate notes as described below in "Acceptance and Rejection of Orders," if the series interest rate is equal to the rate specified in such Bid.

         Each broker-dealer will submit in writing to the auction agent prior to the Submission Deadline on each interest determination date all Orders obtained by such broker-dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount of auction rate notes that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Holder: (a) the principal amount of auction rate notes, if any, subject to any Hold Order placed by such Existing Holder; (b) the principal amount of auction rate notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and (c) the principal amount of auction rate notes, if any, subject to any Sell Order placed by such Existing Holder; and (iv) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

         If any rate specified in any Bid contains more than three figures to the right of the decimal point, the auction agent will round such rate up to the next highest one-thousandth (.001) of one percent.

         If an Order or Orders covering all outstanding auction rate notes held by any Existing Holder are not submitted to the auction agent prior to the Submission Deadline, the auction agent will deem a Hold Order to have been submitted on behalf of such Existing Holder covering the principal amount of outstanding auction rate notes held by such Existing Holder and not subject to an Order submitted to the auction agent.

         Neither the issuer, the indenture trustee nor the auction agent will be responsible for any failure of a broker-dealer to submit an Order to the auction agent on behalf of any Existing Holder or Potential Holder.

         An Existing Holder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to auction rate notes then held by such Existing Holder. An Existing Holder that offers to purchase additional auction rate notes is, for purposes of such offer, treated as a Potential Holder.

         Any Bid specifying a rate higher than the maximum auction rate will (i) be treated as a Sell Order if submitted by a Existing Holder and (ii) not be accepted if submitted by a Potential Holder.

         VALIDITY OF ORDERS. If any Existing Holder submits through a broker-dealer to the auction agent one or more Orders covering in the aggregate more than the principal amount of outstanding auction rate notes held by such Existing Holder, such Orders will be considered valid as follows and in the order of priority described below.

         HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of outstanding auction rate notes held by such Existing Holder, and if the aggregate principal amount of auction rate notes subject to such Hold Orders exceeds the aggregate principal amount of auction rate notes held by such Existing Holder, the aggregate principal amount of auction rate notes subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of auction rate notes subject to all such Hold Orders equals the aggregate principal amount of outstanding auction rate notes held by such Existing Holder.


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         BIDS. Any Bid will be considered valid up to the amount of the excess of the principal amount of outstanding auction rate notes held by such Existing Holder over the aggregate principal amount of auction rate notes subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Holder and the aggregate principal amount of outstanding auction rate notes subject to such Bids is greater than such excess, such Bids will be considered valid up to the amount of such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of outstanding auction rate notes, if any, subject to Bid not valid under the provisions described above will be treated as the subject of a Bid by a Potential Holder at the rate therein specified.

         SELL ORDERS. All Sell Orders will be considered valid up to the amount of the excess of the principal amount of outstanding auction rate notes held by such Existing Holder over the aggregate principal amount of auction rate notes subject to valid Hold Orders and valid Bids as referred to above.


         If more than one Bid for auction rate notes is submitted on behalf of any Potential Holder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Holder covering an aggregate principal amount of auction rate notes not equal to an Authorized Denomination will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate principal amount of auction rate notes not equal to an Authorized Denomination will be rejected. Any Order submitted in an Auction by a broker-dealer to the auction agent prior to the Submission Deadline on any interest determination date will be irrevocable.

         A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order." a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

         DETERMINATION OF SUFFICIENT CLEARING BIDS AND BID AUCTION RATE. Not earlier than the Submission Deadline on each interest determination date, the auction agent will assemble all valid Submitted Orders and will determine:

         (a) the excess of the total principal amount of outstanding auction rate notes over the sum of the aggregate principal amount of outstanding auction rate notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available auction rate notes"); and

         (b) from such Submitted Orders whether the aggregate principal amount of outstanding auction rate notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the maximum auction rate exceeds or is equal to the sum of (i) the aggregate principal amount of outstanding auction rate notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the maximum auction rate and (ii) the aggregate principal amount of outstanding auction rate notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the outstanding auction rate notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Holders above will be hereinafter referred to collectively as "Sufficient Clearing Bids"); and

         (c) if Sufficient Clearing Bids exist, the "Bid Auction Rate" which will be the lowest rate specified in such Submitted Clearing Bids such that if:

             (i) each such Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to hold the principal amount of auction rate notes subject to such Submitted Bids); and

             (ii) each such Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates, were accepted,

the result would be that such Existing Holders described in subparagraph (i) above would continue to hold an aggregate principal amount of outstanding auction rate notes which, when added to the aggregate principal amount of outstanding auction rate notes to be purchased by such Potential Holders described in subparagraph (ii) above, would equal not less than the Available auction rate notes.


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         NOTICE OF AUCTION RATE AND SERIES INTEREST RATE. Promptly after the auction agent has made the determinations described above, the auction agent will advise the indenture trustee of the net loan rate for the auction rate notes, the maximum auction rate, the all hold rate and the components thereof on the interest determination date, and based on such determinations, the auction rate for the next succeeding interest accrual period as follows:

         (a) if Sufficient Clearing Bids exist, that the auction rate for the next succeeding interest accrual period will be equal to the Bid Auction Rate so determined;

         (b) if Sufficient Clearing Bids do not exist (other than because all of the outstanding auction rate notes are subject to Submitted Hold Orders), that the auction rate for the next succeeding interest accrual period will be equal to the maximum auction rate; or

         (c) if all outstanding auction rate notes are subject to Submitted Hold Orders, that the auction rate for the next succeeding interest accrual period will be equal to the all hold rate.

         Promptly after the auction agent has determined the auction rate, the auction agent will determine and advise the indenture trustee of the series interest rate, which rate will be the lesser of (a) the formula rate and (b) the net loan rate for the auction rate notes. In no event shall the series interest rate exceed 17%.

         ACCEPTANCE AND REJECTION OF ORDERS. Existing Holders will continue to hold the principal amount of auction rate notes that are subject to Submitted Hold Orders. If the net loan rate for the auction rate notes is equal to or greater than the Bid Auction Rate and if Sufficient Clearing Bids, as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate," have been received by the auction agent, the Bid Auction Rate will be the auction rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the auction agent will take such other action as set forth below.

         If the net loan rate for the auction rate notes is greater than the auction rate, the series interest rate shall be the auction rate. If the net loan rate for the auction rate notes is less than the auction rate, the series interest rate will be the net loan rate for the auction rate notes. If the auction rate and the net loan rate for the auction rate notes are both greater than 17%, the series interest rate shall be equal to 17%. If the auction agent has not received Sufficient Clearing Bids as described above under "Determination of Sufficient Clearing Bids and Bid Auction Rate" (other than because all of the outstanding auction rate notes are subject to Submitted Holds Orders), the series interest rate will be the lesser of the maximum auction rate or the net loan rate for the auction rate notes, but in no event greater than 17%. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the auction agent will take such other action as describe below under "Insufficient Bids."

         SUFFICIENT CLEARING BIDS. If Sufficient Clearing Bids have been made and the net loan rate for the auction rate notes is equal to or greater than the Bid Auction Rate (in which case the series interest rate will be the Bid Auction
Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

         (a) Existing Holders' Submitted Bids specifying any rate that is higher than the series interest rate will be accepted, thus requiring each such Existing Holder to sell the aggregate principal amount of auction rate notes subject to such Submitted Bids;

         (b) Existing Holders' Submitted Bids specifying any rate that is lower than the series interest rate will be rejected, thus entitling each such Existing Holder to continue to hold the aggregate principal amount of auction rate notes subject to such Submitted Bids;

         (c) Potential Holders' Submitted Bids specifying any rate that is lower than the series interest rate will be accepted;

         (d) Each Existing Holder's Submitted Bid specifying a rate that is equal to the series interest rate will be rejected, thus entitling such Existing Holder to continue to hold the aggregate principal amount of auction rate notes subject to such Submitted Bid, unless the aggregate principal amount of auction rate notes subject to such Submitted Bids will be greater than the principal amount of auction rate notes (the "remaining principal amount")


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equal to the excess of the Available auction rate notes over the aggregate principal amount of auction rate notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Holder will be rejected in part and such Existing Holder will be entitled to continue to hold the principal amount of auction rate notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of auction rate notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of outstanding auction rate notes held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding auction rate notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the series interest rate;

         (e) Each Potential Holder's Submitted Bid specifying a rate that is equal to the series interest rate will be accepted, but only in an amount equal to the principal amount of auction rate notes obtained by multiplying the excess of the aggregate principal amount of Available auction rate notes over the aggregate principal amount of auction rate notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding auction rate notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of outstanding auction rate notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the series interest rate; and

         (f) Each Potential Holder's Bid specifying a rate that is higher than the series interest rate will be rejected.

         INSUFFICIENT BIDS. If Sufficient Clearing Bids have not been made (other than because all of the outstanding auction rate notes are subject to Submitted Hold Orders) or if the net loan rate for the auction rate notes is less than the Bid Auction Rate (in which case the series interest rate shall be the net loan rate for the auction rate notes) or if the series interest rate would be greater than 17%, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority:

         (a) Existing Holders' Submitted Bids specifying any rate that is equal to or lower than the series interest rate will be rejected, thus entitling such Existing Holders to continue to hold the aggregate principal amount of auction rate notes subject to such Submitted Bids;

         (b) Potential Holders' Submitted Bids specifying (i) a rate that is equal to or lower than the series interest rate will be accepted, and (ii) a rate that is higher than the series interest rate will be rejected; and

         (c) Each Existing Holder's Submitted Bid specifying any rate that is higher than the series interest rate and the Submitted Sell Order of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the auction rate notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of auction rate notes obtained by multiplying the aggregate principal amount of auction rate notes subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of outstanding auction rate notes held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of outstanding auction rate notes subject to all such Submitted Bids and Submitted Sell Orders.

         ALL HOLD ORDERS. If all outstanding auction rate notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

         AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Clearing Bids and Insufficient Bids, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a principal amount of auction rate notes that is not equal to an Authorized Denomination, the auction agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of auction rate notes to be purchased or sold by any Existing Holder or Potential Holder so that the principal amount of auction rate notes purchased or sold by each Existing Holder or Potential Holder will be equal to an Authorized Denomination. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Holder would be entitled or required to purchase less than a principal amount of auction rate notes equal to an Authorized Denomination or any integral multiple thereof, the auction agent will, in such manner as in its sole discretion it will determine, allocate auction rate notes for purchase among Potential Holders so that only auction rate notes in an Authorized Denomination are purchased by any Potential


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Holder, even if such allocation results in one or more of such Potential Holders not purchasing any auction rate notes.

         Based on the results of each Auction, the auction agent will determine the aggregate principal amount of auction rate notes to be purchased and the aggregate principal amount of auction rate notes to be sold by Potential Holders and Existing Holders on whose behalf each broker-dealer submitted Bids or Sell Orders and, with respect to each broker-dealer, to the extent that such aggregate principal amount of auction rate notes to be sold differs from such aggregate principal amount of auction rate notes to be purchased, determine to which other broker-dealer or broker-dealers acting for one or more purchasers such broker-dealer will deliver, or from which broker-dealers acting for one or more sellers such broker-dealer will receive, as the case may be, auction rate notes.

         Neither the issuer nor any affiliate of the issuer may submit an Order in any Auction.

         Any calculation by the auction agent (or the administrator or the indenture trustee, if applicable) of the series interest rate, the Applicable LIBOR Rate, the maximum auction rate, the all hold rate, the net loan rate for the auction rate notes and the non-payment rate will, in the absence of manifest error, be binding on all other parties.

         SETTLEMENT PROCEDURES. The auction agent is required to advise each broker-dealer that submitted an Order in an Auction of the series interest rate for the next interest accrual period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the interest determination date, if the series interest rate is the auction rate, or 4:00 p.m., eastern time, on the interest determination date, if the series interest rate is the net loan rate for the auction rate notes. Each broker-dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the series interest rate for the next interest accrual period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling auction rate notes as a result of the Auction and advise each Bidder purchasing or selling auction rate notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such auction rate notes or to deliver such auction rate notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the auction agent will record each transfer of auction rate notes on the Existing Holders Registry to be maintained by the auction agent.

         In accordance with DTC's normal procedures, on the business day after the interest determination date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and auction rate notes delivered as necessary to effect the purchases and sales of auction rate notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

         If any Existing Holder selling auction rate notes in an Auction fails to deliver such auction rate notes, the broker-dealer of any person that was to have purchased auction rate notes in such Auction may deliver to such person a principal amount of auction rate notes that is less than the principal amount of auction rate notes that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination. In such event, the principal amount of auction rate notes to be delivered will be determined by such broker-dealer. Delivery of such lesser principal amount of auction rate notes will constitute good delivery. Neither the indenture trustee nor the auction agent will have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective broker-dealer or Participant to deliver the principal amount of auction rate notes or to pay for the auction rate notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see Appendix D, "Settlement Procedures."

INDENTURE TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, CALCULATION AGENT AND BROKER-DEALERS

         The indenture trustee will not be liable or responsible for the actions of or failure to act by the auction agent, calculation agent or any broker-dealer under the indenture or under the Auction Agent Agreement, the Calculation Agent Agreement or any Broker-Dealer Agreement. The indenture trustee may conclusively rely upon any information required to be furnished by the auction agent, the calculation agent or any broker-dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

         CHANGES IN AUCTION PERIOD OR PERIODS. The issuer may change, from time to time, the length of the one or more auction periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes (an "auction period adjustment"). The issuer will not initiate such change in the length of the auction period unless it has received the written consent of the calculation agent, which consent shall not be unreasonably withheld, not less than fifteen days nor more than 20 days prior to the effective date of an auction period adjustment. The issuer will initiate an auction period adjustment by giving written notice to the indenture trustee, the auction agent, the calculation agent, the Depository and each rating agency then rating the auction rate notes subject to such auction period adjustment, in substantially the form of, or containing substantially the information contained in, the indenture at least 10 days prior to the interest determination date for such auction period.


         No auction period adjustment may result in an auction period of less than 7 nor more than 91 days, with respect to auction rate notes with a short auction period, or in an auction period that is more than three months shorter or longer than the auction period established upon the issuance or auction period conversion of such auction rate notes, with respect to auction rate notes with a long auction period. An auction period adjustment will not be allowed unless Sufficient Clearing Bids existed a both the Auction preceding the date on which the notice of the proposed change was given as described above and the Auction preceding the proposed change.

         An auction period adjustment will take effect only if (A) the indenture trustee and the auction agent receive, by 11:00 A.M., eastern time, on the business day before the interest determination date for the first such auction period, a certificate from the issuer authorizing an auction period adjustment specified in such certificate and the written consent of the calculation agent described above and (B) Sufficient Clearing Bids exist at the Auction on the interest determination date for such first auction period. If the condition referred to in (A) is not met, the auction rate applicable for the next auction period will be determined pursuant to the Auction Procedures and the length of the auction period will remain the same. If the condition referred to in (A) is met, but the condition referred to in (B) above is not met, the series interest rate applicable for the next auction period will be the lesser of the maximum auction rate and the net loan rate for the auction rate notes, but in no event greater than 17%, and the length of the auction period will remain the same.

         The issuer, with the written consent of the Rating Agencies then rating the outstanding Notes, may, from time to time, change the length of one or more auction periods pursuant to an auction period conversion. In the event of a failed auction period conversion, the series interest rate for the auction period for which the proposed auction period conversion was to have been effective will be the lesser of the maximum auction rate and the net loan rate for the auction rate notes, but in no event greater than 17%, and the length of the auction period will remain the same.

         CHANGES IN THE INTEREST DETERMINATION DATE. The calculation agent may specify an earlier interest determination date than the interest determination date that would otherwise be determined in accordance with the definition of "interest determination date" with respect to one or more specified auction periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the wee constituting an interest determination date and the interest rate borne on the auction rate notes. The Authorized Officer of the issuer will not consent to such change in the interest determination date unless the issuer shall have received from the calculation agent not less than 15 days nor more than 20 days prior to the effective date of such change a written request for consent. The calculation agent will provide notice of its determination to specify an earlier interest determination date for one o more auction periods by means of a written notice delivered at least 10 days prior to the proposed changed interest determination date to the indenture trustee, the auction agent, the issuer and the Depository. Such notice will be substantially in the form of, or contain substantially the information contained in, the indenture.

         The changes in Auction terms described above may be made with respect to any of the series of auction rate notes (but in such latter case separate notices will be prepared and delivered as provided above and, with respect to changes in the length of auction periods, the conditions specified above will be applied to each series separately). In connection with any change in Auction terms described above, the auction agent will provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                   APPENDIX D

                              SETTLEMENT PROCEDURES

         If not otherwise defined below, capitalized terms used below will have the meanings given such terms in the indenture. These Settlement procedures apply separately to each series of auction rate notes.

         (a) Not later than (1) 3:00 P.M., eastern time, if the series interest rate is the auction rate or (2) 4:00 P.M., eastern time, if the series interest rate is the net loan rate for the auction rate notes, on each interest determination date, the auction agent will notify by telephone each broker-dealer that participated in the Auction held on such interest determination date and submitted an Order on behalf of an Existing Holder or Potential Holder of:

                  (i) the series interest rate fixed for the next interest accrual period;

                  (ii) whether there were Sufficient Clearing Bids in such Auction;

                  (iii) if such broker-dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Holder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of auction rate notes, if any, to be purchased or sold by such Existing Holder;

                  (iv) if such broker-dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of auction rate notes, if any, to be purchased by such Potential Holder;

                  (v) if the aggregate amount of auction rate notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of auction rate notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchaser of such excess principal amount of auction rate notes and the principal amount of auction rate notes to be purchased from one or more Existing Holders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

                  (vi) if the principal amount of auction rate notes to be purchased by all Potential Holders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of auction rate notes to be sold by all Existing Holders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of auction rate notes and the principal amount of auction rate notes to be sold to one or more Potential Holders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

                  (vii) the interest determination date for the next succeeding Auction.

         (b) On each interest determination date, each broker-dealer that submitted an Order on behalf of any Existing Holder or Potential Holder will:

                  (i) advise each Existing Holder and Potential Holder on whose behalf such broker-dealer submitted a Bid or Sell Order in the Auction on such interest determination date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

                  (ii) in the case of a broker-dealer that is a Buyer's Broker-Dealer, advise each Potential Holder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the auction rate notes to be purchased pursuant to such Bid against receipt of such auction rate notes;

                  (iii) in the case of a broker-dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of auction rate notes to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such broker-dealer submitted an Order and each Potential Holder on whose behalf such broker-dealer submitted a Bid of the series interest rate for the next interest accrual period;

                  (v) advise each Existing Holder on whose behalf such broker-dealer submitted an Order of the next interest determination date; and

                  (vi) advise each Potential Holder on whose behalf such broker-dealer submitted a Bid that was accepted, in whole or in part, of the next interest determination date.

         (c) On the basis of the information provided to it pursuant to paragraph (a) above, each broker-dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any auction rate notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Holders, if any, on whose behalf such broker-dealer submitted Bids, the Existing Holders, if any on whose behalf such broker-dealer submitted Bids or Sell Orders in such Auction, and any broker-dealers identified to it by the auction agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

         (d) On each interest determination date:

                  (i) each Potential Holder and Existing Holder with an Order in the Auction on such interest determination date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

                  (ii) each Seller's broker-dealer that is not a Participant of the Depository will instruct its Participant to (A) pay through the Depository to the Participant of the Existing Holder delivering auction rate notes to such broker-dealer following such Auction pursuant to paragraph (b)(ii) above the amount necessary to purchase such auction rate notes against receipt of such auction rate notes and (B) deliver such auction rate notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

                  (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the auction rate notes to be purchased pursuant to (b)(ii) above against receipt of such auction rate notes.

         (e) On the business day following each interest determination date:

                  (i) each Participant for a Bidder in the Auction on such interest determination date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or
         (b)(iii) above for such Auction, and the Depository will execute such transactions;

                  (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(ii) above for such Auction, and the Depository will execute such transactions; and

                  (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in
         (d)(iii) above for such Auction, and the Depository will execute such transactions.

         (f) If an Existing Holder selling auction rate notes in an Auction fails to deliver such auction rate notes (by authorized book-entry), a broker-dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a principal amount of auction rate notes that is less than the principal amount of auction rate notes that otherwise was to be purchased by such Potential Holder. In such event, the principal amount of auction rate notes to be so delivered will be determined solely by such broker-dealer. Delivery of such lesser principal amount of auction rate notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of auction rate notes which will represent any departure from the results of an Auction, as determined by the auction agent, will be of no effect unless and until the auction agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the indenture trustee nor the auction agent shall have any responsibility or liability with respect to the failure of a Potential Holder, Existing Holder or their respective broker-dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the auction rate notes or to pay for the auction rate notes purchased or sold pursuant to an Auction or otherwise.

                                   APPENDIX E
                        FORM OF MASTER PURCHASER'S LETTER

                      TO BE SUBMITTED TO YOUR BROKER-DEALER

                 Relating to Securities Involving Rate Settings
                        Through Auctions or Remarketings


To:      The Corporation
         Remarketing Agent
         The Trust Company
         A Broker-Dealer
         An Agent Member
         Other Persons

Ladies and Gentlemen:

         1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Corporation") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus"), and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Corporation and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interest person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, offer to sell and/or sell Securities of any Corporation as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the result of Auctions as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a broker-dealer to which w communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf, to the applicable trust company a letter substantially in the form of this letter (or other applicable purchasers' letter), provided that in case of all transfers other than pursuant to Auctions we or our broker-dealer or our agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of securities as such trust company shall request.

         6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         7.   This letter is not a commitment by us to purchase any Securities.

         8. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

         9. The descriptions of Auction procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

         10. Any photocopy or other reproduction of this letter, if signed, shall be deemed of equal effect as a signed original.

         11.  Our agent member of the Securities Depository currently is
____________________________________________.

         12. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions is/are ___________________, telephone number (___) ________.

         13.  Our taxpayer identification number is _____________________.

         14. In the case of each offer to purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

              We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption for the registration requirements of the Act is available.

         14.1 We hereby confirm that any purchase of Securities by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "qualified institutional buyers" within the meaning of Rule 144A under the Act or "accredit investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

         14.2 We acknowledge that prior to purchasing any Securities we shall have received a prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Corporation and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

         14.3 We recognize that the Corporation and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph 14.1 above.

Dated:



                                   ---------------------------------------------
                                   (Name of Purchaser)



                                   By:
                                       -----------------------------------------

                                   Printed Name:
                                                --------------------------------

                                   Title:
                                          --------------------------------------



                                   Mailing Address of Purchaser:


                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

The trust has not authorized anyone to provide any information in connection with this offering other than the information contained in this prospectus. You should rely only on the information contained in this prospectus in deciding whether to make an investment in the new notes. This prospectus is not an offer to sell or the solicitation of an offer to buy any security other than the new notes. This prospectus is not an offer to sell nor the solicitation of an offer to buy to any person in a jurisdiction where the offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified, or to any person to whom it is not lawful to make such offer or solicitation. The delivery of and any sale made under this prospectus does not imply that there has been no change in the affairs of the trust since the date of this prospectus.



                                TABLE OF CONTENTS


Prospectus Summary
Risk Factors
Where You Can Find More Information
The Issuer
The Depositor
Use of Proceeds
The Exchange Offer
The Financed Student Loans
Transfer and Sale Agreement
Maturity and Prepayment Considerations
Description of the FFEL Program
Servicing
The Guarantee Agencies
Description of the New Notes
Redemption
Security for the Notes
The Indenture
Federal Income Tax Consequences
State Tax Considerations
ERISA Considerations
Legal Matters
Rating
Plan of Distribution


    Until August 25, 1999 (90) days after the date of this prospectus), all dealers that effect transactions in the new notes, whether or not participating in this exchange offer, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               EXCHANGE OFFER FOR

                           SENIOR ASSET-BACKED NOTES,
                     SERIES 1998A1-3 (LIBOR FLOATING RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-4 (AUCTION RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-5 (AUCTION RATE),

                       SENIOR ASSET-BACKED CALLABLE NOTES,
                         SERIES 1998A1-6 (AUCTION RATE),

                                       AND

                         SUBORDINATE ASSET-BACKED NOTES,
                          SERIES 1998B1-3 (FIXED RATE)

                          STUDENT LOAN FUNDING 1998-A/B
                                     TRUST




                                   PROSPECTUS


                                  May 26, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The issuer was organized as a common law trust under the laws of the State of Delaware and has no officers or directors. The trust agreement provides, however, that the depositor will, subject to certain exceptions, indemnify each of the Delaware trustee, the co-owner trustee and the co-owner eligible lender trustee and their respective agents and servants from and against any liabilities, losses, damages, actions, suits, costs and expenses arising out of its service to the issuer as the Delaware trustee, co-owner trustee or co-owner eligible lender trustee, as applicable. The trust agreement further provides that such indemnification claims shall be recourse to the trust property only and not to the individual assets of the depositor.

The depositor's Limited Liability Company Agreement (the "LLC Agreement") implements the provisions of the Delaware Limited Liability Company Act (the "Act"), that provide for the limitation of liability of the depositor's members, manager and member of its management committee. The depositor's LLC Agreement limits the liability of its members, manager and members of its management committee to the fullest extent permitted under the Act.

The depositor's LLC Agreement provides for the mandatory indemnification, to the fullest extent permitted under the Act and to the extent of the depositor's assets, subject to certain exceptions, of each of the depositor's present and former management committee members against any liabilities, including liabilities under the Securities Act, incurred by reason of the fact that such person is or was a management committee member of the depositor. The depositor's LLC Agreement also provides for the mandatory indemnification, to the fullest extent permitted under the Act, subject to certain exceptions, of each of the depositor's present and former managers against any liabilities, including liabilities under the Securities Act, incurred by reason of the fact that such person is or was a manager of the depositor. The depositor's LLC Agreement provides for the discretionary indemnification to the same extent as the manager, of any other officer or agent of the depositor.

The depositor has entered into an agreement with respect to its two independent management committee members in which the depositor has agreed that such management committee members or any of their affiliates shall not be liable to any party, except in the cases of bad faith and negligence, in connection with any transaction of the depositor. Furthermore, pursuant to such agreement, the depositor has agreed to indemnify and hold harmless such management committee members and their affiliates for any liabilities, including liabilities under the Securities Act, incurred in good faith and without negligence in connection with any of the transactions of the depositor.

Student Loan Funding Resources, Inc. maintains an insurance policy providing liability insurance for any liability that the members, management committee members, managers or officers of the depositor may incur in their capacities as such.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

1.1      Form of Dealer Manager Agreement+
3.1      Certificate of Formation for Student Loan Funding LLC+

3.2      Limited Liability Company Agreement for Student Loan Funding LLC+
3.3 Form of Trust Agreement between Student Loan Funding LLC and the eligible lender trustee+

4.1 Second Amended and Restated Indenture of Trust, dated as of June 1, 1999, by and Firstar Bank, N.A., as co-owner trustee, Firstar Bank, N.A., as initial eligible lender trustee and Firstar Bank, N.A., as indenture trustee+

4.2 Second Amended and Restated Terms Supplement to the Second Amended and Restated Indenture of Trust, dated as of June 1, 1999, by and Firstar Bank, N.A., as co-owner trustee, Firstar Bank, N.A., as initial eligible lender trustee and Firstar Bank, N.A., as indenture trustee+

4.3 Registration Rights Agreement, dated as of December 1, 1998, by and between Student Loan Funding LLC and Salomon Smith Barney, Inc.+

4.4      Form of old Senior Asset-Backed Note, Series 1998A-3 (LIBOR Rate)+

4.5      Form of old Senior Asset-Backed Callable Note, Series 1998A-4 (Auction
         Rate)+

4.6      Form of old Senior Asset-Backed Callable Note, Series 1998A-5
         (Auction Rate)+

4.7      Form of old Senior Asset-Backed Callable Note, Series 1998A-6
         (Auction Rate)+

4.8      Form of old Subordinate Asset-Backed Note, Series 1998B-3
         (Fixed Rate)+

4.9      Form of new Senior Asset-Backed Note, Series 1998A1-3 (LIBOR
         Rate)+

4.10 Form of new Senior Asset-Backed Callable Note, Series 1998A1-4 (Auction Rate)+

4.11     Form of new Senior Asset-Backed Callable Note, Series 1998A1-5 (Auction
         Rate)+

4.12     Form of new Senior Asset-Backed Callable Note, Series 1998A1-6 (Auction
         Rate)+

4.13     Form of new Subordinate Asset-Backed Note, Series 1998B1-3 (Fixed
         Rate)+

5.1      Opinion of Thompson Hine & Flory LLP with respect to legality+

8.1 Opinion of Thompson Hine & Flory LLP with respect to federal tax matters+

10.1 Master Servicing Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.+

10.2 Administration Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A., as Co-owner Trustee, and Student Loan Funding Resources, Inc.+

10.3 Transfer and Sale Agreement, dated as of March 15, 1999, by and between Student Loan Funding LLC, Firstar Bank, N.A., as eligible lender trustee and Firstar Bank, N.A. as co-owner trustee for the trust+

10.4 Eligible Lender Trustee Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A. as eligible lender trustee and Firstar Bank, N.A. as co-owner trustee+

10.5 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Florida Department of Education, Office of Student Financial Assistance+

10.6 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Georgia Higher Education Assistance Corporation+

10.7 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and United Student Aid Funds, Inc.+

10.8 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Kentucky Higher Education Assistance Authority+

10.9 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Great Lakes Higher Education Guaranty Corporation+

10.10   Consent of Georgia Higher Education Assistance Corporation+

10.11   Consent of United Student Aid Funds, Inc.+

10.12   Consent of Kentucky Higher Education Assistance Authority+

10.13   Consent of Great Lakes Higher Education Guaranty Corporation+

23.1 Consent of Thompson Hine & Flory LLP (contained in their opinions filed as Exhibits 5.1 and 8.1)+

24.1    Power of Attorney (contained on the signature page hereof)

25.1 Statement of eligibility and qualification of Firstar Bank, N.A., as the trustee under the indenture filed as Exhibit 4.1 (Form T-1)+

99.1    Form of Letter of Transmittal+

99.2    Form of Notice of Guaranteed Delivery+

+Previously filed

(b)     Financial Statement Schedules:

All financial statements, schedules and historical financial information have been omitted as they are not applicable.

ITEM 22.          UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on May 26, 1999.

                              FIRSTAR BANK, N.A., not in its individual capacity but solely in its capacity as co-owner trustee for STUDENT LOAN FUNDING 1998-A/B TRUST





                              By:     /s/ Brian J. Gardner
                                      ------------------------------------------
                                          Brian J. Gardner,
                                          Vice President & Trust Officer



                              STUDENT LOAN FUNDING LLC



                              By:     /s/ Perry D. Moore
                                      ------------------------------------------
                                          Perry D. Moore,
                                          Vice President and Manager

                                POWER OF ATTORNEY


         Each person whose signature appears below constitutes and Thomas L. Conlan, Jr. and Perry D. Moore as that person's true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this pre-effective amendment to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, pre-effective amendment to the registration statement has been signed by the following persons in the capacities for Student Loan Funding LLC and on the dates indicated.



                 Signature                                   Capacity                                Date
                 ---------                                   --------                                ----
/s/ Thomas L. Conlan, Jr.                                    Management Committee member and         April 26, 1999
------------------------------                               Chief Executive Officer
Thomas L. Conlan, Jr.                                        And President
                                                             (Principal Executive Officer)

/s/ Perry D. Moore                                           Management Committee Member and         April 26, 1999
------------------------------                               Vice President
Perry D. Moore


/s/ Christopher P. Chapman                                   Management Committee Member             April 26, 1999
------------------------------
Christopher P. Chapman

/s/ Mark A Ferrucci                                          Management Committee Member             April 26, 1999
------------------------------
Mark A Ferrucci


/s/ Kimberly E. Lutthans                                     Management Committee Member             April 26, 1999
------------------------------
Kimberly E. Lutthans

                                  EXHIBIT INDEX

1.1      Form of Dealer Manager Agreement+
3.1      Certificate of Formation for Student Loan Funding LLC+
3.2      Limited Liability Company Agreement for Student Loan Funding LLC+
3.3 Form of Trust Agreement between Student Loan Funding LLC and the eligible lender trustee+
4.1 Second Amended and Restated Indenture of Trust, dated as of June 1, 1999, by and Firstar Bank, N.A., as co-owner trustee, Firstar Bank, N.A., as initial eligible lender trustee and Firstar Bank, N.A., as indenture trustee+
4.2 Second Amended and Restated Terms Supplement to the Second Amended and Restated Indenture of Trust, dated as of June 1, 1999, by and Firstar Bank, N.A., as co-owner trustee, Firstar Bank, N.A., as initial eligible lender trustee and Firstar Bank, N.A., as indenture trustee+
4.3 Registration Rights Agreement, dated as of December 1, 1998, by and between Student Loan Funding LLC and Salomon Smith Barney, Inc.+
4.4      Form of old Senior Asset-Backed Note, Series 1998A-3 (LIBOR Rate)+
4.5      Form of old Senior Asset-Backed Callable Note, Series 1998A-4 (Auction
         Rate)+
4.6      Form of old Senior Asset-Backed Callable Note, Series 1998A-5 (Auction
         Rate)+
4.7      Form of old Senior Asset-Backed Callable Note, Series 1998A-6 (Auction
         Rate)+
4.8      Form of old Subordinate Asset-Backed Note, Series 1998B-3 (Fixed Rate)+
4.9      Form of new Senior Asset-Backed Note, Series 1998A1-3 (LIBOR Rate)+
4.10     Form of new Senior Asset-Backed Callable Note, Series 1998A1-4 (Auction
         Rate)+
4.11     Form of new Senior Asset-Backed Callable Note, Series 1998A1-5 (Auction
         Rate)+
4.12     Form of new Senior Asset-Backed Callable Note, Series 1998A1-6 (Auction
         Rate)+
4.13     Form of new Subordinate Asset-Backed Note, Series 1998B1-3 (Fixed
         Rate)+
5.1      Opinion of Thompson Hine & Flory LLP with respect to legality+
8.1 Opinion of Thompson Hine & Flory LLP with respect to federal tax matters+
10.1 Master Servicing Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A., as co-owner trustee, and Student Loan Funding Resources, Inc.+
10.2 Administration Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A., as co-owner trustee, and Student Loan Funding Resources, Inc.+
10.3 Transfer and Sale Agreement, dated as of March 15, 1999, by and between Student Loan Funding LLC, Firstar Bank, N.A., as eligible lender trustee and Firstar Bank, N.A. as Co-owner Trustee for the trust+
10.4 Eligible Lender Trustee Agreement, dated as of March 15, 1999, by and between Firstar Bank, N.A. as eligible lender trustee and Firstar Bank, N.A. as Co-owner Trustee+
10.5 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Florida Department of Education, Office of Student Financial Assistance+
10.6 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Georgia Higher Education Assistance Corporation+
10.7 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and United Student Aid Funds, Inc.+
10.8 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Kentucky Higher Education Assistance Authority+
10.9 Guarantee Agreement between the eligible lender trustee on behalf of the issuer and Great Lakes Higher Education Guaranty Corporation+
10.10    Consent of Georgia Higher Education Assistance Corporation+
10.11    Consent of United Student Aid Funds, Inc.+
10.12    Consent of Kentucky Higher Education Assistance Authority+
10.13    Consent of Great Lakes Higher Education Guaranty Corporation+
23.1 Consent of Thompson Hine & Flory LLP (contained in their opinions filed as Exhibits 5.1 and 8.1)+
24.1     Power of Attorney (contained on the signature page hereof)

25.1 Statement of eligibility and qualification of Firstar Bank, N.A., as the trustee under the indenture filed as Exhibit 4.1 (Form T-1)+
99.1     Form of Letter of Transmittal+
99.2     Form of Notice of Guaranteed Delivery+


+Previously filed